                                                FILED PURSUANT TO RULE 424(b)(3)
                                                UNDER THE SECURITIES ACT OF 1933
                                                      REGISTRATION NO. 333-56626

[PATTERSON LOGO]                                                      [UTI LOGO]

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT

     Patterson Energy, Inc. and UTI Energy Corp. have agreed on a merger transaction involving our two companies. Before we can complete the merger, we must obtain the approval of our companies' stockholders. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of the merger transaction and related matters.


     In the merger, stockholders of UTI will be entitled to receive one share of Patterson common stock in return for each share of UTI common stock they own. Each outstanding share of Patterson common stock will remain outstanding as a share of Patterson common stock after the merger. Shares of Patterson common stock, including shares of Patterson common stock issued to stockholders of UTI as a result of the merger, will continue to be quoted on the Nasdaq National Market under the trading symbol "PTEN." Shares of UTI common stock, which are listed on the American Stock Exchange under the trading symbol "UTI," will be delisted if the merger is consummated.


     Each of us will hold a special meeting of our stockholders to consider and vote on the merger proposal. At Patterson's special meeting, Patterson will also ask its stockholders to consider and vote on amendments to Patterson's restated certificate of incorporation to increase the authorized shares of Patterson's common stock from 50,000,000 shares to 200,000,000 shares and to change Patterson's name to "Patterson-UTI Energy, Inc." At UTI's special meeting, UTI will ask its stockholders to consider and vote on the merger proposal. Completion of the merger requires UTI stockholder and Patterson stockholder adoption of the merger proposal and Patterson stockholder adoption of the proposal to amend Patterson's restated certificate of incorporation to increase Patterson's authorized common stock. Approval of the name change is not a condition to the merger.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us, or Patterson stockholders may vote by following the Internet or telephone instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR each of the proposals presented. If you neither return your card nor vote by Internet or telephone, or if you do not instruct your broker how to vote any shares held for you in "street name," your shares will not be voted at your special meeting.

     The respective dates, times, and places of the stockholders' meetings are as follows:


         FOR PATTERSON STOCKHOLDERS:                         FOR UTI STOCKHOLDERS:
                 May 8, 2001                                      May 8, 2001
             10:00 a.m., C.D.T.                                9:00 a.m., C.D.T.
    Houston Marriott North at Greenspoint            Houston Marriott North at Greenspoint
     255 North Sam Houston Parkway East               255 North Sam Houston Parkway East
               Houston, Texas                                   Houston, Texas



     This document is a prospectus relating to the issuance of shares of Patterson common stock in connection with the merger and a proxy statement for both Patterson and UTI to use in soliciting proxies for our special meetings. This joint proxy statement/prospectus contains answers to frequently asked questions and a summary description of the merger (beginning on page 1), followed by a more detailed discussion of the merger and related matters. YOU SHOULD ALSO CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 19 OF THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS. We urge you to review carefully this entire document.


/s/ Cloyce A. Talbott                             /s/ Mark S. Siegel
Cloyce A. Talbott                                 Mark S. Siegel
Chairman of the Board and                         Chairman of the Board
Chief Executive Officer                           UTI Energy Corp.
Patterson Energy, Inc.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated March 14, 2001, and is being first mailed to stockholders on or about March 16, 2001.

                      REFERENCES TO ADDITIONAL INFORMATION


     This document incorporates important business and financial information about Patterson and UTI that is not included in or delivered with this document. This information is available without charge to you upon written or oral request at the applicable company's address and telephone number listed on page 4. See also "Where You Can Find More Information" beginning on page 91. To obtain timely delivery, you must request the information no later than May 1, 2001.

                                UTI ENERGY CORP.
                    16800 GREENSPOINT PARK DRIVE, SUITE 225N
                              HOUSTON, TEXAS 77060

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2001


To the Stockholders of
UTI ENERGY CORP.:


     A Special Meeting of Stockholders of UTI Energy Corp. will be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas, at 9:00 a.m., C.D.T., on May 8, 2001 for the following purposes:


     (1) To consider and vote upon a proposal to adopt the merger agreement between Patterson Energy, Inc. and UTI Energy Corp., and approve the transactions contemplated by the merger agreement, including the merger; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of shares of UTI common stock at the close of business on March 13, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER. No additional postage is necessary if mailed in the United States. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on page 26 of this joint proxy statement/prospectus.

     After careful consideration, the UTI board of directors has determined that the merger agreement and the transactions contemplated by it are fair to, and in the best interests of, UTI and its stockholders. Accordingly, the members of the UTI board of directors unanimously recommend that stockholders vote to adopt the merger agreement and approve the transactions contemplated by it, including the merger, at the special meeting.

     Please do not send any UTI stock certificates at this time. If the merger is approved by the stockholders of UTI, and if the other conditions to the merger are satisfied or waived, forms to be used to exchange your shares of UTI common stock for shares of Patterson common stock will be mailed to you.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JOHN E. VOLLMER III

                                          John E. Vollmer III
                                          Secretary

Houston, Texas

March 14, 2001

                             PATTERSON ENERGY, INC.
                              4510 LAMESA HIGHWAY
                              SNYDER, TEXAS 79549

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2001

To the Stockholders of
PATTERSON ENERGY, INC.:


     A Special Meeting of Stockholders of Patterson Energy, Inc. will be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas, at 10:00 a.m., C.D.T., on May 8, 2001, for the following purposes:


     (1) To consider and vote upon a proposal to adopt the merger agreement between Patterson Energy, Inc. and UTI Energy Corp., and approve the transactions contemplated by the merger agreement, including the merger;

     (2) To consider and vote upon a proposal to amend Patterson's restated certificate of incorporation to increase the authorized shares of Patterson's common stock from 50,000,000 shares to 200,000,000 shares;

     (3) To consider and vote upon a proposal to amend Patterson's restated certificate of incorporation to change Patterson's name to "Patterson-UTI Energy, Inc.," to take effect only if the merger is consummated; and

     (4) To transact such other business as may be properly brought before the meeting or any adjournments thereof.

     Approval of the proposal to amend Patterson's restated certificate of incorporation to increase its authorized shares of common stock is a prerequisite to approval of the merger proposal.

     Holders of record of shares of Patterson common stock at the close of business on March 13, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof.


     You are cordially invited to attend the meeting. YOUR VOTE IS IMPORTANT TO ENSURE YOUR REPRESENTATION AT THE MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE DELIVERY OF THE PROXY DOES NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AND THE RESPECTIVE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION. No additional postage is necessary if mailed in the United States. You can also vote your shares using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. If you desire to revoke your proxy, you may do so at any time before the vote as discussed on page 26 of this joint proxy statement/prospectus.


     After careful consideration, the Patterson board of directors has determined that the merger agreement and the transactions contemplated by it are fair to, and in the best interests of, Patterson and its stockholders. The members of the Patterson board of directors, with one abstention, recommend that stockholders vote at the special meeting to adopt the merger agreement and approve the transactions contemplated by it, including the merger, and approve the amendments to Patterson's restated certificate of incorporation to increase the authorized shares of Patterson's common stock and the name change. One of Patterson's directors abstained from voting on the merger, because he believed that he lacked sufficient information and time to make an informed decision.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JONATHAN D. NELSON


                                          Jonathan D. Nelson

                                          Secretary
Snyder, Texas

March 14, 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    5
  The Companies.............................................    5
  The Special Meetings......................................    5
     UTI Stockholders.......................................    5
     Patterson Stockholders.................................    5
  Record Date; Vote Required................................    6
     UTI Stockholders.......................................    6
     Patterson Stockholders.................................    6
  The Merger................................................    6
     General................................................    6
     Exchange of Common Stock...............................    7
     Our Recommendations to Stockholders....................    7
     Opinions of Financial Advisors.........................    7
     Board of Directors and Management of Patterson-UTI
      Following the Merger..................................    8
     Conditions to Completion of the Merger.................    8
     Termination of the Merger..............................    8
     Termination Fees.......................................    9
     Accounting Treatment...................................   10
     Interests of Certain Persons in the Merger that are
      Different From Your Interests.........................   10
     Appraisal Rights.......................................   10
     Certain United States Federal Income Tax
      Consequences..........................................   11
     Certain Differences in the Rights of Stockholders......   11
     Regulatory Approvals...................................   11
     Comparative Per Share Market Price Information.........   12
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL
  INFORMATION...............................................   13
COMPARATIVE PER SHARE DATA..................................   18
RISK FACTORS................................................   19
  We may not realize the benefits of integrating the two
     companies..............................................   19
  The market value of shares of Patterson common stock that
     UTI stockholders receive in the merger will vary as a
     result of the fixed exchange ratio and possible stock
     price fluctuations.....................................   19
  Significant charges and expenses will be incurred as a
     result of the merger...................................   19
  A substantial or extended decline in oil or gas prices
     would have a material adverse effect on
     Patterson-UTI..........................................   19
  Patterson-UTI will have higher levels of indebtedness than
     either Patterson or UTI had before the merger..........   20
  Anti-takeover measures in Patterson's charter documents
     and under state law could discourage an acquisition of
     Patterson-UTI and thereby adversely affect the related
     purchase price.........................................   20
FORWARD-LOOKING STATEMENTS..................................   21

                                                              PAGE
                                                              ----
THE SPECIAL MEETINGS........................................   22
  Information About the Special Meetings and Voting.........   22
  Matters Relating to Special Meetings......................   22
  Time, Date and Place of the Special Meetings..............   22
  Purpose of the Special Meetings is to Vote on the
     Following Items........................................   22
  Record Date of the Special Meetings.......................   22
  Outstanding Shares on the Record Date.....................   22
  Shares Entitled to Vote at the Special Meetings...........   23
  Quorum Requirements for the Special Meetings..............   23
  Shares Owned By Patterson and UTI Directors and Executive
     Officers as of the Record Date.........................   23
  Vote Necessary at the Special Meetings to Approve
     Patterson and UTI Proposals............................   24
VOTING BY PROXY.............................................   25
  How to Vote...............................................   25
  In Writing................................................   25
  By Internet or Telephone..................................   25
  Other Voting Matters......................................   26
  Other Business, Adjournment, and Postponements............   26
THE MERGER..................................................   27
  Background of the Merger..................................   27
  UTI's Reasons for the Merger..............................   28
  Recommendation of the UTI Board of Directors..............   29
  Opinion of UTI's Financial Advisor........................   30
  Patterson's Reasons for the Merger........................   35
  Recommendations of the Patterson Board of Directors.......   36
  Opinion of Patterson's Financial Advisor..................   36
  Interests of Certain Persons in the Merger................   41
  Accounting Treatment......................................   42
  Regulatory Approvals......................................   42
  Management of Patterson-UTI Following the Merger..........   43
  Rights of Dissenting Stockholders.........................   43
  Delisting and Deregistration of UTI Common Stock..........   43
  Resale of Shares of Patterson Common Stock Issued in the
     Merger.................................................   43
  Certain United States Federal Income Tax Consequences.....   44
THE MERGER AGREEMENT........................................   46
  The Merger................................................   46
  Merger Consideration......................................   46
  Exchange Procedures.......................................   47
  Representations and Warranties............................   47
  Covenants and Agreements..................................   48
  Actions...................................................   50
  No Solicitation...........................................   51
  Accounting and Tax Matters................................   52
  Access and Information....................................   52
  Stock Listing.............................................   52
  Closing Conditions........................................   52
  Termination...............................................   53
  Fees, Expenses and Other Payments.........................   54
  Amendment; Waiver.........................................   54

                                                              PAGE
                                                              ----
INFORMATION ABOUT UTI.......................................   55
  Business..................................................   55
  Beneficial Ownership of UTI's Common Stock................   56
  Directors and Executive Officers..........................   56
  Board and Committee Meetings..............................   58
  Audit Committee Report....................................   59
  Executive Compensation....................................   59
  Option Grants in 2000.....................................   61
  Aggregate Option and SAR Exercises and Option Values at
     December 31, 2000......................................   61
  Director Compensation.....................................   61
  Compensation Committee Report.............................   62
  Employment Contracts and Change-in-Control Arrangements...   63
  Compensation Committee Interlocks and Insider
     Participation..........................................   64
  Certain Relationships and Related Transactions............   64
  Performance Graph.........................................   65
  Compliance with Section 16(a) of the Exchange Act.........   65
INFORMATION ABOUT PATTERSON.................................   66
  Business..................................................   66
  Beneficial Ownership of Common Stock......................   67
  Directors and Executive Officers..........................   67
  Board and Committee Meetings..............................   70
  Audit Committee Report....................................   70
  Executive Compensation....................................   71
  Option Grants in 2000.....................................   71
  Aggregate Option Exercises and Option Values at December
     31, 2000...............................................   71
  Director Compensation.....................................   72
  Compensation Committee Report.............................   72
  Employment Contracts and Change-in-Control Arrangements...   73
  Compensation Committee Interlocks and Insider
     Participation..........................................   73
  Certain Relationships and Related Transactions............   73
  Performance Graph.........................................   75
  Compliance with Section 16(a) of the Exchange Act.........   75
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   76
COMPARISON OF STOCKHOLDERS' RIGHTS..........................   82
  Authorized Capital Stock..................................   82
  Directors.................................................   82
  Removal of Directors......................................   83
  Quorum at Meeting of Directors............................   83
  Special Stockholder Meetings..............................   84
  Notice of Meeting of the Stockholders.....................   84
  Stockholder Action Without a Meeting......................   84
  Stockholder Proposals.....................................   84
  Amendment to Certificate of Incorporation.................   85
  Rights Plan...............................................   85
PROPOSED AMENDMENTS TO PATTERSON'S RESTATED CERTIFICATE OF
  INCORPORATION.............................................   87
  Additional Authorized Common Stock Proposal...............   87
  Name Change Proposal......................................   88

                                                              PAGE
                                                              ----
LEGAL MATTERS...............................................   88
EXPERTS.....................................................   89
OTHER MATTERS...............................................   89
STOCKHOLDER PROPOSALS.......................................   90
WHERE YOU CAN FIND MORE INFORMATION.........................   91


                                    ANNEXES

Annex A......................................  Agreement and Plan of Merger, dated as of
                                               February 4, 2001, by and among Patterson
                                               Energy, Inc. and UTI Energy Corp.
Annex B......................................  Opinion of Lehman Brothers Inc., dated as of
                                               February 4, 2001
Annex C......................................  Opinion of Merrill Lynch, Pierce, Fenner &
                                               Smith, Inc., dated as of February 4, 2001
Annex D......................................  Proposed Amendment to Patterson's Restated
                                               Certificate of Incorporation to increase
                                               authorized shares of common stock
Annex E......................................  Proposed Amendment to Patterson's Restated
                                               Certificate of Incorporation for name change
Annex F......................................  UTI Audit Committee Charter
Annex G......................................  Patterson Audit Committee Charter

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL HAPPEN IN THE MERGER?


A: The proposed merger will combine the businesses of Patterson and UTI. As a result of the merger, UTI will cease to exist and Patterson will continue as a public company. UTI stockholders will become Patterson stockholders and will own approximately 49.7% of the shares of Patterson common stock outstanding immediately after the merger. Current Patterson stockholders will own approximately 50.3% of the remaining shares of Patterson common stock outstanding immediately after the merger. The merger agreement, which is a contract between Patterson and UTI, is attached to this joint proxy statement/prospectus as Annex A. You should read the merger agreement carefully in its entirety because it is the legal document setting forth the parties' rights.


Q:   WHY ARE PATTERSON AND UTI PROPOSING THE MERGER?

A: Our companies are proposing the merger because we believe that the combination of the operations and resources of our two companies is an excellent strategic fit, and that the combined company will be stronger in the short term and long term than either company operating alone.

Q:   WHAT WILL THE NEW COMPANY BE CALLED?

A: "Patterson-UTI Energy, Inc.," if, at the Patterson special meeting, Patterson stockholders approve the proposal to amend Patterson's restated certificate of incorporation to change Patterson's name, and if not, "Patterson Energy, Inc."

Q:   WHAT WILL HAPPEN TO UTI SHARES, OPTIONS AND WARRANTS IN THE MERGER?

A: UTI stockholders will receive one share of Patterson common stock for each share of UTI common stock they own. The shares of Patterson common stock received in the merger will be quoted on the Nasdaq National Market under the symbol "PTEN." Options and warrants to purchase UTI common stock will be converted into options and warrants to purchase shares of Patterson common stock based on the same exchange ratio as applies to the conversion of UTI common stock.

Q:   WHAT WILL HAPPEN TO SHARES OF PATTERSON COMMON STOCK IN THE MERGER?

A: Each outstanding share of Patterson common stock will remain outstanding as a share of Patterson common stock.

Q:   WHEN ARE THE SPECIAL STOCKHOLDERS' MEETINGS?


A: Each company's special meeting of stockholders will take place on May 8, 2001. The time and location of each special meeting is specified on the cover page of this document.


Q:   WHAT WILL HAPPEN AT THE SPECIAL STOCKHOLDERS' MEETINGS?

A: At the UTI special meeting, UTI stockholders will vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the Patterson special meeting, Patterson stockholders will vote on the merger agreement and the transactions contemplated by the merger agreement and will also vote on a proposal to amend Patterson's restated certificate of incorporation to increase the authorized shares of Patterson's common stock from 50,000,000 shares to 200,000,000 shares and on a proposal to amend Patterson's restated certificate of incorporation to change Patterson's name to "Patterson-UTI Energy, Inc." We cannot complete the merger unless, among other things, Patterson stockholders vote to adopt the merger agreement and the amendment to the restated certificate of incorporation to increase the authorized shares of Patterson's common stock. Approval of the name change is not necessary to permit consummation of the merger.

Q:   WHAT DO I NEED TO DO TO VOTE?

A: Mail your signed proxy card in the enclosed return envelope or, in the case of Patterson stockholders, you may vote by Internet or by telephone in each case as soon as possible so that your shares may be represented at your special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend your special meeting in person.

     THE MEMBERS OF THE UTI BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT UTI STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     THE MEMBERS OF THE PATTERSON BOARD OF DIRECTORS RECOMMEND THAT PATTERSON STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND THE RESPECTIVE AMENDMENTS TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PATTERSON COMMON STOCK AND TO EFFECT THE NAME CHANGE. ONE OF PATTERSON'S DIRECTORS ABSTAINED FROM VOTING ON THE MERGER BECAUSE OF HIS BELIEF THAT HE DID NOT HAVE SUFFICIENT INFORMATION AND TIME TO MAKE AN INFORMED DECISION.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A: Yes. There are risks associated with all business combinations, including the merger of our two companies. In particular, you should be aware that the number of shares of Patterson common stock that UTI stockholders will receive is fixed and will not change as the market prices of UTI common stock and Patterson common stock fluctuate in the period before the merger. Accordingly, the value of the Patterson common stock that UTI stockholders will receive in return for their UTI common stock may be less than or more than the value of the Patterson common stock as of the date of the merger agreement or the date of this joint proxy statement/prospectus. There are a number of other risks that are discussed in this document and in other documents incorporated by reference in this document. PLEASE READ WITH PARTICULAR CARE THE MORE DETAILED DESCRIPTION OF THE RISKS ASSOCIATED WITH THE MERGER DISCUSSED UNDER "RISK FACTORS" ON PAGE 19.

Q:   WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of our stockholders at the special meetings, are fulfilled or waived. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. We expect to complete the merger in the second quarter of 2001.

Q:   SHOULD I SEND IN MY UTI STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions to UTI stockholders that explain how to exchange UTI stock certificates for Patterson stock certificates. We will also send a letter of transmittal that must be executed by UTI stockholders. Please do not send in any UTI stock certificates until you receive these written instructions and the letter of transmittal.

Q:   HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should vote this proxy in accordance with the instructions provided to you by your broker. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q:   MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you are a UTI stockholder and want to change your vote, you may do so at any time before the UTI special meeting by sending to the Secretary of UTI a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of UTI a written revocation prior to the UTI special meeting or by voting in person at the UTI special meeting. Similarly, if you are a Patterson stockholder and want to change your vote, you may do so at any time before the Patterson special meeting by sending to the Secretary of Patterson a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of Patterson a written revocation prior to the Patterson special meeting or by voting in person at the Patterson special meeting. UTI stockholders that require assistance in changing or revoking a proxy should contact Mellon Investor Services LLC, UTI's transfer agent for the merger, at (214) 922-4400. Patterson stockholders that require assistance in changing or revoking a proxy should contact Michael Nelson at Continental Stock Transfer & Trust Company, Patterson's transfer agent for the merger, at (212) 509-4000.

Q: WILL UTI STOCKHOLDERS BE ABLE TO TRADE THE PATTERSON COMMON STOCK THAT THEY RECEIVE IN THE MERGER?


A: Yes. The Patterson common stock will be quoted on the Nasdaq National Market under the symbol "PTEN." However, persons who are affiliates of UTI will not be able to sell the Patterson common stock received in the merger unless they comply with Rule 145 under the Securities Act and certain restrictions under accounting rules relating to pooling-of-interests accounting treatment. Affiliates of Patterson will also be restricted under the pooling-of-interests accounting rules. Pursuant to the merger agreement, Patterson and UTI will use their reasonable best efforts to have these persons sign agreements acknowledging these restrictions.


Q:   WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

A: If a UTI stockholder does not submit a proxy or vote at the UTI special stockholder meeting, it will have the same effect as a vote against adoption and approval of the merger agreement and the merger. If a Patterson stockholder does not submit a proxy or vote at the Patterson special stockholder meeting, it will have the same effect as a vote against the adoption and approval of the merger agreement and the merger and against the respective amendments to Patterson's restated certificate of incorporation.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: The merger is conditioned on the receipt of an opinion from Baker & Hostetler LLP to Patterson and an opinion from Fulbright & Jaworski L.L.P. to UTI that the merger qualifies as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code of 1986, as amended. If the merger so qualifies, no gain or loss will be recognized by UTI's stockholders or UTI as a result of the merger. In addition, Patterson's stockholders and Patterson will not recognize gain or loss as a result of the merger.

     Tax matters are complicated, and the federal income tax consequences described above may not apply to some of UTI's stockholders. The tax consequences of the proposed transactions to you will depend on the facts of your own situation. You should consult your own tax advisors for a full understanding of the tax consequences to you of the merger.

Q:   AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. Neither holders of shares of UTI common stock nor holders of shares of Patterson common stock are entitled to appraisal rights in connection with the merger.

Q:   WILL THE RIGHTS OF A UTI STOCKHOLDER CHANGE AS A RESULT OF THE MERGER?

A: Yes. Through the date of the merger, Patterson stockholder rights will continue to be governed by Patterson's restated certificate of incorporation and bylaws, and UTI stockholder rights will continue to be governed by UTI's restated certificate of incorporation and bylaws. Upon completion of the merger, UTI stockholders will become Patterson stockholders and their rights will then be governed by Patterson's restated certificate of incorporation and bylaws. Please read carefully the summary of the material differences between the rights of Patterson stockholders and UTI stockholders under the heading "Comparison of Stockholders' Rights."

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER OR THE TWO COMPANIES, WHERE CAN I FIND ANSWERS?


A: In addition to reading this document, its annexes, and the documents we have incorporated in this document by reference, you can find more information about the merger or about the two companies in our companies' filings with the SEC and, in the case of Patterson, with the Nasdaq National Market, and, in the case of UTI, the American Stock Exchange. Please see page 91. If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:


      - if you are a Patterson stockholder:
          Patterson Energy, Inc.
          Investor Relations
          4510 Lamesa Highway
          Snyder, Texas 79549
          Telephone: (915) 573-1104

      - if you are a UTI stockholder:
          UTI Energy Corp.
          Investor Relations
          16800 Greenspoint Park Drive,
          Suite 225N
          Houston, Texas 77060
          Telephone: (281) 873-4111

                                    SUMMARY


     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters being submitted to stockholders. See "Where You Can Find More Information" on page 91. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary.



THE COMPANIES (PAGE 55 FOR UTI, AND PAGE 66 FOR PATTERSON)


    UTI ENERGY CORP.
    16800 Greenspoint Park Drive, Suite 225N
    Houston, Texas 77060
    (281) 873-4111

     UTI is a leading provider of onshore contract drilling services to companies that explore for and produce oil and natural gas. UTI operates one of the largest fleets of drilling rigs used to drill oil and natural gas wells on land in North America. UTI's drilling rigs operate in the oil and natural gas producing basins of Louisiana, New Mexico, Oklahoma, Texas and Western Canada. As of February 9, 2001, UTI had a fleet of 150 drilling rigs, of which 111 were active. UTI also provides pressure-pumping services in the Appalachian Basin.

    PATTERSON ENERGY, INC.
    4510 Lamesa Highway
    P.O. Box 1416
    Snyder, Texas 79550
    (915) 573-1104

     Patterson is one of the leading providers of domestic land drilling services to major and independent oil and natural gas companies. Formed in 1978, Patterson conducts operations in the oil and natural gas producing basins of Texas, New Mexico, Oklahoma, Louisiana, and Utah. Patterson has a drilling fleet of 152 rigs, of which 140 are currently marketable. Patterson provides drilling and completion fluid services to other oil and natural gas operators and also engages in the development, exploration, acquisition and production of oil and natural gas.

THE SPECIAL MEETINGS (PAGE 22)

  UTI STOCKHOLDERS


     The UTI special meeting of stockholders will be held on May 8, 2001, at 9:00 a.m., C.D.T., at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas. At the UTI special meeting the UTI stockholders will be asked to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger.


  PATTERSON STOCKHOLDERS


     The Patterson special meeting of stockholders will be held on May 8, 2001, at 10:00 a.m., C.D.T., at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas. At the Patterson special meeting the Patterson stockholders will be asked to adopt:


     - the merger agreement and approve the transactions contemplated by the merger agreement, including the merger;

     - an amendment to Patterson's restated certificate of incorporation to increase the number of authorized shares of Patterson common stock from 50,000,000 to 200,000,000; and

     - an amendment to Patterson's restated certificate of incorporation to change Patterson's name to "Patterson-UTI Energy, Inc."

RECORD DATE; VOTE REQUIRED

  UTI STOCKHOLDERS


     You can vote at the UTI special meeting if you owned shares of UTI common stock at the close of business on March 13, 2001. On that date, there were 37,659,853 shares of UTI common stock outstanding and entitled to vote. You can cast one vote for each share of UTI common stock you then owned. Adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the outstanding shares of UTI common stock. Abstentions and broker non-votes will be the equivalent of a "no" vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.



     As of March 13, 2001, UTI directors and executive officers have the right to vote approximately 13.6% of the outstanding shares of UTI common stock. These individuals have indicated that they intend to vote in favor of the merger proposal.


  PATTERSON STOCKHOLDERS


     You can vote at the Patterson special meeting if you owned shares of Patterson common stock at the close of business on March 13, 2001. On that date, there were 38,126,916 shares of Patterson common stock outstanding and entitled to vote. You may cast one vote for each share of Patterson common stock you then owned. Adoption of:



     - the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, requires the adoption by the holders of a majority of the outstanding shares of Patterson common stock;



     - the amendment to Patterson's restated certificate of incorporation to increase the number of authorized shares of Patterson's common stock requires the adoption by the holders of a majority of the outstanding shares of Patterson common stock; and



     - the amendment to Patterson's restated certificate of incorporation to change Patterson's name requires the adoption by the holders of a majority of the outstanding shares of Patterson common stock.


Abstentions and broker non-votes will be the equivalent of a "no" vote on the adoption of the merger agreement and the respective amendments to Patterson's restated certificate of incorporation. Approval of the proposal to amend Patterson's restated certificate of incorporation to increase the authorized shares of Patterson common stock is a prerequisite to the adoption of the merger agreement.


     As of March 13, 2001, Patterson directors and executive officers have the right to vote approximately 1.8% of the outstanding shares of Patterson common stock. These individuals have indicated that they intend to vote in favor of the merger proposal and the respective proposals to amend Patterson's restated certificate of incorporation.


THE MERGER (PAGE 27)

  GENERAL


     On February 5, 2001, we announced that the boards of directors of our companies had approved a merger of our two companies. When the merger is completed, each holder of shares of UTI common stock will receive one share of Patterson common stock for each share of UTI common stock then owned. The name of the company following the merger is expected to be "Patterson-UTI Energy, Inc." The consummation of the merger is subject to customary conditions, including approval of the stockholders of both companies and necessary regulatory approvals, and other terms and provisions that are set forth in the merger agreement. The merger agreement is attached as Annex A to this document. Please read carefully the merger agreement. The merger agreement is the legal document that governs the merger.

  EXCHANGE OF COMMON STOCK

     When the merger is completed, all shares of outstanding UTI common stock will be converted into shares of Patterson common stock.


     UTI Stockholders. Each share of UTI common stock, including the related Series I preferred stock purchase rights, held prior to the effective time of the merger will be converted into the right to receive one share of Patterson common stock. At the effective time of the merger, Patterson will assume each UTI option outstanding at that time under UTI's employee stock option plan, non-employee director stock option plan, long term incentive plan and an employee stock option plan that UTI assumed in a 1999 acquisition. Each assumed UTI option will become an option to acquire, on the same basis and conditions, one share of Patterson common stock at the same exercise price. Patterson will also assume each UTI warrant outstanding at the effective time. Each assumed UTI warrant will become a warrant to acquire, on the same terms and conditions, one share of Patterson common stock at the same exercise price.



     Former UTI stockholders will own approximately 49.7% of the shares of Patterson-UTI common stock outstanding immediately after the merger, without giving consideration to shares of Patterson common stock issuable upon exercise of UTI options and warrants to be assumed by Patterson as a part of the merger.



     Patterson Stockholders. Each share of Patterson common stock will remain issued and outstanding as one share of Patterson common stock. Holders of shares of Patterson common stock immediately prior to the merger will own approximately 50.3% of the Patterson-UTI common stock outstanding immediately after the merger, without giving consideration to shares of Patterson common stock issuable upon exercise of UTI options and warrants to be assumed by Patterson as a part of the merger.



  OUR RECOMMENDATIONS TO STOCKHOLDERS


     UTI Stockholders. (Page 29) The UTI board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote for the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger.

     Patterson Stockholders. (Page 36) The Patterson board of directors believes that the merger is fair to you and in your best interests, and it recommends that you vote for the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger, and for the respective proposals to amend Patterson's restated certificate of incorporation to increase the number of shares of authorized Patterson common stock and to change Patterson's name. One of Patterson's board members abstained from voting on these matters due to his belief that he did not have sufficient information and time to make an informed decision.

  OPINIONS OF FINANCIAL ADVISORS

     In deciding to recommend the merger, our boards of directors considered opinions from our respective financial advisors.


     UTI Financial Advisor. (Page 30) UTI's board of directors received a written opinion from its financial advisor, Lehman Brothers Inc., to the effect that as of the date of the opinion, the exchange ratio of one share of Patterson common stock for each share of UTI common stock is fair to UTI and holders of UTI common stock from a financial point of view. We have attached this opinion dated February 4, 2001, as Annex B to this document. You should carefully read this opinion to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.


     Lehman Brothers' opinion is addressed to the UTI board of directors and does not constitute a recommendation to any stockholder as to how any stockholder should vote in connection with the merger proposal.

     Patterson Financial Advisor. (Page 36) Patterson's board of directors received a written opinion from its financial advisor, Merrill Lynch & Co., to the effect that as of the date of the opinion, the exchange ratio of one share of Patterson common stock for each share of UTI common stock is fair to Patterson and the Patterson stockholders from a financial point of view. We have attached the opinion dated February 4, 2001, as Annex C to this document. You should carefully read this opinion to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.


     Merrill Lynch's opinion is addressed to the Patterson board of directors and does not constitute a recommendation to any stockholder as to how any stockholder should vote in connection with the merger proposal.

  BOARD OF DIRECTORS AND MANAGEMENT OF PATTERSON-UTI FOLLOWING THE MERGER (PAGE
43)


     If the merger agreement is adopted and the transactions contemplated by the merger agreement, including the merger, are approved, the number of directors comprising the full board of directors of Patterson-UTI will be increased to 11 members, with six members to be designated by the Patterson board and five members to be designated by the UTI board. These directors will serve until the 2002 annual meeting of Patterson-UTI stockholders or until their respective successors are elected and qualified. The merger agreement does not specify who will be Chairman of the Board and the executive officers of Patterson-UTI following the merger. Formal action with respect to these positions will be taken by the new Patterson-UTI board of directors promptly following closing of the merger. At the time that our boards of directors approved the merger agreement, they anticipated that Mark S. Siegel, Chairman of the Board of UTI, would be the Chairman of the Board of Patterson-UTI and that Cloyce A. Talbott, Chairman of the Board and Chief Executive Officer of Patterson, would be the Chief Executive Officer of Patterson-UTI.


  CONDITIONS TO COMPLETION OF THE MERGER (PAGE 52)

     Completion of the merger depends on a number of conditions being satisfied or waived. In addition to customary conditions relating to the accuracy of representations and warranties and our compliance with the terms of the merger agreement, these conditions include the following:

     - the merger agreement and the merger have been approved and adopted by UTI's stockholders and Patterson's stockholders, and the amendment to Patterson's restated certificate of incorporation to authorize additional shares of Patterson common stock has been approved by Patterson's stockholders;

     - any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the merger has expired or has been terminated;

     - no governmental entity or federal, state or foreign court of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order or statute, rule or regulation that is in effect and that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger; and

     - Patterson and UTI each has received an opinion of tax counsel to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.


  TERMINATION OF THE MERGER (PAGE 53)


     We can agree at any time to terminate the merger agreement without completing the merger, even if UTI and Patterson stockholders have approved the merger and Patterson stockholders also have approved the amendment to Patterson's restated certificate of incorporation to increase the authorized shares of Patterson common stock. Also, the merger agreement can be terminated under various circumstances, including the following:

     - by UTI and Patterson, at any time prior to the effective time of the merger, with the mutual written consent of our respective boards of directors;

     - by either of us, if the merger has not been completed by June 30, 2001, except that the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any of its obligations under the merger agreement was the cause of or resulted in the failure of the merger to occur on or before June 30, 2001; provided, that if either of us determines that additional time is necessary in connection with obtaining any governmental consents, that date may be extended by either of us to August 31, 2001;

     - by either of us, if any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger shall become final and nonappealable;

     - by either of us, if, at UTI's stockholders' meeting, UTI does not obtain the requisite vote of its stockholders in favor of the merger, or if, at Patterson's stockholders' meeting, the requisite vote approving the merger agreement and merger or the amendment to Patterson's restated certificate of incorporation to increase the authorized shares of common stock is not obtained;

     - by either of us, if, there has been a breach of any representation, warranty, covenant or agreement set forth in the merger agreement on the part of the other party, which breach cannot be cured and would cause the closing conditions relating to our respective representations and warranties and performance of our respective obligations not to be satisfied;

     - by UTI, if the board of directors of UTI authorizes UTI to enter into a written agreement relating to a transaction that UTI's board of directors has determined is a superior proposal compared to the merger, so long as UTI is not in material breach of its obligation not to solicit other merger proposals and so long as UTI's stockholders have not approved the merger, except that this right to terminate is not available to UTI until the expiration of five business days after Patterson's receipt of written notice advising that UTI has received a superior proposal and attaching the most current version of such agreement, and the failure on the part of Patterson to submit an offer that the UTI board determines in good faith to be at least as favorable to the UTI stockholders as the superior proposal;

     - by Patterson, if the board of directors of Patterson authorizes Patterson to enter into a written agreement relating to a transaction that the Patterson board of directors has determined is a superior proposal compared to the merger, so long as Patterson is not in material breach of its obligation not to solicit other merger proposals and so long as Patterson's stockholders have not approved the merger, except that the right to terminate is not available to Patterson until the expiration of five business days after UTI's receipt of written notice advising that Patterson has received a superior proposal and attaching the most current version of such agreement, and the failure on the part of UTI to submit an offer that the Patterson board determines in good faith to be at least as favorable to the Patterson stockholders as the superior proposal;

     - by Patterson, if the merger is not approved by the UTI stockholders and Patterson is not in breach of the merger agreement, Patterson has not entered into a superior proposal and its board of directors has not withdrawn, modified or failed to confirm its recommendation of the merger within five business days after a written request from UTI to do so; and

     - by UTI, if the merger is not approved by the Patterson stockholders and UTI is not in breach of the merger agreement and UTI has not entered into a superior proposal and its board of directors has not withdrawn, modified or failed to confirm its recommendation of the merger within five business days after a written request from Patterson to do so.


  TERMINATION FEES (PAGE 54)


     Patterson must pay UTI a termination fee of $32.5 million and up to $2.5 million of the costs and expenses incurred by UTI in connection with the merger agreement, if Patterson enters into a binding agreement for a superior proposal and has complied with the terms of the merger agreement, or, if an acquisition proposal has been made to Patterson and the merger agreement is terminated by either UTI or

Patterson because of the failure to obtain approval of the merger by Patterson's stockholders at the Patterson stockholders' meeting.

     Similarly, UTI must pay Patterson a termination fee of $32.5 million and up to $2.5 million of the costs and expenses incurred by Patterson in connection with the merger agreement, if UTI enters into a binding agreement for a superior proposal and has complied with the terms of the merger agreement, or, if an acquisition proposal has been made to UTI and the merger agreement is terminated by either Patterson or UTI because of the failure to obtain approval of the merger by UTI's stockholders at the UTI stockholders' meeting.

     Patterson must pay UTI a termination fee of $2.5 million and up to $2.5 million of costs and expenses incurred by UTI in connection with the merger agreement, if Patterson stockholders do not approve the merger and the amendment to Patterson's restated certificate of incorporation increasing the authorized shares of Patterson common stock, and UTI is not otherwise in default under the merger agreement or has not entered into an agreement for a superior proposal.

     UTI must pay Patterson a termination fee of $2.5 million and up to $2.5 million of costs and expenses incurred by Patterson in connection with the merger agreement if UTI stockholders do not approve the merger, and Patterson is not otherwise in default under the merger agreement or has not entered into an agreement for a superior proposal.

  ACCOUNTING TREATMENT (PAGE 42)

     We intend to account for the merger as a pooling-of-interests for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Patterson and UTI will be carried forward to Patterson-UTI, the combined company, at their historical amounts, and income of Patterson-UTI will include income of Patterson and UTI for the entire fiscal year in which the merger occurs as well as for prior periods.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 41)

     Patterson. All employee stock options outstanding under Patterson's 1993 stock incentive plan, including those held by the executive officers of Patterson, will vest at closing of the merger, due to the change in control provisions in the plan.


     UTI. All outstanding stock options held by Mark S. Siegel, Vaughn E. Drum, John E. Vollmer III and Bruce Sauers, executive officers of UTI, and one of UTI's directors, Kenneth N. Berns, will vest at the closing of the merger due to change of control provisions in their respective option agreements. In addition, four other UTI employees hold stock options to purchase an aggregate of less than 65,000 shares of UTI common stock that will vest at the closing of the merger.


     Three of UTI's directors and officers, Messrs. Siegel, Berns and Vollmer, have employment arrangements with UTI that also will entitle them to receive a payment equal to one year's salary upon a change of control in UTI and the cessation of their employment arrangements. UTI's President and Chief Executive Officer, Vaughn E. Drum, has an employment agreement with UTI that provides that if his employment is terminated without cause (as that term is defined in his employment agreement) or if he voluntarily terminates his employment within one year of an adverse change (a significant reduction of his authority, duties or responsibilities, his removal from office, a reduction in his salary or material reduction in benefits, or a transfer without his consent to a location greater than 40 miles from his previous work location), he would receive compensation comprising one year's salary, up to one-half of one year's salary as separation pay, vacation pay, any bonus, full vesting of all of his interests under benefit plans and continuation of his benefits.

  APPRAISAL RIGHTS (PAGE 43)

     Under Delaware law, neither the Patterson stockholders nor the UTI stockholders are entitled to appraisal rights in connection with the merger.

  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 44)

     A condition to each party's obligation to complete the merger is receipt of an opinion from its tax counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. These opinions will be based on customary assumptions and representations made by Patterson and UTI. If any of these assumptions or representations are inaccurate, the tax consequences of the merger could differ from those described below. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

     UTI Stockholders and UTI. If the merger is classified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, a holder of shares of UTI common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of UTI common stock for shares of Patterson common stock, and UTI will not recognize gain or loss for U.S. federal income tax purposes.

     The U.S. federal income tax consequences described above may not apply to some holders of shares of UTI common stock, including some types of holders specifically referred to on page 44.

     Patterson Stockholders and Patterson. Patterson and holders of shares of Patterson common stock will not recognize any gain or loss for U.S. federal income tax purposes.

     Your tax consequences will depend on your specific situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.


  CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 82)



     As a result of the merger, the stockholders of UTI will become stockholders of Patterson. As Patterson-UTI stockholders, their rights will continue to be governed by the Delaware General Corporation Law, but their rights will also be governed by Patterson's restated certificate of incorporation and bylaws. See page 82 for summaries of certain material differences between the rights of Patterson stockholders and UTI stockholders.


  REGULATORY APPROVALS (PAGE 42)


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we may not complete the merger unless Patterson, UTI and REMY Capital Partners III, L.P., a stockholder of UTI, file Notification and Report Forms with the Antitrust Division of the Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or terminate. On February 22, 2001, Patterson, UTI and REMY Capital submitted the required filings to the Federal Trade Commission and the Antitrust Division. The waiting period under the Hart-Scott-Rodino Act will expire on March 26, 2001, unless each party receives early termination of the waiting period before that time. The waiting period under the Hart-Scott-Rodino Act may be extended by receipt of a request for additional information or documentary material from either the Antitrust Division or the Federal Trade Commission until the expiration of 30 days after Patterson, UTI and REMY Capital are in substantial compliance with that request (unless the extended waiting period is terminated early). We cannot predict whether the Federal Trade Commission or the Antitrust Division will challenge the merger on antitrust grounds, or, if such a challenge is made, what the result will be.

  COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 18)


     Patterson's common stock is quoted on the Nasdaq National Market and UTI's common stock is listed on the American Stock Exchange. On February 2, 2001, the last full trading day prior to public announcement of the merger, Patterson's common stock closed at $36.00 per share and the UTI common stock closed at $33.10 per share. On March 12, 2001, the most recent practicable date prior to mailing this document, Patterson's common stock closed at $37.4375 per share and the UTI common stock closed at $36.75 per share.


     Although the exchange ratio is fixed, the market price of Patterson common stock will fluctuate prior to and after the merger. We urge you to obtain current market quotations before making any decision with respect to the merger.

                       SELECTED HISTORICAL AND UNAUDITED
                        PRO FORMA FINANCIAL INFORMATION

     The following tables present:

     - selected historical consolidated financial and operating data of UTI,

     - selected historical consolidated financial and operating data of Patterson, and

     - selected unaudited pro forma combined financial data of Patterson-UTI, which reflects the merger.

      SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF UTI

     The following table sets forth selected historical consolidated financial and operating data of UTI as of and for each of the years in the five-year period ended December 31, 2000. We have derived this data from the information UTI provided in its annual report on Form 10-K filed for the fiscal year ended December 31, 2000. You should read this data along with the historical consolidated financial statements and related notes in that report by UTI and in conjunction with the information incorporated by reference in this document. See "Where You Can Find More Information."

                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(1)
Revenues....................................................  $275,543   $155,775   $186,157   $182,437   $ 97,301
Direct operating costs (excluding depreciation and
  amortization).............................................   208,825    123,240    138,935    137,499     78,718
Selling, general and administrative expenses................    11,959     10,170     10,781     10,011      7,166
Provisions for bad debts....................................      (456)       548      1,143        623        141
Other charges (income)(2)...................................      (483)    (2,861)       206       (774)      (517)
Depreciation and amortization...............................    28,331     24,122     19,529     11,075      4,292
                                                              --------   --------   --------   --------   --------
Operating income............................................    27,367        556     15,563     24,003      7,501
Other income................................................       548        585      1,355        461        824
Interest expense............................................    (5,111)    (4,168)    (3,815)    (4,330)    (1,148)
                                                              --------   --------   --------   --------   --------
Income (loss) before income taxes...........................    22,804     (3,027)    13,103     20,134      7,177
Income taxes................................................     8,634       (425)     5,235      7,609      2,324
                                                              --------   --------   --------   --------   --------
Income (loss) before extraordinary item.....................    14,170     (2,602)     7,868     12,525      4,853
Extraordinary item, net of tax..............................      (329)        --         --         --         --
                                                              --------   --------   --------   --------   --------
Net income (loss)...........................................  $ 13,841   $ (2,602)  $  7,868   $ 12,525   $  4,853
                                                              ========   ========   ========   ========   ========
Net income (loss) per common share
Basic.......................................................  $   0.38   $  (0.08)  $   0.24   $   0.48   $   0.23
                                                              ========   ========   ========   ========   ========
Diluted.....................................................  $   0.36   $  (0.08)  $   0.23   $   0.42   $   0.21
                                                              ========   ========   ========   ========   ========
Average common shares outstanding
Basic.......................................................    36,860     33,984     32,139     26,165     20,896
Diluted.....................................................    38,817     33,984     33,590     30,139     22,878


                                                                               AS OF DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA
Working capital(3)..........................................  $ 18,589   $ 20,895   $ 22,592   $ 70,452   $  5,761
Total assets(1).............................................   329,807    260,582    234,021    208,987     61,870
Long-term debt, including redeemable stock..................    55,000     32,196     31,721     30,159     14,658
Stockholders' equity(3).....................................   178,988    157,032    144,146    137,620     22,696


---------------

(1) Over the five years presented, UTI's rig fleet has increased by 89 land drilling rigs. This increase in land drilling rigs is the primary cause for the increase in revenue, gross profit, selling, general and administrative expenses, depreciation and amortization and total assets. The net change in land drilling rigs owned was 19 during 2000, 16 during 1999, 20 during 1998, 24 during 1997 and 10 during 1996.

(2) UTI recognized a $2.8 million gain from the sale of land drilling assets in the first quarter of 1999.


(3) In October of 1997, UTI sold approximately 3.6 million shares of its common stock in a public offering. Approximately another 3.4 million shares of UTI common stock were sold by various shareholders of UTI through the exercise of options and warrants. Both of these events resulted in net proceeds to UTI of approximately $80.0 million.


                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND
                          OPERATING DATA OF PATTERSON

     The following table sets forth selected historical consolidated financial and operating data of Patterson as of and for each of the years in the five-year period ended December 31, 2000. We have derived this data from the information Patterson provided in its annual report on Form 10-K filed for the fiscal year ended December 31, 2000. You should read this data along with the historical consolidated financial statements and related notes in that report by Patterson and in conjunction with the information incorporated herein by reference in this document. See "Where You Can Find More Information."

                                                                            YEAR ENDED DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(1)
Revenues....................................................  $307,901   $151,536   $186,564   $190,777   $ 83,708
Direct operating expenses (excluding DD&A)..................   220,687    125,764    141,636    131,337     62,042
Dry holes and abandonments..................................       964        169      1,083      1,481        987
Impairment proved of oil and natural gas properties.........        --        275      3,816        355        549
Depreciation, depletion and amortization....................    33,133     28,156     28,091     17,497      9,960
General and administrative..................................    11,394      7,299      9,313      6,786      5,416
                                                              --------   --------   --------   --------   --------
                                                               266,178    161,663    183,939    157,456     78,954
                                                              --------   --------   --------   --------   --------
Operating income (loss).....................................    41,723    (10,127)     2,625     33,321      4,754
Net gain on sale of assets..................................       194        129        636      1,499        546
Other income (expense)(2)...................................     1,079        631        978      1,333     (1,671)
Interest expense............................................    (4,997)    (4,101)    (4,471)    (1,045)    (1,612)
                                                              --------   --------   --------   --------   --------
Income (loss) before income taxes...........................    37,999    (13,468)      (232)    35,108      2,017
Income taxes................................................    14,244     (4,341)        93     12,866     (2,254)
                                                              --------   --------   --------   --------   --------
Net income (loss)...........................................  $ 23,755   $ (9,127)  $   (325)  $ 22,242   $  4,271
                                                              ========   ========   ========   ========   ========
Net income (loss) per common share:
Basic.......................................................  $   0.69   $  (0.28)  $  (0.01)  $   0.78   $   0.22
                                                              ========   ========   ========   ========   ========
Diluted.....................................................  $   0.66   $  (0.28)  $  (0.01)  $   0.75   $   0.21
                                                              ========   ========   ========   ========   ========
Average common shares outstanding
Basic.......................................................    34,347     32,499     31,645     28,492     19,167
                                                              ========   ========   ========   ========   ========
Diluted.....................................................    35,753     32,499     31,645     29,505     20,086
                                                              ========   ========   ========   ========   ========

                                                                               AS OF DECEMBER 31,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA
Working capital(3)..........................................  $110,885   $ 27,048   $ 30,531   $ 46,484   $ 17,592
Total assets(1).............................................   410,586    236,257    236,605    203,200     87,913
Long-term debt, less current maturities.....................    19,939     50,000     47,143     21,783     25,732
Stockholders equity (3).....................................   302,806    152,788    156,852    146,932     43,482

---------------

(1) Over the five years presented, Patterson's rig fleet has increased by 104 land drilling rigs. This increase in land drilling rigs is the primary cause for the increase in revenue, gross profit, selling, general and administrative expenses, depreciation and amortization and total assets. The net change in land drilling rigs owned was 12 during 2000, five during 1999, 15 during 1998, 38 during 1997 and 34 during 1996.

(2) Patterson incurred $2.3 of non-recurring acquisition costs associated with its merger with Tucker Drilling Company, Inc. during 1996.


(3) In 1997 and 2000, Patterson sold 7.1 million shares and 3.0 million shares, respectively, of its common stock in two public offerings. These two offerings resulted in net proceeds to Patterson of approximately $59.4 million and $98.8 million in 1997 and 2000, respectively.


              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                OF PATTERSON-UTI


     The following tables set forth selected unaudited pro forma combined financial data to give effect to the merger between Patterson and UTI based on the pooling-of-interests method of accounting at the exchange ratio of one share of Patterson common stock for each share of UTI common stock. The unaudited pro forma balance sheet data included in the tables below are presented as if the merger was effective on December 31, 2000. The unaudited pro forma statement of operations data included in the tables below are presented as though the merger was effective as of January 1, 1998. The pro forma amounts in the tables below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company. The unaudited pro forma combined statements of operations exclude non-recurring charges directly attributable to the merger (estimated at $10 million), substantially all of which will be charged to operations in the quarter in which the merger is consummated. The unaudited pro forma combined balance sheet has been adjusted to reflect the assumed after-tax impact of such non-recurring charges. You should read this information in conjunction with the historical consolidated financial statements and accompanying notes of Patterson and UTI incorporated in this document by reference and the condensed unaudited pro forma combined financial statements and notes beginning on page 76.

                           PATTERSON-UTI ENERGY, INC.
           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
Operating revenue:
  Drilling.................................................  $512,997    $266,213    $329,003
  Drilling fluids..........................................    32,053      11,686      13,397
  Pressure pumping.........................................    21,465      20,721      23,365
  Oil and gas sales........................................    13,619       6,834       5,641
  Well operation fees......................................     1,978       1,567       1,442
  Other....................................................       209         346         279
                                                             --------    --------    --------
                                                              582,321     307,367     373,127
                                                             --------    --------    --------
Operating costs and expenses:
  Direct operating expenses................................   428,760     249,066     280,722
  Impairment of proved oil and natural gas properties......        --         275       3,816
  Dry holes and abandonments...............................       964         169       1,083
  Depreciation, depletion and amortization.................    61,450      52,268      47,617
  General and administrative...............................    22,897      18,028      21,247
                                                             --------    --------    --------
                                                              514,071     319,806     354,485
                                                             --------    --------    --------
Operating income (loss)....................................    68,250     (12,439)     18,642
                                                             --------    --------    --------
Other income (expense):
  Net gain on sale of assets...............................       677       2,990         430
  Interest income..........................................     1,377       1,047       1,851
  Interest expense.........................................   (10,108)     (8,269)     (8,286)
  Other....................................................       250         169         482
                                                             --------    --------    --------
                                                               (7,804)     (4,063)     (5,523)
                                                             --------    --------    --------
Income (loss) before income taxes..........................    60,446     (16,502)     13,119
Income tax expense (benefit)...............................    22,743      (4,767)      5,427
                                                             --------    --------    --------
Income (loss) before extraordinary item....................    37,703     (11,735)      7,692
Extraordinary item net of tax of $197......................      (329)         --          --
                                                             --------    --------    --------
Net income (loss)..........................................  $ 37,374    $(11,735)   $  7,692
                                                             ========    ========    ========
Net income (loss) per common share:
  Basic....................................................  $   0.52    $  (0.18)   $   0.12
                                                             ========    ========    ========
  Diluted..................................................  $   0.50    $  (0.18)   $   0.12
                                                             ========    ========    ========
Weighted average number of common shares outstanding:
  Basic....................................................    71,207      66,483      63,784
                                                             ========    ========    ========
  Diluted..................................................    74,840      66,483      65,497
                                                             ========    ========    ========

                           PATTERSON-UTI ENERGY, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 2000
                           (UNAUDITED, IN THOUSANDS)

                                                              PRO FORMA
                                                              COMBINED
                                                              ---------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 66,916
  Accounts receivable:
     Trade..................................................   135,639
     Oil and natural gas sales..............................     1,255
  Federal income taxes receivable...........................     2,447
  Inventories...............................................    12,953
  Deferred income taxes.....................................    11,090
  Undeveloped oil and natural gas properties held for
     resale.................................................     1,680
  Other.....................................................     7,521
                                                              --------
     Total current assets...................................   239,501
Property and equipment, at cost, net........................   440,879
Intangible assets, net......................................    56,374
Other.......................................................     3,223
                                                              --------
     Total assets...........................................  $739,977
                                                              ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of notes payable.......................  $  4,477
  Accounts payable:
     Trade..................................................    65,933
     Revenue distribution...................................     3,896
     Other..................................................    10,119
  Accrued expenses..........................................    32,383
                                                              --------
     Total current liabilities..............................   116,808
Deferred income taxes, net..................................    71,899
Other.......................................................     1,318
Notes payable, net of current maturities....................    74,939
                                                              --------
     Total liabilities......................................   264,964
                                                              --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock...........................................        --
  Common stock..............................................       763
  Additional paid in capital................................   397,489
  Retained earnings.........................................    88,386
  Accumulated other comprehensive income....................        30
  Treasury stock............................................   (11,655)
                                                              --------
     Total stockholders' equity.............................   475,013
                                                              --------
     Total liabilities and stockholders' equity.............  $739,977
                                                              ========

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data for Patterson and UTI and unaudited pro forma combined and unaudited equivalent pro forma per share data for Patterson-UTI after giving effect to the proposed merger under the pooling-of-interests method of accounting at the exchange ratio of one share of Patterson common stock for each share of UTI common stock. You should read this data in conjunction with the selected historical consolidated financial and operating data and the unaudited pro forma combined financial statements included in this document, as well as the separate historical consolidated financial statements of Patterson and UTI and the notes thereto incorporated by reference in this document. The pro forma combined per share data in the table below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company.


                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                              2000      1999      1998
                                                              -----    ------    ------
Pro Forma Combined:
  Earnings (loss) per share -- Basic........................  $0.52    $(0.18)   $ 0.12
  Earnings (loss) per share -- Diluted......................   0.50     (0.18)     0.12
  Book value per share......................................  $6.36        --        --
UTI Equivalent Pro Forma(1):
  Earnings (loss) per share -- Basic........................  $0.37    $(0.08)   $ 0.25
  Earnings (loss) per share -- Diluted......................   0.35     (0.08)     0.24
  Book value per share......................................  $4.58        --        --
UTI Historical:
  Earnings (loss) per share -- Basic........................  $0.38    $(0.08)   $ 0.24
  Earnings (loss) per share -- Diluted......................   0.36     (0.08)     0.23
  Book value per share(2)...................................  $4.76        --        --
Patterson Historical:
  Earnings (loss) per share -- Basic........................  $0.69    $(0.28)   $(0.01)
  Earnings (loss) per share -- Diluted......................   0.66     (0.28)    (0.01)
  Book value per share(2)...................................  $8.14        --        --


---------------

(1) The unaudited equivalent pro forma per share data is calculated by multiplying the unaudited pro forma combined per share data by the exchange ratio of one share of Patterson common stock for each share of UTI common stock.

(2) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period.

                                  RISK FACTORS


     In deciding whether to approve the merger between UTI and Patterson, you should consider all of the information we have included in this document and its annexes and all of the information we have included in the documents we have incorporated by reference. See "Where You Can Find More Information" on page 91. In addition, you should pay particular attention to the following risks related to the merger:


WE MAY NOT REALIZE THE BENEFITS OF INTEGRATING THE TWO COMPANIES.

     In deciding that the merger is in the best interests of our respective stockholders, the Patterson board of directors and the UTI board of directors considered the potential complementary effects of combining the two companies' assets, personnel and operational expertise. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning retaining and assimilating the employees of the combined company, challenges in retaining customers, and potential adverse short-term or long-term effects on operating results. If we cannot integrate our businesses successfully, we may fail to realize the benefits we expect to realize from the merger, including cost savings.

THE MARKET VALUE OF SHARES OF PATTERSON COMMON STOCK THAT UTI STOCKHOLDERS RECEIVE IN THE MERGER WILL VARY AS A RESULT OF THE FIXED EXCHANGE RATIO AND POSSIBLE STOCK PRICE FLUCTUATIONS.


     The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either shares of Patterson common stock or shares of UTI common stock. The prices of Patterson common stock and UTI common stock at the time the merger is completed may be higher or lower than their price on the date of this document or on the date of the special meetings of UTI stockholders and Patterson stockholders. Changes in the business, operations or prospects of Patterson or UTI, market assessments of the benefits of the merger and of the likelihood that the merger will be completed, regulatory considerations, oil and natural gas prices, general market and economic conditions, or other factors may affect the prices of Patterson common stock or UTI common stock. Most of these factors are beyond our control.


     Because the merger will be completed only after the special meetings of our respective stockholders are held, there is no way to be sure that the price of the Patterson common stock now, or on the date of the special meetings, will be indicative of its price at the time the merger is completed. We urge you to obtain current market quotations for both shares of Patterson common stock and shares of UTI common stock.

SIGNIFICANT CHARGES AND EXPENSES WILL BE INCURRED AS A RESULT OF THE MERGER.

     We expect to incur approximately $10 million of costs related to the merger. These expenses will include, investment banking fees, legal and accounting fees, printing costs, regulatory filing fees, transition and integration costs and other related charges. We may also incur unanticipated costs in the merger.


A SUBSTANTIAL OR EXTENDED DECLINE IN OIL OR NATURAL GAS PRICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON PATTERSON-UTI.


     Prices for oil and natural gas fluctuate widely. Among the factors that can cause these price fluctuations are:

     - level of consumer demand,

     - weather conditions,

     - price and availability of alternative fuels,

     - domestic and Canadian drilling activity, and

     - overall economic conditions.

     Due to the many uncertainties associated with the world political environment, the availability of other worldwide energy supplies and the relative competitive relationships of the various energy sources in the view of consumers, we are unable to predict what changes may occur in oil and natural gas prices in the future.

     Our cash flow and earnings depend to a great extent on the prevailing prices for oil and natural gas. Prolonged or substantial declines in these commodity prices may adversely affect our liquidity, the amount of cash flow available for capital expenditures, and our ability to maintain our credit quality and access to the credit and capital markets.

PATTERSON-UTI WILL HAVE HIGHER LEVELS OF INDEBTEDNESS THAN EITHER PATTERSON OR UTI HAD BEFORE THE MERGER.

     You should consider that Patterson-UTI would have higher levels of debt and interest expense than either company on a stand-alone basis. The level of combined indebtedness after the merger may have an effect on our future operations, including:

     - A portion of Patterson-UTI's cash flow will be used to pay interest and principal on debt and will not be available for other purposes;

     - Patterson-UTI's credit facilities may contain financial tests that it must satisfy in order to continue to borrow funds under the facilities. Failure to meet these tests may be a default under the credit facilities; and

     - Patterson-UTI may be unable to adjust rapidly to changing market conditions.

ANTI-TAKEOVER MEASURES IN PATTERSON'S CHARTER DOCUMENTS AND UNDER STATE LAW COULD DISCOURAGE AN ACQUISITION OF PATTERSON-UTI AND THEREBY ADVERSELY AFFECT THE RELATED PURCHASE PRICE.

     Patterson, as a Delaware corporation, is subject to the Delaware General Corporation Law, including Section 203, an anti-takeover law enacted in 1988. Patterson has also enacted certain anti-takeover measures, including a stockholders' rights plan. In addition, Patterson's board of directors has the authority to issue up to one million shares of preferred stock and to determine the price, rights (including voting rights), conversion ratios, preferences and privileges of that stock without further vote or action by the holders of its common stock. As a result of these measures and the rights plan described below, potential acquirers of Patterson-UTI may find it more difficult or be discouraged from attempting to effect an acquisition transaction with us. This could deprive holders of Patterson-UTI securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices and could discourage transactions involving actual and potential changes of control, including transactions that otherwise could result in a payment of a premium over prevailing market prices to Patterson-UTI stockholders for shares of Patterson-UTI common stock.


     Patterson's board of directors adopted a stockholders' rights plan in January 1997. The existence of the rights plan may impede a takeover of Patterson-UTI not supported by Patterson-UTI's board of directors, including a proposed takeover that may be desired by a majority of our stockholders or result in a payment of a premium over the prevailing market price of Patterson-UTI common stock.

                           FORWARD-LOOKING STATEMENTS

     The statements in this document and the documents incorporated by reference that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. When used in this document, words such as "anticipate," "believe," "expect," "estimate," "plan," "intend," "project," "will," "could," "may," "predict," and similar expressions, are intended to identify forward-looking statements. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the following:

     - revenues following the merger are lower than expected;

     - costs or difficulties related to the integration of the businesses of UTI and Patterson are greater than expected;


     - fluctuations in worldwide prices and demand for oil and natural gas;



     - fluctuations in levels of oil and natural gas exploration and development activities;


     - fluctuations in the demand for contract drilling services;

     - the existence of competitors;

     - technological changes and developments in the industry;

     - the existence of regulatory uncertainties; and

     - the risks discussed under "Risk Factors."

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents.

     All subsequent written and oral forward-looking statements attributable to Patterson or UTI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Patterson nor UTI undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                              THE SPECIAL MEETINGS
               INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

     The Patterson board of directors is using this document to solicit proxies from Patterson stockholders for use at the Patterson special meeting of stockholders. The UTI board of directors is using this document to solicit proxies from UTI stockholders for use at the UTI special meeting of stockholders.

                      MATTERS RELATING TO SPECIAL MEETINGS

TIME, DATE AND PLACE OF THE SPECIAL MEETINGS


       PATTERSON SPECIAL MEETING                       UTI SPECIAL MEETING
         Tuesday, May 8, 2001                         Tuesday, May 8, 2001
        10:00 a.m., local time                        9:00 a.m., local time
 Houston Marriott North at Greenspoint        Houston Marriott North at Greenspoint
  255 North Sam Houston Parkway East           255 North Sam Houston Parkway East
            Houston, Texas                               Houston, Texas


PURPOSE OF THE SPECIAL MEETINGS IS TO VOTE ON THE FOLLOWING ITEMS:


          PATTERSON SPECIAL MEETING                            UTI SPECIAL MEETING
- A proposal to adopt the merger agreement         - A proposal to adopt the merger agreement
  and approve the transactions contemplated          and approve the transactions contemplated
  by the merger agreement, including the             by the merger agreement, including the
  merger.                                            merger.
- A proposal to amend Patterson's restated         - Such other matters as may properly come
  certificate of incorporation to increase           before the UTI special meeting, including
  the number of authorized shares of                 the approval of any adjournment or
  Patterson common stock from 50,000,000 to          postponement of the UTI special meeting.
  200,000,000.
- A proposal to amend Patterson's restated
  certificate of incorporation to change
  Patterson's name to "Patterson-UTI Energy,
  Inc."
- Such other matters as may properly come
  before the Patterson special meeting,
  including the approval of any adjournment
  or postponement of the Patterson special
  meeting.


RECORD DATE OF THE SPECIAL MEETINGS

          PATTERSON SPECIAL MEETING                            UTI SPECIAL MEETING
Holders of record of Patterson common stock        Holders of record of UTI common stock at the
at the close of business on March 13, 2001         close of business on March 13, 2001 will be
will be entitled to vote.                          entitled to vote.

OUTSTANDING SHARES ON THE RECORD DATE


          PATTERSON SPECIAL MEETING                            UTI SPECIAL MEETING
As of the record date, there were 38,126,916       As of the record date, there were 37,659,853
shares outstanding of Patterson common stock       shares outstanding of UTI common stock that
that are entitled to vote at the Patterson         are entitled to vote at the UTI special
special meeting.                                   meeting.

SHARES ENTITLED TO VOTE AT THE SPECIAL MEETINGS

        PATTERSON SPECIAL MEETING                             UTI SPECIAL MEETING
Each share of Patterson common stock that          Each share of UTI common stock that you own
you own as of the record date entitles you         as of the record date entitles you to one
to one vote.                                       vote.

Shares of Patterson common stock deemed            Shares of UTI common stock deemed
beneficially held by Patterson or its              beneficially held by UTI or its subsidiaries
subsidiaries will not be voted.                    will not be voted.

QUORUM REQUIREMENTS FOR THE SPECIAL MEETINGS

        PATTERSON SPECIAL MEETING                             UTI SPECIAL MEETING
A quorum of Patterson stockholders is              A quorum of UTI stockholders is necessary to
necessary to hold a valid Patterson special        hold a valid UTI special meeting.
meeting.
                                                   The presence in person or by proxy at the
The presence in person or by proxy at the          UTI special meeting of holders of a majority
Patterson special meeting of holders of a          of the UTI common stock entitled to vote at
majority of the shares of Patterson common         the UTI special meeting is necessary for a
stock entitled to vote at the Patterson            quorum.
special meeting is necessary for a quorum.

Abstention and broker non-votes count as           Abstention and broker non-votes count as
present for establishing a quorum. Shares of       present for establishing a quorum. Shares of
common stock held by Patterson or its              common stock held by UTI or its subsidiaries
subsidiaries do not count toward a quorum.         do not count toward a quorum.

A "broker non-vote" occurs with respect to a       A "broker non-vote" occurs with respect to a
proposal when a broker is not permitted to         proposal when a broker is not permitted to
vote on that proposal without instruction          vote on that proposal without instruction
from the beneficial owner of the shares of         from the beneficial owner of the shares of
Patterson common stock and no instruction is       UTI common stock and no instruction is
given.                                             given.

SHARES OWNED BY PATTERSON AND UTI DIRECTORS AND EXECUTIVE OFFICERS AS OF THE RECORD DATE


        PATTERSON SPECIAL MEETING                             UTI SPECIAL MEETING
Patterson directors and executive officers         UTI directors and executive officers have
have the right to vote 692,112 shares of           the right to vote 5,112,124 shares of UTI
Patterson common stock. These shares               common stock. These shares represent
represent approximately 1.8% of the                approximately 13.6% of the UTI common stock
Patterson common stock outstanding as of the       outstanding as of the record date.
record date.
                                                   These individuals have indicated that they
These individuals have indicated that they         intend to vote their UTI shares in favor of
intend to vote their Patterson shares in           the UTI proposal.
favor of the Patterson proposals.

VOTE NECESSARY AT THE SPECIAL MEETINGS TO APPROVE PATTERSON AND UTI PROPOSALS

PATTERSON SPECIAL MEETING                          UTI SPECIAL MEETING
Adoption of the merger agreement and               Adoption of the merger agreement and
approval of the transactions contemplated by       approval of the transactions contemplated by
the merger agreement, including the merger,        the merger agreement, including the merger,
requires the approval of the holders of a          requires the approval of the holders of a
majority of the outstanding shares of              majority of the outstanding shares of UTI
Patterson common stock.                            common stock.
Approval of the amendment to Patterson's           Abstentions and broker non-votes will have
restated certificate of incorporation              the same effect as votes against the UTI
increasing the authorized number of shares         merger proposal.
of Patterson common stock requires the
approval of the holders of a majority of the
outstanding shares of Patterson common
stock.
Approval of the amendment to Patterson's
restated certificate of incorporation
changing Patterson's name to "Patterson-UTI
Energy, Inc." requires the approval of the
holders of a majority of the outstanding
shares of Patterson common stock. APPROVAL
OF THE NAME CHANGE IS NOT A CONDITION TO THE
MERGER.
Abstentions and broker non-votes will have
the same effect as votes against each of the
Patterson proposals.

                                VOTING BY PROXY

     Voting Your Proxy. You may vote in person at your special meeting or by proxy. We recommend you vote by proxy even if you plan to attend your special meeting. You can always change your vote at your special meeting.


     If you are a Patterson stockholder, you may vote by proxy card, Internet or telephone, by completing and mailing the enclosed proxy card or by following the Internet or telephone voting instructions on the proxy card. If you are a UTI stockholder, you may vote by proxy card, by completing and mailing the enclosed proxy card. If you properly submit your proxy card in time to vote, one of the individuals named as your proxy will vote your shares of common stock as you have directed. You may vote for or against the proposal or proposals submitted at your special meeting or abstain from voting.


HOW TO VOTE

                                  IN WRITING*


PATTERSON SPECIAL MEETING                          UTI SPECIAL MEETING
Complete, sign, date, and return your proxy        Complete, sign, date, and return your proxy
card in the enclosed envelope.                     card in the enclosed envelope.
                                   BY INTERNET OR TELEPHONE*
PATTERSON SPECIAL MEETING                          UTI SPECIAL MEETING
To vote by Internet, go to the web site            Voting by Internet is not available to UTI
listed on your proxy card and follow the           stockholders.
instructions. You will need to give the
personal identification number contained on
your proxy card.
To vote by telephone, call the toll-free           Voting by telephone is not available to UTI
number listed on your proxy card and follow        stockholders.
the instructions. You will need to give the
personal identification number contained on
your proxy card.


---------------

* If you hold shares of Patterson or UTI common stock through a broker or other custodian, please follow the voting instructions for the voting form used by that firm.

     If you submit your proxy but do not make specific choices, your proxy will follow your board of directors' recommendations and your shares will be voted in accordance with their recommendations.

     THE PATTERSON BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR:

     - ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER;


     - APPROVAL OF THE AMENDMENT TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF PATTERSON COMMON STOCK FROM 50,000,000 TO 200,000,000; AND


     - APPROVAL OF THE AMENDMENT TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION CHANGING PATTERSON'S NAME TO "PATTERSON-UTI ENERGY, INC."

     THE UTI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     ADOPTION BY PATTERSON STOCKHOLDERS OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND OF THE AMENDMENT TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF PATTERSON COMMON STOCK AND

ADOPTION BY UTI STOCKHOLDERS OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, ARE CONDITIONS TO CONSUMMATION OF THE MERGER.

     Revoking Your Proxy.  You may revoke your proxy before it is voted by:

     - submitting a new proxy with a later date, including if you are a Patterson stockholder, a proxy given by the Internet or by telephone,

     - notifying your company's Secretary in writing before your special meeting that you have revoked your proxy, or

     - voting in person at your special meeting.

OTHER VOTING MATTERS

     Voting in Person. If you plan to attend your special meeting and wish to vote in person, we will give you a ballot at your special meeting. However, if your shares of common stock are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee an account statement, letter or other evidence of your beneficial ownership of the common stock.

     People with Disabilities. We can provide reasonable assistance to help you participate in your special meeting if you tell us about your disability and how you plan to attend. Please call or write the Secretary of your company at least two weeks before your special meeting at the number or address provided on page 4.

     Proxy Solicitations.  We will each pay our own costs of soliciting proxies.

     In addition to this mailing, Patterson and UTI employees may solicit proxies personally, electronically or by telephone. Patterson and UTI are each paying a customary fee, plus expenses, to assist with the solicitation.

     The extent to which these proxy-soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should submit your proxy without delay by mail or, if you are a Patterson stockholder, by Internet or telephone. We also will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     DO NOT SEND IN ANY UTI STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR UTI COMMON STOCK AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

OTHER BUSINESS, ADJOURNMENT, AND POSTPONEMENTS

     We are not aware of any other business to be acted upon at either special meeting. If, however, other matters are properly brought before either special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

     Adjournments or postponements of the special meetings may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     On January 19, 2001, Mr. Siegel called Mr. Talbott to inquire as to Mr. Talbott's availability during the week of January 29 to discuss a possible combination of Patterson and UTI. Mr. Talbott indicated that he would be available that week.

     On January 26, 2001, the UTI board of directors held a telephonic meeting at which Mr. Siegel advised the board that he had called Mr. Talbott to set up a meeting. The UTI board discussed the desirability of a combination with Patterson and unanimously endorsed Mr. Siegel's meeting with Mr. Talbott.

     On January 29, 2001, Mr. Siegel called Mr. Talbott and recommended that they meet beginning on Thursday, February 1, 2001, and work continuously to see if a combination between the two companies were possible. Mr. Talbott agreed to meet on Thursday morning, February 1, 2001.

     On January 29, 2001, Mr. Talbott called a Patterson telephonic board meeting to report that Mr. Siegel had contacted him and suggested that negotiations begin regarding a possible merger of Patterson and UTI. The board authorized Mr. Talbott to begin negotiations with Mr. Siegel and report back to the board with results of the negotiations.

     On January 30 and 31, 2001, Messrs. Siegel and Talbott discussed certain procedural matters by telephone.

     On February 1, 2001, Messrs. Siegel, Berns and Talbott met in the early morning at a hotel in Dallas, Texas to discuss a possible merger of equals. Messrs. Talbott, Siegel and Berns met continuously on February 1 and 2. After extensive discussion, they agreed that a combination would be beneficial to each of the companies and their stockholders and decided to apprise their respective boards of the substance of their negotiations and their recommendation to move forward toward negotiating a definitive merger agreement.


     On February 2, 2001, Mr. Talbott called a telephonic board meeting at 10:00 a.m. to update the Patterson board on the status of negotiations and seek guidance from the board on whether he should continue negotiations for a possible combination of the two companies. He informed the board that he and Mr. Siegel believed that a combination of the two companies would be beneficial to both companies and their stockholders. Following Mr. Talbott's report, management of Patterson presented a financial analysis of a combined Patterson-UTI. The Patterson board discussed various issues relating to the merger including the strategic value of the merger to Patterson and its stockholders, management of the combined company, the exchange ratio and the composition of the board of the combined company.


     After extensive discussion, the board instructed Mr. Talbott to continue negotiations with Mr. Siegel on the basis of a merger of Patterson and UTI with the following terms:


     - Patterson's stockholders would own greater than 50% of the combined company after the merger,


     - Patterson's board would hold a one seat majority of the board after the merger, and

     - Mr. Talbott would continue to be chief executive officer of Patterson after the merger.

     At a telephonic board meeting commencing at 1:30 p.m., on February 2, 2001, Messrs. Siegel and Berns provided the UTI board of directors with an update on the status of the negotiations of a possible business combination with Patterson. The UTI board of directors indicated its support for a merger and its belief that the exchange ratio should be close to one to one. The UTI board directed Messrs. Siegel and Berns to continue negotiations with Patterson.

     After both board meetings, Messrs. Talbott, Siegel and Berns continued negotiations, and management of both companies began negotiating and drafting a merger agreement for approval by their respective boards.

     Following negotiations on February 3 and 4, 2001, Messrs. Talbott, Siegel and Berns, management of the respective companies and their counsel negotiated the following terms of a merger:

     - UTI would merge into Patterson and Patterson would change its name to Patterson-UTI Energy, Inc.;


     - UTI stockholders would receive one share of Patterson common stock for each share of UTI common stock then owned, resulting in Patterson stockholders owning approximately 50.5% and UTI stockholders owning approximately 49.5% of the combined Patterson-UTI immediately after the merger; and



     - Patterson's board would choose six members and UTI's board would choose the remaining five members of the 11 member Patterson-UTI board.


     It was further understood that after consummation of the merger, Mr. Siegel would serve as Chairman while Mr. Talbott would serve as Chief Executive Officer of a combined Patterson-UTI.

     At a telephonic board meeting commencing at 5:30 p.m. on February 4, 2001, Mr. Siegel advised the UTI board of directors that management of UTI had negotiated the terms of a definitive merger agreement with representatives of Patterson, subject to the approval of the UTI board of directors. UTI's legal counsel reviewed the material terms of the merger agreement with the UTI board of directors. Also, at the board meeting Lehman Brothers made a presentation to the UTI board of directors with regard to the reasons supporting the merger and the financial impact to UTI and its stockholders. At the conclusion of the presentation, Lehman Brothers advised the UTI board of directors that it would issue its fairness opinion as of the date of the meeting, subject to the UTI board of directors' approval of the merger. After discussion, the UTI board of directors unanimously approved the merger agreement.

     On the evening of February 4, 2001, Patterson's board of directors convened via telephone to review the progress of the proposed merger transaction with UTI. Mr. Talbott and other members of Patterson's management team and Patterson's legal counsel briefed the board on the results of the negotiations. In addition, Patterson's senior management briefed the board as to the strategic rationales for the transaction and Patterson's counsel reviewed the proposed terms of the transaction and the merger agreement.

     Following the presentation of the terms of the merger, Merrill Lynch, financial advisor to the Patterson board on this transaction, delivered its fairness opinion presentation to the Patterson board, in which it gave its opinion that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Patterson and its stockholders.


     At the conclusion of the meeting, Patterson's board, with one member abstaining, determined that the merger agreement and merger transactions were fair to, and in the best interests of, Patterson and its stockholders, and resolved to recommend that Patterson's stockholders adopt the merger agreement and approve the merger and the amendment to Patterson's restated certificate of incorporation increasing the number of authorized shares of common stock from 50,000,000 to 200,000,000 and changing the name of Patterson to Patterson-UTI Energy, Inc.


     Following execution of the definitive merger agreement, a joint press release announcing the merger transaction was issued on February 5, 2001.

UTI'S REASONS FOR THE MERGER

     UTI's board of directors believes that the terms of the merger are in the best interests of UTI and its stockholders, has unanimously approved the merger and the merger agreement and recommends that the UTI stockholders approve and adopt the merger and merger agreement.


     UTI's board of directors considers the merger to be a means of achieving the long term strategic and financial goals of UTI, while at the same time offering the UTI stockholders the ability to participate in a larger, more diversified land drilling company. In reaching its conclusion to approve the merger, the UTI board of directors also considered the factors listed below:

     - information concerning the historical financial performance and condition, business operations and prospects of each of UTI and Patterson, and UTI's projected future performance and prospects as a separate entity and on a combined basis with Patterson;

     - current industry, economic and market conditions;

     - the fact that the combination of the two companies would create the second largest drilling company in the United States and that the geographic locations, strengths and drilling rig fleets of UTI and Patterson complement one another;

     - the fact that the size and importance in the industry of the combined companies likely would provide greater visibility and a stronger following by research analysts and greater stock market liquidity than UTI would have on its own;

     - recent and historical market prices of UTI's common stock and Patterson's common stock;

     - the structure of the transaction and terms of the merger agreement and the one to one exchange ratio, which were the result of arm's-length negotiations between UTI and Patterson;

     - the financial analysis and opinion of Lehman Brothers;

     - the fact that the merger would provide holders of UTI common stock with the opportunity to receive a premium over recent market prices for UTI common stock;

     - the terms of the merger agreement that permit the UTI board of directors, in the exercise of its fiduciary duties and subject to certain conditions, to terminate the merger agreement if UTI receives a takeover proposal that the UTI board of directors deems to be a "superior proposal" (as defined in the merger agreement); in this regard, the UTI board of directors noted that if it were to terminate the merger agreement under those circumstances, UTI must pay to Patterson a $32.5 million fee plus reimbursement of expenses up to $2.5 million, and if the UTI stockholders did not approve the merger and UTI had not received a superior takeover proposal, UTI must pay to Patterson a $2.5 million fee plus reimbursement of expenses up to $2.5 million; the UTI board of directors did not view the termination fee provision of the merger agreement as unreasonably deterring any seriously interested third party from making a superior proposal;

     - the expectation that the merger would result in the holders of UTI common stock receiving the opportunity to receive shares of Patterson common stock in a transaction that is not expected to have any immediate United States federal income tax impact;

     - the expectation that the merger of UTI and Patterson will be treated for accounting purposes as a pooling-of-interests;

     - the historical performance and reputation of Patterson; and

     - the likelihood that the merger would be consummated.

     In determining that the merger was in the best interests of UTI's stockholders, the UTI board of directors considered the factors discussed above as a whole and did not assign specific or relative weights to those factors. The UTI board of directors believes that the merger is an opportunity for UTI's stockholders to participate in a combined enterprise that has significantly greater business and financial resources than UTI would have without the merger and to receive, on a tax deferred basis, a premium for their shares of UTI common stock, based on recent market prices.

RECOMMENDATION OF THE UTI BOARD OF DIRECTORS

     For the reasons set forth under "The Merger -- Background of the Merger" and "The Merger -- UTI's Reasons for the Merger," the UTI board of directors believes that the merger is in the best interests of UTI and the holders of UTI common stock. THE UTI BOARD OF DIRECTORS UNANIMOUSLY ADOPTED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF UTI COMMON STOCK VOTE "FOR" ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

OPINION OF UTI'S FINANCIAL ADVISOR

     Lehman Brothers acted as UTI's financial advisor in connection with the merger. UTI instructed Lehman Brothers, in its role as financial advisor, to evaluate the fairness, from a financial perspective, of the exchange ratio offered to UTI stockholders in the merger. On February 4, 2001, Lehman Brothers delivered its oral and written opinion to the UTI board that, as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the exchange ratio offered to UTI's stockholders in the merger was fair to such stockholders.


     THE FULL TEXT OF THE LEHMAN BROTHERS' WRITTEN OPINION IS INCLUDED IN ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IS INCORPORATED HEREIN BY REFERENCE. UTI STOCKHOLDERS MAY READ LEHMAN BROTHERS' OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF LEHMAN BROTHERS' OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION.


     Except as described in the next sentence, no limitations were imposed by UTI on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. In arriving at its opinion, at the direction of UTI, Lehman Brothers had limited opportunity to conduct due diligence on UTI and Patterson and, as further described below, Lehman Brothers' opinion therefore was necessarily based primarily upon publicly available information. The form and amount of the consideration to be received by UTI stockholders in the merger was determined through arm's-length negotiations between the parties. Lehman Brothers' advisory services and opinion were provided for the use and benefit of the UTI board in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any UTI stockholder as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, UTI's underlying business decision to proceed with the merger. In addition, Lehman Brothers' opinion does not address the prices at which shares of Patterson common stock will actually trade after the merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed the following:

     - the merger agreement and the specific terms of the merger (including with respect to corporate governance of the combined company);

     - publicly available information concerning UTI and Patterson that Lehman Brothers believed to be relevant to its analysis, including Annual Reports on Form 10-K for the fiscal year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2000;

     - a trading history of the common stock of each of UTI and Patterson from February 2, 2000 to the present and a comparison of these trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

     - a comparison of the historical financial results and present financial condition of each of UTI and Patterson with each other and with those of other companies that Lehman Brothers deemed relevant;

     - a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

     - estimates of third party research analysts with respect to the future financial performance of each of UTI and Patterson; and

     - the relative contributions of UTI and Patterson to the historical and future financial performance of the combined company on a pro forma basis.

In addition, Lehman Brothers had discussions with the management of each of UTI and Patterson concerning their respective businesses, operations, assets, financial condition and prospects and concerning the strategic benefits expected to result from the merger and undertook such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of managements of UTI and Patterson that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In arriving at its opinion, Lehman Brothers did not review financial projections of UTI or Patterson prepared by management of UTI or Patterson. Based on the advice of UTI, Lehman Brothers assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of UTI and Patterson on a comparative basis. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of UTI or Patterson and did not make or obtain any evaluations or appraisals of the assets or liabilities of UTI or Patterson. In addition, the UTI board did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any proposals or offers from any third party with respect to the purchase of all or a part of UTI's business. Upon advice of UTI and its legal and accounting advisors, Lehman Brothers assumed that the merger will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore qualify as a tax-free transaction to the stockholders of UTI. Lehman Brothers' opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

     In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to UTI or Patterson, but rather made its determination as to the fairness, from a financial point of view, of the exchange ratio on the basis of the financial and comparative analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. As a result, fairness opinions are not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UTI or Patterson. None of UTI, Patterson, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     Financial Analyses. The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the UTI board. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial and comparative analyses. In particular, you should note that in applying the various valuation methodologies to the particular businesses, operations and prospects of UTI and Patterson, and the particular circumstances of the merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UTI and Patterson. Accordingly, analyses and the implied exchange ratios derived therefrom set forth in the tables and described below must be considered as a whole. Considering any portion of such analyses, including the implied exchange ratios set forth in the tables below, and of the factors considered without considering all analyses, factors and the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by Lehman Brothers' opinion.

                                                                                          IMPLIED
                                                                                         EXCHANGE
VALUATION METHODOLOGY                    SUMMARY DESCRIPTION OF VALUATION METHODOLOGY   RATIO RANGE
---------------------                    --------------------------------------------   -----------
Comparable Company Trading Analysis....  Market valuation benchmark based on the        0.860-0.910
                                           common stock trading multiples of selected
                                           comparable companies
Comparable Acquisitions Analysis.......  Market valuation benchmark based on            0.850-0.910
                                           consideration paid in selected comparable
                                           transactions
Exchange ratio in the merger...........                                                    1.000

     Comparable Company Trading Analysis. With respect to UTI and Patterson, Lehman Brothers reviewed the public stock market trading multiples for selected domestic U.S. land drilling companies, including, but not limited to, the following:

     - Grey Wolf, Inc.,

     - Helmerich & Payne Inc.,

     - Key Energy Services, Inc.,

     - Nabors Industries, Inc., and

     - Precision Drilling Corporation.

Using publicly available information, Lehman Brothers calculated and analyzed the common equity market value multiples of certain projected financial criteria based upon published analyst estimates, such as net income and discretionary cash flow. Lehman Brothers also calculated and analyzed the adjusted capitalization multiples of certain projected financial criteria based upon published analyst estimates, such as EBITDA (earnings before interest, taxes, depreciation and amortization). The adjusted capitalization of each company was obtained by adding long-term debt to the sum of the market value of its common equity, the value of its preferred stock based upon its market value if publicly traded and its liquidation value if privately held, and the book value of any minority interest minus the cash balance.

     This methodology yielded an implied exchange ratio range of 0.850 to 0.910. However, because of the inherent differences between the businesses, operations and prospects of UTI and Patterson and the companies included in the comparable companies group, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning the differences between the financial and operating characteristics of UTI and Patterson and the companies in the comparable companies group that would affect the public trading values of UTI and Patterson and such comparable companies.

     Comparable Acquisitions Analysis. With respect to UTI and Patterson, Lehman Brothers reviewed certain publicly available information on selected domestic U.S. and international transactions which were announced from June of 1994 to September of 2000 including, but not limited to, the following:

     - Schlumberger N.V. (Schlumberger Limited)/Camco International Inc.,

     - Baker Hughes Incorporated/Western Atlas Inc.,

     - Energy Ventures, Inc./Weatherford Enterra, Inc.,

     - Halliburton Company/Dresser Industries, Inc.,

     - National-Oilwell, Inc./Dreco Energy Services, Ltd.,

     - Nabors Industries, Inc./Pool Energy Services Co.,

     - Precision Drilling Corporation/Plains Energy Services Ltd.,

     - Bonus Resource Services Corp./Tetonka Drilling Inc., and

     - Transocean Sedco Forex Inc./R&B Falcon Corporation.

For each transaction, Lehman Brothers calculated an enterprise value multiple based on the EBITDA during the last twelve month period prior to announcement of the transaction and equity value multiples based on the one and two year forward estimated net income.

     The enterprise and equity value multiples were applied to UTI's data points for each of the above-mentioned statistics adjusting the enterprise value for the market value of total debt less cash and cash equivalents to calculate an implied equity value range.

     The comparable acquisitions analysis resulted in an implied exchange ratio range of 0.850-0.910. However, because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of UTI and Patterson and the companies involved in the transactions analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the equity values of UTI and Patterson and such other companies.

     Historical Common Stock Trading Analysis. Lehman Brothers reviewed the daily historical closing share prices of the UTI and Patterson common stock for the period from February 2, 2000 to February 2, 2001. Lehman Brothers analyzed the ratio of the February 2, 2001 closing share price for UTI to the corresponding closing share price of Patterson. In addition, Lehman Brothers reviewed the ratio of the closing share prices for UTI and Patterson based on the 10, 20, 30, 60, 90 and 120 trading day averages as of February 2, 2001. Based on these average closing prices of the UTI and Patterson common stock, this analysis implies an exchange ratio range of 0.753 to 0.919.

     Contribution Analysis. Lehman Brothers utilized historical financial data provided by UTI and Patterson regarding their land drilling operations to calculate the relative contributions by UTI and Patterson to the pro forma combined company with respect to net income and discretionary cash flow for the calendar year 2000. Lehman Brothers also calculated similar contributions based on 2001 and 2002 projected net income and discretionary cash flow based on consensus earnings estimates for both companies as reported by First Call, a service reporting equity analyst estimates. In all cases, Lehman

Brothers compared UTI's contribution percentages to UTI stockholders' expected 50% pro forma ownership of the combined company. The following table summarizes the results of this analysis.

                                                     UTI         PATTERSON        IMPLIED
                                                 CONTRIBUTION   CONTRIBUTION   EXCHANGE RATIO
                                                 ------------   ------------   --------------
HISTORICAL RESULTS
  2000 Net Income..............................     39.2%          60.8%           0.653
  2000 Discretionary Cash Flow.................     42.1%          57.9%           0.736
PROJECTED RESULTS
  2001E Net Income.............................     41.6%          58.4%           0.722
  2002E Net Income.............................     43.7%          56.3%           0.786
  2001E Discretionary Cash Flow................     42.2%          57.8%           0.739
  2002E Discretionary Cash Flow................     45.3%          54.7%           0.838

     Premiums Paid Analysis. With respect to UTI, Lehman Brothers reviewed the premiums paid in selected domestic U.S. and international oilfield equipment/services company transactions based upon publicly available information which were announced from June of 1994 to August of 2000 including, but not limited to, the following:

     - Schlumberger N.V. (Schlumberger Limited)/Camco,

     - Baker Hughes Incorporated/Western Atlas Inc.,

     - Energy Ventures, Inc./Weatherford Enterra, Inc.,

     - Halliburton Company/Dresser Industries, Inc.,

     - National-Oilwell, Inc./Dreco Energy Services, Ltd.,

     - Camco International Inc./Production Operators Corp.,

     - National-Oilwell, Inc./IRI International Corporation,

     - Precision Drilling Corporation/Plains Energy Services Ltd., and

     - Transocean Sedco Forex Inc./R&B Falcon Corporation.

For each transaction, Lehman Brothers calculated the premium paid to the stockholders of the acquired company based upon the acquired company's common stock price one day, one week, four weeks and eight weeks prior to the announcement date of such transaction.

     The transaction premiums were applied to UTI's data point for each of the dates specified to obtain a range of values for UTI's common stock. Theses values were then compared to Patterson's closing common stock price on the last trading day preceding delivery of Lehman Brothers' opinion to the UTI Board.

     The premiums paid analysis resulted in an implied exchange ratio of 0.830 to 1.110. However, because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of UTI and Patterson and the companies involved in the transactions analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the equity values of UTI and Patterson and such other companies.

     Pro Forma Merger Consequences Analysis. Lehman Brothers analyzed the pro forma impact of the merger on UTI's projected earnings per share and discretionary cash flow per share. Projected net income and discretionary cash flow for fiscal years 2001 and 2002 was based on third party research estimates reported by First Call, a service reporting equity analyst estimates. Lehman Brothers compared the earnings and discretionary cash flow of UTI on a stand-alone basis to the earnings and discretionary cash flow attributable to UTI's respective interests in pro forma Patterson. The analysis indicated that the merger will be accretive to UTI's net income and discretionary cash flow per share in 2001 and 2002.


     Lehman Brothers Financial Advisory Fee -- Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The UTI board selected Lehman Brothers because of its expertise, reputation and familiarity with UTI in particular and the oilfield service industry in general and because its investment banking professionals have substantial experience in transactions comparable to the merger.

     Pursuant to the terms of an engagement letter dated February 3, 2001, between Lehman Brothers and UTI, UTI agreed to pay Lehman Brothers a fee of $2,000,000 upon the delivery of its fairness opinion. UTI also agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement. Lehman Brothers has previously rendered financial advisory and investment banking services to UTI for which it has received customary compensation.

     In the ordinary course of its business, Lehman Brothers actively trades in the equity securities of UTI and Patterson for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

PATTERSON'S REASONS FOR THE MERGER

     Patterson's board of directors has determined that the merger agreement is fair to and in the best interest of the stockholders of Patterson. In reaching its decision to approve the merger agreement, the Patterson board of directors consulted with Patterson's legal and financial advisors, as well as with Patterson's management, including the management members of Patterson's board of directors. The Patterson board of directors considered the following factors:

     - The complementary nature of Patterson's and UTI's respective businesses, assets and strategic objectives;

     - The historical financial performance and condition, and operations and prospects of Patterson and UTI on a combined basis and of Patterson and UTI, as separate entities;

     - Diversification of operations into the prolific oil and natural gas regions of Western Canada;

     - Belief that the expected greater visibility and enhanced market capitalization of the combined companies following the merger, together with the expected increase in stock market liquidity should provide opportunity for investment in Patterson-UTI by institutions having more purchasing power and more stringent investment policies and practices;

     - Belief that economies of scale and other cost savings obtainable from the merger would, if realized, create additional value to Patterson stockholders;


     - Belief that the proposed merger would result in improvements in key performance indicators including cash flow;


     - Financial presentation to the board of directors and related opinion from Patterson's financial advisor to the effect that, as of the date of its opinion and based on and subject to the matters described in its opinion, the exchange ratio was fair from a financial point of view to Patterson and the Patterson stockholders, as more fully described under "Opinion of Patterson's Financial Advisor"; and

     - The terms and conditions of the merger agreement and the merger were viewed by the Patterson board of directors and management to be fair to and in the best interest of Patterson and its stockholders.

     Patterson's board of directors believes that the further expansion of Patterson's onshore drilling fleet through the merger, the enhancement of Patterson's financial position and the possible positive impact on Patterson-UTI's earnings that could result from any consolidation savings realized in the merger will enhance Patterson's long-term growth potential.

     All combinations, including the merger, include certain risk and disadvantages. Material potential risks associated with the merger are discussed in "Risk Factors" commencing on page 19 of this document. You are urged to review that section.

RECOMMENDATIONS OF THE PATTERSON BOARD OF DIRECTORS

     After consideration of the factors discussed above, and without weight to any specific factor, the members of Patterson's board of directors voting on the merger and the proposed amendments to Patterson's restated certificate of incorporation, have determined that the terms of the merger are fair to and in the best interest of Patterson and the Patterson stockholders.


     THE PATTERSON BOARD RECOMMENDS THAT PATTERSON STOCKHOLDERS VOTE AT THE PATTERSON SPECIAL STOCKHOLDER MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER AND THE AMENDMENT TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PATTERSON'S COMMON STOCK AND THE AMENDMENT TO PATTERSON'S RESTATED CERTIFICATE OF INCORPORATION FOR THE NAME CHANGE.


     One of the Patterson board members abstained from voting on the merger and the charter amendments, because he believed that he lacked sufficient information and time to make an informed decision.

OPINION OF PATTERSON'S FINANCIAL ADVISOR

     Patterson retained Merrill Lynch to act as its financial advisor in connection with the merger. On February 4, 2001, Merrill Lynch rendered its oral opinion to the Patterson board of directors, which was later confirmed in writing, in the Merrill Lynch fairness opinion letter dated February 4, 2001, that, as of that date and based upon and subject to the factors and assumptions described in the Merrill Lynch fairness opinion letter, the exchange ratio was fair from a financial point of view to Patterson.

     THE FULL TEXT OF THE MERRILL LYNCH FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH FAIRNESS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. STOCKHOLDERS OF PATTERSON ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE MERRILL LYNCH FAIRNESS OPINION WAS PROVIDED TO THE PATTERSON BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO PATTERSON AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY PATTERSON TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO PATTERSON'S STOCKHOLDERS AS TO HOW THE STOCKHOLDERS SHOULD VOTE ON THE MERGER OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. MERRILL LYNCH HAS NOT EXPRESSED ANY OPINION AS TO THE PRICES AT WHICH PATTERSON COMMON STOCK WILL TRADE FOLLOWING THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch fairness opinion or the presentation made by Merrill Lynch to the Patterson board. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch fairness opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, UTI or Patterson. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In addition, the requirement for the delivery of the Merrill Lynch fairness opinion was among several factors taken into consideration by the Patterson board in making its determination to approve the merger agreement and the merger and in reaching its determination to recommend approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, the respective proposed amendments to Patterson's restated certificate of incorporation authorizing additional Patterson common shares and the change in Patterson's name. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the Patterson board or Patterson's management with respect to the fairness of the exchange ratio.

     In arriving at its opinion, Merrill Lynch, among other things:

     - Reviewed certain publicly available business and financial information relating to UTI and Patterson that Merrill Lynch deemed to be relevant including (a) Annual Reports on Form 10-K and related audited financial statements for the three years ended December 31, 1999 and (b) Quarterly Reports on Form 10-Q and related unaudited financial statements for the quarterly periods ending March 31, 2000, June 30, 2000 and September 30, 2000;

     - Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of UTI, as well as the amount of the cost savings and related expenses and synergies expected to result from the merger (the "Expected Synergies") furnished to Merrill Lynch by Patterson;


     - Conducted discussions with members of senior management of UTI and Patterson concerning the matters described in the two preceding paragraphs, as well as their respective businesses and prospects before and after giving effect to the merger;


     - Reviewed the market prices and valuation multiples for UTI shares and Patterson shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - Reviewed the results of operations of UTI and Patterson and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - Compared the proposed financial terms of the merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant;

     - Reviewed the potential pro forma impact of the merger on Patterson;

     - Reviewed a draft dated February 4, 2001 of the merger agreement; and

     - Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of UTI or receive any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of UTI. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by

UTI or Patterson, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of UTI's or Patterson's managements as to the expected future financial performance of UTI or Patterson, as the case may be, and the Expected Synergies. Merrill Lynch made no independent investigation of any legal matters and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the merger. Merrill Lynch also assumed that the signed merger agreement would be substantially similar to the February 4, 2001 draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Merrill Lynch as of the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

     The exchange ratio was determined through analyses of current and projected financial data of both Patterson and UTI and through negotiations between the chairmen of both Patterson and UTI. After substantial analysis and consideration, the merger was authorized by the Patterson board.

     The following is a brief summary of the material analyses performed by Merrill Lynch in connection with its preparation of the Merrill Lynch fairness opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

     Financial Forecasts. UTI and Patterson provided Merrill Lynch with their respective forecasted financial performance. Merrill Lynch used such forecasted financial information in conducting its analyses.

     Contribution Analysis. Using the forecasts described above for both UTI and Patterson for the years 2000 and 2001, Merrill Lynch compared the relative projected levels of earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income after income taxes ("Net Income") and after-tax cash flow ("Cash Flow") for each company during this period. Merrill Lynch compared the relative levels of each of these financial measures both with and without incorporating the impact of the Expected Synergies in UTI's financial measures.

     Relative levels of EBITDA, Net Income and Cash Flow were used to develop implied equity value contributions. The results of these analyses are set forth below.

                                                                PATTERSON'S IMPLIED
                                                         EQUITY MARKET VALUE CONTRIBUTION
                                                      ---------------------------------------
                                                           WITHOUT                WITH
VALUATION BASIS                                       EXPECTED SYNERGIES   EXPECTED SYNERGIES
---------------                                       ------------------   ------------------
2000E EBITDA........................................         57.6%                47.6%
2001E EBITDA........................................         51.3                 46.8
2000E Net Income....................................         64.8                 44.8
2001E Net Income....................................         51.1                 45.3
2000E Cash Flow.....................................         57.8                 49.3
2001E Cash Flow.....................................         53.1                 49.1

     The contribution analysis implied an exchange ratio of 0.883-0.956 or a Patterson implied equity value contribution of 51.0%-53.0% without incorporating the impact of the Expected Synergies in UTI's financial measures and an exchange ratio of 1.036-1.216 or a Patterson implied equity value contribution of 45.0%- 49.0% after incorporating the impact of the Expected Synergies in UTI's financial measures.

     Comparable Company Acquisition Analysis. Merrill Lynch also reviewed publicly available information relating to comparable merger and acquisition transactions in respect of companies with primarily contract drilling operations. Because the reasons for, and circumstances surrounding, each of the comparable transactions analyzed were so diverse and due to the dramatic disparity in implied transaction multiples for the comparable transactions analyzed, Merrill Lynch believes that a purely quantitative comparable company acquisition analysis would not be dispositive in the context of the merger. Merrill Lynch, therefore, deemed a comparable company acquisition analysis not to be relevant in this situation.

     Comparable Company Trading Analysis. Merrill Lynch reviewed and compared certain financial information, ratios and public market multiples derived from the Patterson and UTI projections to corresponding financial information, ratios and public market multiples for four other publicly traded corporations in the land drilling industry:

     - Grey Wolf, Inc.

     - Nabors Industries, Inc.

     - Precision Drilling Corporation

     - Pride International, Inc.

     The selected companies were chosen because they are publicly traded companies with financial and operating characteristics which Merrill Lynch deemed to be similar to those of Patterson and UTI, including, among other things, equity market capitalization and land drilling focus. Merrill Lynch calculated various financial ratios for the selected companies and compared them to those calculated for Patterson and UTI. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch research. Merrill Lynch calculated the following financial ratios:

     - Enterprise value (defined as market value of common equity plus book value of debt less cash) multiples of 2001E EBITDA; and

     - Equity value multiples of 2001E Net Income and 2001E Cash Flow.

     The following table shows the relevant ranges determined by Merrill Lynch for the selected companies.

FINANCIAL MEASURE                                        RELEVANT RANGE
-----------------                                        --------------
2001E EBITDA..........................................   10.0x-12.0x
2001E Net Income......................................    20.0-30.0
2001E Cash Flow.......................................    15.0-18.0

     From the enterprise value ranges implied by these multiple ranges, Merrill Lynch determined a relevant enterprise value range for Patterson under this method of $1,450 million to $1,850 million, or an equity value range per diluted share of $38.13 to $48.40.

     From the enterprise value ranges implied by these multiple ranges, and without incorporating the Expected Synergies in UTI's financial measures, Merrill Lynch determined a relevant enterprise value range for UTI under this method of $1,400 million to $1,800 million or an equity value range per diluted share of $34.58 to $44.81. From the enterprise value ranges implied by these multiple ranges, and after incorporating the Expected Synergies in UTI's financial measures, Merrill Lynch determined a relevant enterprise value range for UTI under this method of $1,700 million to $2,100 million or an equity value range per diluted share of $42.25 to $52.48.

     None of the selected companies are identical to Patterson or UTI. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The comparable company trading analysis implied an exchange ratio of 0.907-0.926 or a Patterson implied equity value contribution of 51.8%-52.3% without incorporating the impact of the Expected Synergies in UTI's financial measures and an exchange ratio of 1.084-1.108 or a Patterson implied equity value contribution of 47.3%-47.9% after incorporating the impact of the Expected Synergies in UTI's financial measures.

     Merger Premium Analysis. In order to determine an implied exchange ratio range based upon a merger premium analysis, Merrill Lynch examined premiums paid for the target's equity value per share over pre-announcement stock prices one day prior to announcement, one week prior to announcement and four weeks prior to announcement in corporate merger transactions with a transaction value in the range of $1.0 billion to $2.0 billion for the periods of 1990 to present.

     The following table shows the relevant ranges selected by Merrill Lynch for the acquisition premiums paid over the target's stock price for one day, one week and four weeks prior to the announcement.

  ONE DAY      ONE WEEK     FOUR WEEKS
-----------   -----------   -----------
LOW    HIGH   LOW    HIGH   LOW    HIGH
----   ----   ----   ----   ----   ----
28.0%  30.0%  30.0%  33.0%  33.0%  36.0%

     The merger premium analysis implied an exchange ratio of 1.195-1.241 or a Patterson implied equity value contribution of 44.5%-45.4%.

     Because the reasons for, and circumstances surrounding, each of the transactions analyzed were different, Merrill Lynch believes that a purely quantitative merger premium analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a merger premium analysis in this instance involves quantitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the value of UTI and Patterson, which judgments are reflected in Merrill Lynch's opinion.

     Relative Stock Price Analysis. Using closing stock prices for Patterson and UTI at February 2, 2001, as well as average closing stock prices for both companies for the periods 30 days, 60 days, 90 days, 180 days and one year prior to February 2, 2001, Merrill Lynch derived implied exchange ratios for Patterson and UTI based on each of these average stock prices.

     The relative stock price analysis implied an exchange ratio of 0.750-0.900 or a Patterson implied equity value contribution of 52.5%-57.0%.

     Merger Consequences. For both Patterson's projections and UTI's projections, Merrill Lynch analyzed the respective contributions of each of Patterson and UTI to the estimated Net Income of the combined company giving effect to the merger on a pro forma basis for the year 2001 and analyzed the increase in Net Income per current Patterson share resulting from the merger. The foregoing analysis indicated that the merger would result in approximately 8.9% accretion to forecasted 2001 Net Income per current Patterson share, assuming pooling-of-interests accounting treatment, before one-time merger related costs and expenses and including the Expected Synergies.

     Merrill Lynch Financial Advisor Fee. Pursuant to an engagement letter dated February 2, 2001, Patterson retained Merrill Lynch to act as its financial advisor in connection with the merger. Pursuant to the engagement letter, Patterson agreed to pay Merrill Lynch a fee of $2,000,000, payable upon delivery of the fairness opinion, for services rendered in connection with the merger. Patterson has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel. Additionally, Patterson has agreed to indemnify Merrill Lynch and its affiliates and their respective officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services performed in connection with its engagement.

     Patterson retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the equity securities of Patterson and UTI (and anticipate trading after the merger in the securities of Patterson-UTI) for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     UTI Directors and Executive Officers. In considering the recommendation of the UTI board of directors with respect to the merger, UTI stockholders should be aware that some directors and executive officers have interests in the merger that are different from UTI stockholders generally. The UTI board was aware of these interests and took them into account in approving the merger.


     - Pursuant to the terms of the merger agreement, five of the seven members of the UTI board will be appointed directors of Patterson-UTI.


     - Under the merger agreement, Patterson has agreed to indemnify and hold harmless all past and present officers and directors of UTI to the fullest extent such persons may be indemnified pursuant to UTI's restated certificate of incorporation and bylaws for acts or omissions occurring at and prior to the effective time of the merger and to promptly advance reasonable litigation expenses incurred by such officers and directors in connection with investigating, preparing and defending any action arising out of such acts or omissions.

     - For a period of six years after the effective time of the merger, Patterson has agreed that it will provide UTI's current officers and directors with an insurance and indemnification policy that provides for coverage of events occurring prior to the effective time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided however, that Patterson shall not be required to pay an annual premium for such insurance in excess of $300,000 (two times the last annual premium paid by UTI preceding the date of the merger agreement).

     All outstanding stock options held by Mark S. Siegel, Vaughn E. Drum, John
E. Vollmer III and Bruce Sauers, executive officers of UTI, and one of its directors, Kenneth N. Berns, will vest at closing of the merger due to change of control provisions in their respective option agreements. In addition, four other UTI employees hold stock options to purchase an aggregate of less than 65,000 shares of UTI common stock that will vest at closing of the merger. Three of UTI's directors and officers, Messrs. Siegel, Berns and Vollmer, have employment arrangements with UTI that also will entitle them to receive a payment equal to one year's salary upon a change of control in UTI and the cessation of their employment. UTI's President and Chief Executive Officer, Vaughn E. Drum, has an employment agreement with UTI that provides that if his employment is terminated without cause (as that term is defined in his employment agreement), or, if he voluntarily terminates his employment within one year of an adverse change (a significant reduction of his authority, duties or responsibilities, his removal from office, a reduction in his salary or material reduction in benefits, or a transfer without his consent to a location greater than 40 miles from his previous work location), he would receive compensation comprising one year's salary, up to one-half of one year's salary as separation pay, vacation pay, any bonus, full vesting of all of his interests under benefit plans and continuation of his benefits.


     UTI directors and executive officers beneficially owned, as of the record date, approximately 18.6% of the outstanding UTI common stock, including those shares of UTI common stock underlying outstanding stock options and warrants.

     Patterson Directors and Executive Officers. All outstanding unvested stock options that Patterson has granted to its employees and those of its subsidiaries under its 1993 stock incentive plan, including those stock options granted to the three management members of Patterson's board of directors and one other executive officer of Patterson, vest upon a change of control. The merger will constitute a change of control under the plan. A total of not more than 1,674,140 unvested stock options under the plan will become vested and therefore exercisable as a result of the merger. Information follows concerning those stock options held by the three management board members and one other executive officer that will vest as a result of the merger.


                                                                           TOTAL OPTIONS
                                                                            VESTED UPON
NAME                                      POSITIONS WITH PATTERSON            MERGER
----                                      ------------------------         -------------
Cloyce A. Talbott..................  Chairman of the Board and Chief          160,000
                                       Executive Officer
A. Glenn Patterson.................  Director, President and Chief            349,240
                                       Operating Officer
Spencer D. Armour III..............  Director and President of a               32,400
                                       Patterson subsidiary
Jonathan D. Nelson.................  Vice President-Finance and Chief          70,000
                                       Financial Officer


     The Patterson board of directors was aware of these interests and took them into account in approving the merger.


     The Patterson directors and executive officers beneficially owned, as of the record date, approximately 3.5% of the outstanding shares of Patterson common stock, including those shares of Patterson common stock underlying outstanding stock options.


ACCOUNTING TREATMENT

     We intend to account for the merger as a pooling-of-interests for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Patterson and UTI will be carried forward to Patterson-UTI, at their historical amounts, and income of Patterson-UTI will include income for the entire fiscal year in which the merger occurs, as well as for prior periods.

     The unaudited combined pro forma data for the merger included in this joint proxy statement/prospectus has been prepared using the pooling-of-interests method of accounting. See "Unaudited Pro Forma Combined Financial Statements."


     The merger agreement provides that Patterson and UTI will use their reasonable best efforts to have certain affiliates of Patterson and UTI execute a written agreement prior to the effective time of the merger to the effect that they will not transfer shares of Patterson common stock or shares of UTI common stock within the 30 day period prior to the effective time of the merger and will not transfer any shares of Patterson common stock or shares of UTI common stock prior to the date that Patterson-UTI publishes financial statements that reflect 30 days of operations of Patterson-UTI (which written agreements relate to the ability of Patterson-UTI to account for the merger as a pooling-of-interests).


REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Act, the merger may not be completed unless Patterson, UTI and REMY Capital Partners III, L.P., a UTI stockholder, file Notification and Report forms with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting periods expire or are terminated. On February 22, 2001, Patterson, UTI and REMY Capital submitted the regulatory filings to the Federal Trade Commission and the Antitrust Division. The waiting period under the Hart-Scott-Rodino Act will expire on March 26, 2001, unless each party receives early termination of the waiting period before that time. The waiting period under the Hart-Scott-Rodino Act may be extended by receipt of a request for additional information or documentary material from either the Antitrust Division or the Federal Trade Commission until the expiration of 30 days after Patterson, UTI and REMY Capital are in substantial compliance with that request (unless the extended waiting period is terminated early).


     Other than as we describe in this document, the merger does not require the approval of any other U.S. federal or state or foreign agency.

MANAGEMENT OF PATTERSON-UTI FOLLOWING THE MERGER

     Immediately following the merger, Vincent A. Rossi, Jr. will resign as a director of Patterson, and the Patterson-UTI board will, by resolution, increase the Patterson-UTI board to 11 directors. The Patterson-UTI board will then elect Mark S. Siegel, Vaughn E. Drum, Kenneth N. Berns, Curtis W. Huff and Nadine C. Smith, all of whom are existing UTI directors, to fill the newly created vacancies. The 11 board members will serve until the Patterson-UTI 2002 annual meeting of stockholders or until their successors are elected and qualified.

     The merger agreement does not specify who will be the Chairman of the Board and the executive officers of Patterson-UTI following the merger. Formal action with respect to these positions will be taken by the new Patterson-UTI board of directors promptly following closing of the merger. At the time that our boards of directors approved the merger agreement, they anticipated that Mark S. Siegel, Chairman of the Board of UTI, would become Chairman of the Board of Patterson-UTI, and that Cloyce A. Talbott, Chairman of the Board and Chief Executive Officer of Patterson, would be the Chief Executive Officer of Patterson-UTI.

RIGHTS OF DISSENTING STOCKHOLDERS

     Neither the Patterson stockholders nor the UTI stockholders will be entitled to dissenters' rights under the Delaware General Corporation Law or any other law in connection with the merger.

DELISTING AND DEREGISTRATION OF UTI COMMON STOCK

     If the merger is completed, the shares of UTI common stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934. The stockholders of UTI will become stockholders of Patterson and their rights as stockholders will be governed by Patterson's restated certificate of incorporation and bylaws and by the laws of the State of Delaware. See "Comparison of Stockholders' Rights."

RESALE OF SHARES OF PATTERSON COMMON STOCK ISSUED IN THE MERGER

     The shares of Patterson common stock issued to UTI stockholders in the merger will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to holders of UTI common stock who are considered to be "affiliates" of UTI under Rule 145 of the Securities Act, or of Patterson under Rule 144 of the Securities Act. The definition of "affiliate" is complex and depends on the specific facts, but generally includes directors, executive officers, 10% stockholders and other persons with the power to direct the management and policies of the company in question.

     Under applicable securities regulations, affiliates of UTI may not sell the shares of Patterson common stock received in the merger except:

     - pursuant to an effective registration statement under the Securities Act,

     - in compliance with an exemption from the registration requirements of the Securities Act, or

     - in compliance with Rule 145 under the Securities Act.

Generally, those rules permit resales of shares received by UTI affiliates during the year following the completion of the merger, so long as Patterson has complied with certain reporting requirements and the selling stockholder complies with certain volume and manner of sale restrictions, and freely thereafter.

     Sales or transfers of shares of Patterson common stock by such UTI affiliates, or by affiliates of Patterson, during the 30 days prior to the merger and until Patterson-UTI announces or files a report with the SEC that sets forth the combined financial results of Patterson-UTI for a period of at least 30 days of combined operations following the date on which the merger is completed may also adversely affect qualification of the merger as a pooling-of-interests for accounting purposes.


     Patterson and UTI have agreed to use their reasonable best efforts to deliver to each other at least 30 days prior to the effective time of the merger a signed agreement by each person that may be deemed to be an affiliate of Patterson or UTI to the effect that the person will not sell, transfer or otherwise dispose of his shares of UTI or Patterson common stock, or options to purchase such shares, during the 30 days prior to completion of the merger. Each person will also agree in that signed agreement that, following the merger, the person will not sell, transfer or otherwise dispose of the shares of Patterson common stock received by the person in the merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and only after Patterson announces or files a report with the SEC that sets forth the combined financial results of Patterson and UTI for a period of at least 30 days of combined operations following the date on which the merger is completed.



     This joint proxy statement/prospectus does not cover any resales of shares of Patterson common stock received by affiliates of UTI or Patterson.


CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In General. The following discussion summarizes certain U.S. federal income tax consequences of the merger. Tax consequences which are different from or in addition to those described herein may apply to UTI stockholders who are subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, tax exempt organizations, financial institutions, insurance companies, broker-dealers, UTI stockholders who hold their UTI common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of UTI common stock and one or more other investments, persons with a "functional currency" (as defined in the Internal Revenue Code) other than the U.S. dollar, and persons who acquired their shares of UTI common stock in compensatory transactions. The discussion does not address non-U.S. or state or local tax considerations. Moreover, the tax consequences to holders of UTI stock options and UTI warrants are not discussed.

     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. YOU SHOULD CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR OWN SITUATION.

     It is a condition precedent to the closing of the merger that opinions of Baker & Hostetler LLP and Fulbright & Jaworski L.L.P. be delivered to Patterson and UTI, respectively, to the effect that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. The opinions will be subject to certain qualifications and assumptions as noted therein. In addition, the opinions will be based in part upon representations of Patterson and UTI provided to counsel, which counsel will assume to be true, correct and complete. If the representations are inaccurate, the opinions could be adversely affected. The opinions will also be based upon counsel's interpretation of the Internal Revenue Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date of the opinions. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. No ruling has been requested or received from the Internal Revenue Service. The opinions will not be binding upon the Internal Revenue Service or any court, and neither the Internal Revenue Service nor any court will be precluded from adopting a contrary position.

     Assuming the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code, the U.S. federal income tax consequences will include the following:

     - Patterson and UTI will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

     - No gain or loss will be recognized by Patterson, UTI or holders of shares of Patterson common stock as a result of the merger;

     - No gain or loss will be recognized by holders of UTI common stock solely upon their receipt in the merger of Patterson common stock in exchange therefor;

     - The aggregate tax basis of the shares of Patterson common stock received by a UTI stockholder in the merger will be the same as the aggregate tax basis of the shares of UTI common stock surrendered in exchange therefor; and

     - The holding period of the shares of Patterson common stock received by a UTI stockholder in the merger will include the holding period of the shares of UTI common stock surrendered in exchange therefor, provided that such shares of UTI common stock are held as capital assets at the effective time of the merger.

     In the event that the merger were held not to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, UTI would recognize gain or loss on the transfer of its assets to Patterson and each UTI stockholder would recognize gain or loss in an amount equal to the difference between the tax basis in such UTI stockholder's shares of UTI common stock and the fair market value, as of the effective date of the merger, of the shares of Patterson common stock received in exchange therefor. In such event, such UTI stockholder's tax basis in the shares of Patterson common stock so received would be equal to their fair market value as of the effective date of the merger, and the holding period for such shares of Patterson common stock would begin on the day after the effective date of the merger.

     Information Reporting; Records. Each UTI stockholder will be required to retain records and file with such UTI stockholder's United States federal income tax return a statement setting forth certain facts relating to the merger.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL, NON-U.S. AND OTHER FEDERAL TAX LAWS.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement. You should read the merger agreement because it, and not this document, is the legal document that governs the merger.

THE MERGER

     Upon the terms and conditions of the merger agreement, and in accordance with the Delaware General Corporation Law, at the effective time, UTI will merge with and into Patterson. Patterson will continue as the surviving corporation under the name Patterson-UTI Energy, Inc., if the proposed amendment to its restated certificate of incorporation is approved by stockholders at the Patterson special meeting or, if not approved, under its existing name.

     The closing date of the merger will occur no later than the second business day following the date on which all conditions to the merger, other than those conditions that by their nature are to be satisfied at the closing, have been satisfied or waived, unless the parties agree on another time. Contemporaneously with the closing, Patterson and UTI will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the time Patterson and UTI file the certificate of merger with the Secretary of State of the State of Delaware or at a later time as we may agree, but in no case later than 30 days following the date on which the certificate of merger is filed.

     As a result of the merger, UTI will be merged with and into Patterson and the separate corporate existence of UTI will cease.

MERGER CONSIDERATION

     Exchange Ratio. Each outstanding share of common stock, stock option or warrant for UTI common stock shall be exchanged as follows:


     - at the effective time of the merger, each outstanding whole share of UTI common stock (other than shares of UTI common stock held by UTI or any of its subsidiaries, which will be canceled and retired without the right to receive any consideration in exchange therefor), together with its Series I preferred stock purchase rights, will be converted into the right to receive one share of Patterson common stock;


     - at the effective time of the merger, each outstanding warrant to purchase or acquire whole shares of UTI common stock will be converted into a warrant to purchase an equal number of shares of Patterson common stock at the same exercise price per share; and

     - each of the outstanding UTI stock options will be converted into a Patterson stock option as follows:

         - prior to the effective time of the merger, each stock option will be exercisable for that number of shares of UTI common stock covered by the UTI stock option at an exercise price per share equal to the exercise price of the UTI common stock; and

         - after the effective time of the merger, each converted stock option will be exercisable for that number of shares of Patterson common stock equal to the number of whole shares of UTI common stock covered by the UTI stock option. The converted options will be exercisable upon the same terms and conditions applied to the UTI stock options before the effective time of the merger, after giving effect to any existing provision in any UTI stock plan that provides for the automatic acceleration of vesting upon a change in control of UTI.

     Patterson has agreed to reserve for issuance the number of shares of Patterson common stock that will become issuable upon the exercise of the UTI stock options. Patterson has agreed to prepare and file a registration statement and, if necessary, a "reoffer prospectus" with the Securities and Exchange

Commission with respect to the shares of Patterson common stock subject to the converted options, and to use its best efforts to keep the reoffer prospectus and its amendments effective for so long as the converted options remain outstanding.

EXCHANGE PROCEDURES

     UTI Stockholders Should Not Send in Their UTI Stock Certificates Until They Receive The Letter of Transmittal. As soon as reasonably practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal to each holder of record of UTI common stock certificates. This letter of transmittal must be used in surrendering UTI stock certificates to the exchange agent for cancellation. Upon surrender of a UTI stock certificate for cancellation, together with a duly executed letter of transmittal and any other documents that the exchange agent may reasonably require, the holder of the UTI common stock certificate will be entitled to receive in exchange therefor (a) a Patterson certificate representing the number of whole shares of Patterson common stock that the holder has the right to receive, and (b) any unpaid dividends and distributions, if any, that the holder has the right to receive pursuant to the merger agreement, after giving effect to any required withholding tax.

     After the effective time of the merger, each UTI common stock certificate, until surrendered and exchanged, will represent only the right to receive a certificate representing Patterson common stock and unpaid dividends and distributions, if any. Holders of UTI stock certificates will not be entitled to receive any dividends or other distributions with respect to Patterson common stock declared or made by Patterson having a record date after the effective time of the merger until the UTI common stock certificates are surrendered. Subject to applicable law, following surrender of the UTI common stock certificates, such dividends and distributions, if any, will be paid without interest.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary and substantially reciprocal representations and warranties made by each party to the other. These representations and warranties relate to, among other things:

     - corporate organization, qualification and good standing and ownership of subsidiaries;

     - capitalization;

     - corporate power and authority to enter into the merger agreement, and due execution, delivery and enforceability of the merger agreement;

     - absence of a breach of charter documents, by-laws, material agreements, orders, decrees, licenses or permits as a result of the merger;

     - authorizations, consents, approvals and filings required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement;

     - timely and accurate filings with the SEC in compliance with applicable rules and regulations;

     - absence of undisclosed liabilities;

     - environmental matters;

     - employee benefits and ERISA compliance;

     - absence of certain adverse changes or events;

     - material litigation, material judgments or injunctions and absence of undisclosed investigations or litigation;

     - tax matters;

     - fairness opinions of financial advisors;

     - required vote of Patterson stockholders to approve the merger and related amendments to the Patterson restated certificate of incorporation;

     - eligibility of the merger for pooling-of-interests accounting treatment;

     - labor and employee matters;

     - title to property;

     - material contracts;

     - government licenses and permits;

     - brokers; and

     - state takeover laws.

     The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger. Certain agreements in the merger agreement will survive the effective time of the merger.

COVENANTS AND AGREEMENTS

     The parties have each undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     Mutual Covenants. In the merger agreement both parties have undertaken to perform the following covenants:

     - take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed with respect to the merger, including furnishing all information required under the Hart-Scott-Rodino Act and in connection with approvals of or filings of any other governmental entity;

     - take all actions necessary to obtain any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any governmental entity or court required to be obtained in connection with the merger or the taking of any action contemplated by the merger agreement;

     - file a premerger notification and report from under the Hart-Scott-Rodino Act with respect to the merger and use reasonable efforts to properly respond to any request for additional information under the Hart-Scott-Rodino Act; and

     - use all reasonable efforts to take or cause to be taken all action necessary, proper or advisable to consummate the merger, including:

         - obtaining of all necessary actions, waivers, consents, and approvals from governmental entities,

         - obtaining of all necessary consents, approvals or waivers from third parties,

         - defending of any lawsuits or other legal proceedings challenging the merger agreement, and

         - executing and delivering any additional instruments necessary to complete the merger transaction;

In addition, each of us will use our best efforts to cause the merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and will furnish such certificates as may be requested by legal counsel to each of us in connection with the rendering of an opinion to the effect that the merger will constitute a Section 368(a) reorganization.

     Covenants of Patterson.  Patterson has agreed:

     - to promptly call a meeting of Patterson stockholders for the purpose of voting upon the merger and the proposed amendments to the Patterson restated certificate of incorporation and use reasonable best efforts to obtain Patterson stockholder approval of these matters;

     - through the Patterson board of directors, to recommend to Patterson stockholders the approval of the merger and the two proposed amendments to Patterson's restated certificate of incorporation, subject to the Patterson board of directors' fiduciary duties under applicable law;

     - as soon as practicable to prepare and file this document and a registration statement with the SEC, and to use reasonable best efforts to have the registration statement declared effective by the SEC;

     - to use reasonable best efforts to list on the Nasdaq National Market the shares of Patterson's common stock to be issued in connection with the merger and pursuant to the UTI options and warrants to be assumed by Patterson as a part of the merger;


     - to use reasonable best efforts to cause each person that may be an "affiliate" of Patterson for purposes of Rule 145 of the Securities Act to execute and deliver to Patterson and to UTI certain written undertakings at least 30 days before the expected effective time of the merger;


     - to indemnify the present and former officers and directors of UTI to the fullest extent that such persons may be indemnified pursuant to UTI's restated certificate of incorporation and bylaws for acts or omissions occurring prior to or at the effective time of the merger and to provide the current directors and officers of UTI with an insurance and indemnification policy for a period of six years covering events occurring through the effective time at an annual cost not to exceed two times the annual cost of UTI's current coverage;

     - to provide officers and employees of UTI, who continue as Patterson employees, with employee benefits under plans and programs, which, in the aggregate, are no less favorable than those provided pursuant to Patterson's plans and programs in effect on the date of the merger agreement for the benefit of the officers and employees of Patterson;

     - to assume all UTI stock options outstanding under UTI's stock option plans in effect on the date of the merger agreement;

     - promptly after the effective time of the merger, to prepare and file with the SEC a registration statement on Form S-8 to register shares of Patterson common stock issuable upon exercise of each stock option of UTI outstanding under the UTI stock option plans in effect on the date of the merger agreement to be converted at the effective time into a stock option to acquire shares of Patterson common stock; and

     - to assume all UTI warrants to purchase UTI common stock outstanding on the date of the merger agreement.

     Covenants of UTI.  UTI has agreed:

     - to promptly call a meeting of UTI stockholders for the purpose of voting upon the merger and use reasonable best efforts to obtain UTI stockholder approval of these matters;

     - through the UTI board of directors, to recommend to UTI stockholders the approval of the merger, subject to the UTI board of directors' fiduciary duties under applicable law; and


     - to use reasonable best efforts to cause each person that may be an "affiliate" of UTI for purposes of Rule 145 of the Securities Act to execute and deliver to Patterson and to UTI certain written undertakings at least 30 days before the expected effective time of the merger.

ACTIONS

     Patterson and UTI have agreed that until the effective time of the merger, they will, among other things:

     - conduct their individual businesses in the usual and ordinary course consistent with past practice; and

     - use commercially reasonable efforts to preserve intact their business organizations, retain the services of their officers and employees and maintain their relationships with its customers and suppliers.

     In addition, Patterson and UTI have agreed that, except as contemplated by the merger agreement, as set forth in the disclosure schedules or with the consent of the other party, neither party will take any of the following actions:

     - increase the compensation payable to any employee other than in the course of ordinary business, enter into any employment agreement, severance agreement, or deferred compensation arrangement, or adopt or amend any employee benefit plan;

     - declare or pay any dividend or other distribution in respect of outstanding shares of capital stock, subject to certain exceptions;

     - redeem, purchase or otherwise acquire its shares or options, warrants or other rights of its securities or those of its subsidiaries, subject to certain exceptions, or effect any recapitalization, split, combination or reclassification of any of its securities or those of any of its subsidiaries;

     - issue, deliver, sell, pledge, dispose of or encumber any of its shares or other securities, subject to certain exceptions, or grant any rights, options or warrants to acquire its securities;

     - acquire any equity interest in or assets of any entity in a transaction exceeding $1.0 million or a series of transactions exceeding $5.0 million, except in accordance with ordinary business operations;

     - dispose of any material business, line of business or assets, except in accordance with ordinary business operations;

     - amend its restated certificate of incorporation or amend in any material way its bylaws, except as required in the merger agreement;

     - change any material election relating to taxes, or settle or compromise any matter relating to a tax liability;

     - make any capital expenditures outside the ordinary course of business;

     - incur any debt or guarantee any indebtedness in excess of $4.0 million or issue, sell any debt securities, or make any loans, advances or capital contributions, with certain exceptions;

     - pay, discharge or satisfy any material claims, liabilities or obligations, except as otherwise done in the ordinary course of business or in accordance with their terms, adopt a plan of complete or partial liquidation or dissolution or restructuring, enter into or amend a collective bargaining agreement, change any material accounting principle used by it, or settle or compromise any litigation brought against it, except where amounts paid in settlement do not exceed $200,000, exclusive of insured amounts; or

     - authorize or enter into any agreement to do any of the foregoing.

NO SOLICITATION

     Each party has agreed that it will not, and will use its best efforts to cause the officers, directors, employees, attorneys, financial advisors, agents and other representatives and those of any of its subsidiaries to not:

     - directly or indirectly, solicit, initiate or knowingly encourage, or otherwise intentionally knowingly facilitate, any inquiries or the making of any proposal that constitutes a third party "acquisition proposal" of the type described below; or

     - directly or indirectly engage in any negotiations concerning, provide any confidential information or data to, or have any discussion with, a person or entity regarding a third party acquisition proposal of the type described below.

     However, each party is permitted to:

     - comply with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to an acquisition proposal of the type described below; or

     - furnish information to, or enter into discussions or negotiations with, any person or entity in connection with an unsolicited, bona fide, written acquisition proposal of the type described below obtained before stockholder approval of the merger, or recommend the same to its stockholders, if, and only to the extent that:


         - the party's board of directors, after consultation with legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to its stockholders as imposed by the Delaware General Corporation Law;


         - before furnishing information, the party's board of directors receives an executed confidentiality agreement. The terms of the confidentiality agreement must be no less favorable to the other party and no less restrictive on the person requesting the information than the confidentiality agreement executed by the parties to the merger agreement; and


         - before entering into discussions or negotiations with or recommending the acquisition proposal, the party's board of directors determines in good faith and after consultation with its financial advisor that, in light of the information furnished to it relating to such acquisition proposal, the acquisition proposal contemplated is reasonably likely to be consummated (taking into account all legal, financial and regulatory aspects of the proposal) and, if consummated, would result in a transaction more favorable to that party's stockholders from a financial point of view than the transaction contemplated by the merger agreement.


     Each party agrees to promptly notify the other upon receipt of any inquiries, proposals or offers related to or constituting an acquisition proposal and will thereafter keep the other informed of its status and terms. The notice will include the name of the person making, and the material terms of, the inquiry, proposal or offer.

     As used herein, "acquisition proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of a party to the merger agreement or any of its subsidiaries, other than the proposed merger described herein.

ACCOUNTING AND TAX MATTERS

     Patterson and UTI agree that, unless otherwise agreed in writing, neither shall knowingly take or fail to take any action which would jeopardize:

     - the ability to treat the merger as a pooling-of-interests for accounting purposes; or


     - the qualification of the merger as a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code.


ACCESS AND INFORMATION

     Both Patterson and UTI have agreed to allow one another reasonable access to make such inspections as they may reasonably require, subject to certain limitations.

STOCK LISTING

     Patterson will use its reasonable best efforts to list the common shares of the surviving corporation of Patterson-UTI on the Nasdaq National Market.

CLOSING CONDITIONS

     Conditions to Obligations of Both Parties. The following conditions, among others, must be satisfied before the merger, unless waived by the parties to the merger agreement:

     - the merger agreement and the merger shall have been approved and adopted by the holders of a majority of the outstanding shares of each party's common stock;

     - there shall be no order, injunction, or other legal restraint or prohibition making illegal or prohibiting the consummation of the merger;

     - UTI and Patterson shall have received certain opinions from their tax and legal counsel;

     - the applicable waiting period under the Hart-Scott-Rodino Act shall have expired or have been terminated; and

     - the shares of Patterson-UTI Energy, Inc. common stock to be issued in the merger shall have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

     Conditions to Obligations of Patterson. Patterson's obligations to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain additional conditions, including:

     - the accuracy of UTI's representations and warranties, with such exceptions as provided in the merger agreement; and

     - UTI's performance in all material respects of its obligations under the merger agreement.

     Conditions to Obligations of UTI. UTI's obligations to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain additional conditions, including:

     - the accuracy of Patterson's representations and warranties, with such exceptions as provided in the merger agreement;

     - Patterson's performance in all material respects of its obligations under the merger agreement;

     - the execution and delivery of the Warrant Assumption Agreements and Stock Option Assumption Agreements by Patterson; and

     - Patterson's causing the number of directors comprising the full board of directors of Patterson to increase from seven directors to 11 directors and further causing five new directors designated by UTI to be elected to the board of directors of the combined company.

TERMINATION

     The merger agreement may be terminated at any time before the merger, only in the following ways:

     - by mutual written consent of Patterson and UTI;

     - by either Patterson or UTI, if certain final, nonappealable orders, decrees or rulings prevent the consummation of the merger;

     - by either Patterson or UTI, if the merger does not occur by June 30, 2001, although either party can extend this deadline to August 31, 2001 to obtain any governmental consents. This right to terminate will not be available to any party that has breached its material obligations in any way that shall have proximately contributed to the failure of the merger to be consummated;

     - by either Patterson or UTI, if either party holds the special stockholders' meeting but the merger agreement does not receive the required stockholder approval;

     - by Patterson if

         - a breach by UTI of any of its covenants, representations or warranties that cannot be cured causes certain conditions not to be satisfied;

         - (i) Patterson's stockholders have not approved the merger, (ii) Patterson's board of directors authorizes Patterson to enter into a binding written agreement in connection with an acquisition proposal without materially violating the merger agreement and notifies UTI of same (iii) UTI has not made an offer to Patterson that is at least as favorable as the acquisition proposal within five business days of receipt of such notice, and (iv) Patterson has paid to UTI, at UTI's request, a $32.5 million termination fee, plus out-of-pocket costs and expenses up to a maximum of $2.5 million; or

         - UTI's stockholders do not approve the merger and Patterson is not in material violation of the terms of the merger agreement and has not entered into a binding agreement in connection with an acquisition proposal; or

     - by UTI if

         - a breach by Patterson of any of its covenants, representations or warranties that cannot be cured causes certain conditions not to be satisfied;

         - (i) UTI's stockholders have not approved the merger, (ii) UTI's board of directors authorizes UTI to enter into a binding written agreement in connection with an acquisition proposal without materially violating the merger agreement and notifies Patterson of same (iii) Patterson has not made an offer to UTI that is at least as favorable as the acquisition proposal within five business days of receipt of such notice, and (iv) UTI has paid to Patterson, at Patterson's request, a $32.5 million termination fee, plus out of pocket costs and expenses up to a maximum of $2.5 million; or

         - Patterson's stockholders do not approved the merger and UTI is not in material violation of the terms of the merger agreement and has not entered into a binding agreement in connection with an acquisition proposal.

FEES, EXPENSES AND OTHER PAYMENTS

     Upon completion of the merger, all costs borne by Patterson and UTI will be borne by Patterson-UTI.

     Whether or not the merger is consummated, Patterson and UTI will bear their own costs and expenses in connection with the merger agreement and the related transactions, except that Patterson and UTI will share equally the costs and expenses related to printing, filing and mailing all Securities and Exchange Commission and other regulatory filings related to these transactions.

     If a party terminates the merger agreement after the other party's stockholders fail to approve the merger at a stockholders' meeting, and the terminating party is not in material breach of the merger agreement and has not entered into a binding agreement in connection with an acquisition proposal, the terminating party will receive a termination fee of $2.5 million from the other party within two days after a written request for payment has been made.

     If the agreement is terminated by either party because of the failure to obtain stockholder approval of the merger, and the party whose stockholders failed to approve the merger has also received an acquisition proposal, the party receiving the acquisition proposal shall pay the other party a termination fee of $32.5 million within two days after a written request for payment has been made.

     In either event, the party receiving the termination fee may be reimbursed for out-of-pocket costs and expenses up to a maximum of $2.5 million.

AMENDMENT; WAIVER

     Patterson and UTI may amend the merger agreement by action of their respective boards of directors at any time before the merger. However, after the adoption of the merger agreement by the stockholders of UTI, no amendment may be made which in any way changes the share exchange ratio or adversely affects the rights of the UTI stockholders without approval of the UTI stockholders.

     At any time before the merger, Patterson and UTI may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party, or waive compliance with any conditions or agreements by the other party that may be legally waived.

                             INFORMATION ABOUT UTI

BUSINESS

     UTI is a leading provider of onshore contract drilling services to companies that explore for and produce oil and natural gas. UTI's drilling rigs operate in the oil and natural gas producing basins of the states of Texas, New Mexico, Oklahoma and Louisiana and in the provinces of Alberta, British Columbia and Saskatchewan, Canada. As of February 9, 2001, UTI had a drilling fleet of 150 land drilling rigs, of which 111 were "active rigs," which are rigs that were generating revenue. UTI also provides pressure pumping services in the Appalachian basin.

     Beginning in 1995, UTI decided to expand its land drilling operations. To effect this strategy, UTI disposed of its oilfield distribution business in September 1995 and embarked on an acquisition program aimed at expanding UTI's presence in the oil and natural gas producing regions in the United States. Under this strategy, UTI has acquired 132 rigs since 1995. During this same time period, UTI disposed of nine rigs primarily in the Appalachian Basin. UTI sold five of the nine disposed rigs in 1999.

     Due to UTI's acquisitions of drilling rigs and favorable market conditions, UTI has experienced a significant increase in revenues over the last few years. In 2000, UTI had revenues from operations of $275,543,000, as compared to $155,775,000 in 1999 and $186,157,000 in 1998.

     UTI's land drilling customers include major oil companies and various sized independent producers. UTI follows a policy of keeping its drilling rigs technologically competitive and well maintained and also continuously maintains its pressure pumping equipment.

     UTI's rigs can drill to depths ranging from 8,000 to 30,000 feet. During 2000, UTI's average utilization rate was 62%, up from 43% for year 1999. In the fourth quarter of 2000, UTI's average utilization rate was 70%.

     UTI had approximately 2,772 employees as of February 9, 2001, 2,633 of which were field personnel and 139 of which served in selling and administrative capacities. UTI's principal executive offices are located at 16800 Greenspoint Park Drive, Suite 225N, Houston, Texas 77060, and its telephone number is (281) 873-4111. UTI's contract land drilling services are performed through regional drilling units with regional drilling offices located in Midland, Tyler and Victoria, Texas; Oklahoma City, Oklahoma; and Calgary, Alberta.

     You can obtain additional information about UTI in the reports and other documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

BENEFICIAL OWNERSHIP OF UTI'S COMMON STOCK


     The following table sets forth, as of March 13, 2001, the stock ownership of UTI's named executive officers and directors individually, all directors and executive officers as a group and each person known by UTI to be the beneficial owner of more than 5% of UTI's common stock:



NAME OF                                                    AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP   OF CLASS
----------------                                           --------------------   --------
Other Beneficial Owners:
  REMY Capital Partners III, L.P.........................       4,729,524(1)        12.6%
  1801 Century Park East, Suite 1111
  Los Angeles, CA 90067
  REMY Investors & Consultants, Incorporated.............       4,729,524(1)        12.6%
  1801 Century Park East, Suite 1111
  Los Angeles, CA 90067
Directors and Named Executive Officers:
  Mark S. Siegel.........................................       5,776,524(1)        14.9%
  Vaughn E. Drum.........................................         525,400(2)         1.4%
  Kenneth N. Berns.......................................         205,000(3)           *
  Curtis W. Huff.........................................          30,000(4)           *
  Terry H. Hunt..........................................          36,000(4)           *
  Nadine C. Smith........................................          30,000(4)           *
  Robert B. Spears.......................................          34,200(4)           *
  John E. Vollmer III....................................          95,900(2)           *
  Bruce Sauers...........................................           5,000(2)           *
(All directors and executive officers as a group -- 9
  persons)...............................................       6,738,024(5)        17.2%


---------------

 *  indicates less than 1.0%


(1) The common stock beneficially owned by REMY Investors, which is the general partner of REMY Capital, includes the 4,729,524 shares of common stock owned by REMY Capital. The common stock beneficially owned by Mr. Siegel, who is the President and sole stockholder of REMY Investors, includes the 4,729,524 shares of common stock beneficially owned by REMY Investors as well as presently exercisable options held by Mr. Siegel to purchase 1,047,000 shares of common stock, but does not include 233,000 shares underlying stock options held by Mr. Siegel, which options are not presently exercisable within sixty days.



(2) Includes shares underlying presently exercisable stock options held by the following individuals in the following amounts: Mr. Drum, 153,000 shares, Mr. Vollmer, 95,900 shares and Mr. Sauers, 5,000 shares. Does not include shares underlying stock options held by the following individuals in the following amounts: Mr. Drum, 102,000 shares, Mr. Vollmer, 232,500 shares and Mr. Sauers, 31,000 shares that are not presently exercisable and will not become exercisable within sixty days.



(3) Represents presently exercisable options owned by Mr. Berns to purchase 205,000 shares. Does not include 85,000 shares underlying options that are not presently exercisable within 60 days and does not include shares of common stock beneficially owned by REMY Investors by whom Mr. Berns is employed. Mr. Berns disclaims beneficial ownership of such shares beneficially owned by REMY Investors.


(4) Includes presently exercisable options owned by Messrs. Huff, Hunt and Spears and Ms. Smith to purchase 30,000 shares. Does not include 7,500 shares underlying stock options held by Messrs. Huff, Hunt and Spears and Ms. Smith that are not presently exercisable and will not become exercisable within sixty days.


(5) Includes presently exercisable options to purchase 1,625,900 shares of common stock. Does not include options to purchase 713,500 shares owned by such individuals that are not exercisable within 60 days.


Except as stated herein, UTI is not aware of any arrangements which may result in a change in control of UTI and each stockholder has sole voting and investment power with respect to UTI's common stock included in the above table.

DIRECTORS AND EXECUTIVE OFFICERS


     Set forth below is the name, age and position as of March 13, 2001 of each of the directors and executive officers of UTI. Pursuant to UTI's bylaws, directors are elected to serve for three-year terms until their successors are elected or their earlier resignation or removal. Class I directors' terms expire in

2001, Class II directors' terms expire in 2002 and Class III directors' terms expire in 2003. Each director who will be a director of Patterson-UTI following the merger is so designated by an asterisk (*) next to his or her name.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Mark S. Siegel*.......................  49    Chairman of the Board and Class II
                                                Director (director since 1995)
Vaughn E. Drum*.......................  55    President, Chief Executive Officer and
                                                Class III Director (director since
                                                1986)
Kenneth N. Berns*.....................  41    Class II Director (director since
                                              1995)
Curtis W. Huff*.......................  43    Class I Director (director since 1997)
Terry H. Hunt.........................  52    Class I Director (director since 1994)
Nadine C. Smith*......................  43    Class I Director (director since 1995)
Robert B. Spears......................  74    Class III Director (director since
                                              1994)
John E. Vollmer III...................  45    Senior Vice President, Secretary,
                                              Treasurer and Chief Financial Officer
Bruce Sauers..........................  37    Vice President and Corporate
                                              Controller

     Mark S. Siegel -- Mr. Siegel has served as Chairman of the Board and a director of UTI since March 14, 1995. Mr. Siegel has been President of REMY Investors & Consultants, Incorporated ("REMY Investors") since 1993. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc. and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel is also Chairman of the Board and a director of Variflex Inc. Mr. Siegel holds a B.A. from Colgate University and a J.D. from Boalt Hall School of Law.

     Vaughn E. Drum -- Mr. Drum has served as President, Chief Executive Officer and a director of UTI since December 1986. From 1980 through November 1986, Mr. Drum served in various capacities for UGI Development Company, a subsidiary of UGI Corporation. Mr. Drum holds a B.S. in Petroleum Engineering from Marietta College.

     Kenneth N. Berns -- Mr. Berns has served as a director of UTI since May 24, 1995. Mr. Berns has been an executive with REMY Investors since 1994. Prior to that time, Mr. Berns was an executive at a real estate development company and at an investment banking firm, and a senior manager in the financial advisory services practice area of a national accounting firm. Mr. Berns is also a director of Variflex Inc. Mr. Berns is a Certified Public Accountant and holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.

     Curtis W. Huff -- Mr. Huff is the President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer of engineered oilfield tubular products, and has served in that capacity since February 5, 2001. From January 2000 to February 2001, Mr. Huff served as Executive Vice President, Chief Financial Officer and General Counsel of Weatherford International, Inc., a global oilfield service company. He served as Senior Vice President and General Counsel of Weatherford from May 1998 to January 2000. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P., our counsel, and held that position for more than five years.

     Terry H. Hunt -- Mr. Hunt is an energy consultant and investor. He served as Senior Vice President -- Strategic Planning of PPL Corporation, an international electricity and natural gas supplier, from 1998 to 2000 following the merger of Penn Fuel Gas, Inc. into PPL. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company, from 1992 to 1999. From 1989 to 1992, Mr. Hunt was President and Chairman of Carnegie Natural Gas Company, a gas distribution and transportation company and of Apollo Gas Company, a natural gas distributor. From 1984 through 1988, he served as Vice President of Delhi Gas Pipeline Corporation, an interstate pipeline company. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a M.B.A. from Southern Methodist University.

     Nadine C. Smith -- Since August 2000, Ms. Smith has served as President and a member of the Board of Managers of Final Arrangements, LLC and CEO of Arrange OnLine.com. Final Arrangements develops application software and provides internet services to the death care industry. From April 2000 to August 2000, Ms. Smith was the President of Aegis Asset Management, Inc. Prior to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company that makes equity investments in public and privately held companies. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith is a director of American Retirement Corporation and American Southwest Holdings. Ms. Smith earned a bachelors degree in economics from Smith College and a masters degree in business from Yale University.


     Robert B. Spears -- Since 1989, Mr. Spears has served as the Chairman and Vice President, Business Development of Spears & Associates, Inc., a firm which he founded in 1965. Spears & Associates is a leading research-based consulting firm to the oil and natural gas industry worldwide.

     John E. Vollmer III -- Mr. Vollmer joined UTI in July 1998 and serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Vollmer was a financial consultant from October 1997 until joining UTI in 1998. From 1992 until October 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President-Finance and Chief Financial Officer of Blockbuster Entertainment's Music Division. Mr. Vollmer is a Certified Public Accountant and holds a B.A. in Accounting from Michigan State University.

     Bruce Sauers -- Mr. Sauers has served as Vice President of UTI since August 1998 and as Corporate Controller since December 1996. Prior to joining UTI in 1996, Mr. Sauers was a manager in a regional public accounting firm. Mr. Sauers is a Certified Public Accountant and holds a B.S. in Business Administration from Shippensburg University of Pennsylvania.

BOARD AND COMMITTEE MEETINGS

     The UTI board of directors has an executive committee, a compensation committee and an audit committee. The UTI board of directors has not established a nominating committee.

     The executive committee, which is composed of Messrs. Drum and Siegel, has the authority to act for the UTI board in all matters permitted to be delegated to it by law that arise between regular and special meetings of the UTI board. The executive committee met informally on numerous occasions during the year ended December 31, 2000.

     The UTI compensation committee, which is composed of Messrs. Hunt and Spears, administers the employee stock option plan and similar plans of UTI and determines the annual compensation to be paid to the executive officers of UTI. The UTI compensation committee met one time during the fiscal year ended December 31, 2000. The UTI compensation committee's report on executive compensation for the fiscal year 2000 appears below.

     The UTI audit committee, is charged with recommending to the entire UTI board the engagement and discharge of independent auditors of the financial statements of UTI, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the audit engagement, considering the range of audit and non-audit fees, reviewing the adequacy of UTI's system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor of UTI with respect to all aspects of UTI's internal auditing program. The UTI audit committee met once during the fiscal year ended December 31, 2000. The UTI audit committee's report appears below.

     The UTI board of directors met five times during the fiscal year ended December 31, 2000. Each director attended, in person or by telephone, at least 75% of the meetings held by the UTI board of directors and by the committees on which the director served.

AUDIT COMMITTEE REPORT

     The UTI audit committee has reviewed and discussed UTI's audited financial statements for the year ended December 31, 2000 with management. The UTI audit committee also discussed with Ernst & Young LLP, certified public accountants, the independent auditors and accountants for UTI, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) with respect to those statements.

     The UTI audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of UTI's most recent financial statements. Based on this review and these discussions, the UTI audit committee recommended to the UTI board of directors that these audited financial statements be included in UTI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     Kenneth N. Berns, Robert B. Spears and Nadine C. Smith are the members of the UTI audit committee. Mr. Spears and Ms. Smith are independent, as defined in
Section 121(B)(b)(ii) of the American Stock Exchange's listing standards. Mr. Berns is not independent as defined in that rule because he is an employee of and received compensation in excess of $60,000 from UTI. In addition, Mr. Berns is an executive employee of and received compensation in excess of $60,000 during fiscal year 2000 from, REMY Investors & Consultants Incorporated, a beneficial owner of greater than 10% of the outstanding shares of UTI common stock. The UTI board of directors has, nonetheless, determined that Mr. Berns' membership on the UTI audit committee is required by the best interests of UTI and its stockholders. The UTI board determined that Mr. Berns' relationship with this beneficial owner of UTI common stock does not in any way impair his independence from UTI's management. To the contrary, Mr. Berns provides substantial, direct stockholder representation on the UTI audit committee.

     The UTI board of directors has adopted a written charter for the UTI audit committee, a copy of which is attached to this joint proxy statement/prospectus as Annex F.

     The information in the foregoing four paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

                  The UTI Audit Committee of the UTI Board of Directors

                    Mr. Kenneth N. Berns
                    Ms. Nadine C. Smith
                    Mr. Robert B. Spears

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth information concerning compensation for 2000, 1999 and 1998 earned by or paid to the executive officers of UTI listed below:

     - UTI's Chief Executive Officer and

     - other executive officers of UTI who earned more that $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION AWARDS
                                                                            -------------------------------------------
                                            ANNUAL COMPENSATION                          SECURITIES
                                  ---------------------------------------   RESTRICTED   UNDERLYING
NAME AND PRINCIPAL                                        OTHER ANNUAL        STOCK       OPTIONS         ALL OTHER
POSITION                   YEAR   SALARY $   BONUS $    COMPENSATION(1) $    AWARD(S)     SARS(#)     COMPENSATION(3) $
------------------         ----   --------   --------   -----------------   ----------   ----------   -----------------
Vaughn E. Drum...........  2000   216,545     35,000             --             --             --           3,985
  President and Chief      1999   170,040     25,000             --             --        170,000           3,270
  Executive Officer        1998   170,040    200,000             --             --         25,000(4)        3,229
Mark S. Siegel...........  2000   121,154         --             --             --             --              --
  Chairman of the Board    1999   100,000         --             --             --        180,000              --
                           1998   100,000         --             --             --        770,000(4)           --
John E. Vollmer III(5)...  2000   188,077     35,000             --             --             --           3,762
  Senior Vice President,   1999   150,000     25,000             --             --        200,000           2,140
  Treasurer and Chief      1998    63,462     26,250          8,615(2)          --        250,000              --
  Financial Officer
Bruce Sauers.............  2000    92,000     20,000             --             --         13,000           1,822
  Vice President and
  Chief                    1999    79,307     20,000             --             --         30,000           1,190
  Accounting Officer       1998    68,500         --             --             --         15,000(4)        1,447

---------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than 10% of each executive officer's combined annual salary and bonus during the applicable year.

(2) Relates to consultant services provided prior to employment.

(3) Amounts set forth for 2000, 1999 and 1998 reflect UTI's contributions or other allocations to defined contribution plans.

(4) In August 1998, the Board of Directors of UTI approved the repricing of options to purchase an aggregate of 1,486,750 shares granted to employees of UTI during 1998 and 1997. Pursuant to such action, Messrs. Drum, Siegel and Sauers had options to purchase 25,000, 770,000 and 2,500 shares of common stock, respectively, which were repriced and are included in this table as new grants during 1998 although new options were not actually granted as a result of such repricing.

(5) Mr. Vollmer became an officer of UTI in July 1998.

  Compensation Pursuant to Employee Benefit Plans

     UTI maintains several plans intended to provide incentives to its key employees. These plans are described below:

     Incentive Compensation Plan. UTI maintains an Incentive Compensation Plan under which certain employees of UTI and its subsidiaries may be eligible to receive a cash bonus following each calendar year based on a comparison of financial performance against targets established for each plan year. In addition, certain corporate office employees may receive annual bonuses on a discretionary basis.

     Norton 1997 Stock Option Plan. In July of 1999, UTI acquired Norton Drilling Services, Inc. Norton Drilling Services, Inc. had a stock option plan which UTI assumed. The options vest over three years. No further shares of common stock are available for grant under the plan.

     1996 Employee Stock Option Plan. In August 1996, UTI's stockholders approved UTI's 1996 employee stock option plan. Under the this plan, UTI can award options on up to 1,800,000 shares of common stock to certain employees of UTI and its subsidiaries at a price equal to the fair market value of the stock at the date the option is granted. In August of 1998 certain of the options were repriced to the fair market value on the date of repricing. During 1999 and 2000, UTI awarded options to purchase 178,000 shares of common stock under the 1996 Plan. The 1996 employee stock option plan currently is administered by UTI's compensation committee, and there are 12,600 shares of common stock available for grant under the 1996 Plan.

     1997 Long-Term Incentive Plan. In August 1997, UTI's stockholders approved UTI's 1997 long-term incentive plan. Under this plan, UTI may grant stock options, stock appreciation rights issued independent or in tandem with such options, restricted stock awards and performance awards to certain employees of UTI and its subsidiaries. In August of 1998, certain of the options were repriced to the fair market value on the date of repricing. In June 1999, UTI's stockholders increased the number of shares of common stock authorized for issuance under the 1997 long-term incentive plan from 1,200,000 to 3,000,000. In July 2000, UTI's stockholders increased the number of shares of common stock authorized for issuance under the 1997 plan from 3,000,000 to 3,800,000. Options are to be granted at a price not less than the fair market value of the common stock on the date the option is granted. During 1999 and 2000, UTI awarded options to purchase 1,563,000 shares of common stock. The options that have been granted under the this plan vest over zero to five years. The 1997 long-term incentive plan currently is administered by UTI's compensation committee, and there are currently 1,214,800 shares of common stock available for grant.

OPTION GRANTS IN 2000

     The following table sets forth information regarding grants of stock options to the executive officers named in the Summary Compensation Table above:

                           2000 OPTION AND SAR GRANTS

                                                                                    POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                            NUMBER OF     % OF TOTAL                                RATES OF STOCK PRICE
                           SECURITIES    OPTIONS/SARS                              APPRECIATION FOR OPTION
                           UNDERLYING     GRANTED TO    EXERCISE OR                         TERM
                           OPTIONS/SAR   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                         GRANTED     FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
----                       -----------   ------------   -----------   ----------   ----------   ----------
Bruce Sauers.............    13,000          2.59%        $15.75       7/26/10      $128,766     $326,319

AGGREGATE OPTION AND SAR EXERCISES AND OPTION VALUES AT DECEMBER 31, 2000

     The following table sets forth information concerning stock options exercised in 2000 and stock options unexercised at December 31, 2000 for the executive officers named in the Summary Compensation Table above:

                        2000 OPTIONS AND SARS EXERCISED
                              AND YEAR END VALUES

                               SHARES                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                              ACQUIRED                      OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                 ON         VALUE          DECEMBER 31, 2000         AT DECEMBER 31, 2000
NAME                          EXERCISE   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          --------   -----------   -------------------------   -------------------------
Vaughn E. Drum..............  283,920     3,702,405         141,667/113,333         $ 4,009,543/$3,169,782
Mark S. Siegel..............       --            --         993,333/286,667         $28,041,865/$8,012,510
John E. Vollmer III.........  121,600     2,224,838          61,733/266,667         $ 1,726,464/$7,454,175
Bruce Sauers................   28,000       353,901           3,000/ 33,000         $     83,906/$ 782,000

DIRECTOR COMPENSATION

     Directors who are employees of UTI do not receive any additional compensation for serving as a director or as a member of a committee of the UTI board of directors. UTI's non-employee directors are each entitled to receive:

     - an annual retainer fee of $5,000;

     - $700 for each regular or special board of directors meeting attended; and

     - $500 for each committee meeting attended.

     All UTI directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

     UTI maintains a non-employee director stock option plan. Under this director plan:

     - options to purchase up to an aggregate of 600,000 shares of UTI common stock may be granted;

     - the purchase price per share shall be equal to the fair market value of UTI common stock as of the date of the grant;

     - a grant of an option to purchase 15,000 shares of UTI common stock is awarded to each non-employee director as of the date he or she is first elected;

     - automatic grants of an option to purchase 7,500 shares of UTI common stock occur on December 31 of each year to each non-employee director who has served for a period of at least one year;

     - options to purchase 30,000 shares of UTI common stock were awarded pursuant to this provision in 2000;

     - no options will be granted after December 18, 2005; and

     - all options issued expire five years from the date of grant.

     Messrs. Siegel, Berns and Drum each participate in UTI's 1996 Employee Stock Option Plan and the 1997 Long-Term Incentive Plan and receive salaries in their capacities as employees of UTI.

COMPENSATION COMMITTEE REPORT

     Annual Salaries and Other Cash Compensation. In November 1997, the UTI board of directors delegated to the UTI compensation committee the responsibility to administer UTI's stock option plans and to determine compensation levels for the executive officers. Prior to such time, the UTI board of directors had administered UTI's stock option plans and had approved compensation levels for the executive officers based upon recommendations of the UTI compensation committee.

     In considering the amount and form of compensation to be provided for the executive officers of UTI, the UTI compensation committee took into consideration:

     - the size of UTI;

     - UTI's financial results and condition;

     - the nature of UTI's business;

     - business conditions in the oil and gas field services and supplies industries;

     - UTI's competitive position in the labor market for skilled executives;
       and

     - amounts paid by other firms to attract and retain executives of comparable competence and experience.

     UTI has sought to provide salaries that are competitive but not excessive and to provide incentive compensation, in the form of performance related bonuses under the UTI incentive compensation plan, to encourage executive performance. The incentive compensation plan also is intended to diminish, for successful employees, any potential competitive shortfall in their cash compensation.

     The compensation of Mr. Drum, UTI's President and Chief Executive Officer, was established to reflect the views of UTI's board and compensation committee regarding his experience and performance, and the performance of UTI in light of prevailing competitive conditions. The UTI compensation committee believes that Mr. Drum is primarily responsible for the implementation of UTI board policies. Mr. Drum has been effective in integrating acquisitions and positioning UTI to take advantage of improvements in demand and prices for UTI's services as they occur. Mr. Drum's compensation is intended to reflect these views and to provide him incentives to continue his successful leadership of UTI. In March 2000, Mr. Drum's annual salary was increased to $225,000.

     Compensation Pursuant to Employee Benefit Plans. It is the general policy of UTI to review stock-based compensation on an annual basis. Awards of stock-based compensation reflect the UTI board's and compensation committee's desire to provide UTI employees who have substantial responsibility for UTI's management and growth with additional incentives by increasing their proprietary interest in the success of UTI. The decision whether to grant stock options to any particular employee is based upon a variety of factors, including position, performance, current share and stock option ownership and the need to insure the continued employment of the employee with UTI. Grants of 501,000 stock options were made to UTI's employees during 2000.

     Section 162(m) Deduction Limitation. Section 162(m) of the Internal Revenue Code imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the named executive officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to UTI's employee benefit plans may be exempt from the deduction limit if certain requirements are met. The UTI board of directors and the compensation committee has considered the effect of Section 162(m) on UTI's existing compensation program.

          The UTI Compensation Committee of the UTI Board of Directors

                                  Mr. Terry H. Hunt
                                  Mr. Robert B. Spears

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     UTI has an employment agreement with Mr. Drum. The annual salary currently payable under such agreement is $225,000, which may be increased by UTI's board of directors or the compensation committee. In addition, the agreement provides that UTI's board of directors, in its discretion, may determine to pay Mr. Drum additional compensation in the form of bonuses or incentive compensation. The agreement has an initial term of five years continuing through December 2000, and automatically extends for an additional year upon the completion of the five-year term unless either party provides notice to the other of the intention to terminate such contract 120 days prior to the termination date. In addition, the employment agreement entitles Mr. Drum to receive four weeks paid vacation per year and to participate fully in all employee plans and fringe benefit programs established by UTI after the date of the contract in which other senior executives of UTI are eligible to participate.

     In the event of a termination due to Mr. Drum's death or disability, his estate is entitled to receive:

     - unused vacation pay;

     - a pro-rated portion of any bonus;

     - separation payment not more than 50% of his compensation in the most recent calendar year; and

     - vesting of all of his interests, under UTI stock option plans and any other employee plans of UTI.

     In the event Mr. Drum retires in accordance with UTI's retirement policies, he is entitled to receive:

     - unused vacation pay;

     - a pro-rated portion of any bonus;

     - a separation payment; and

     - vesting of all of his interests in UTI's option or employee plans, but only to the extent provided in UTI's employee benefit plans for retiring employees.

     If Mr. Drum is terminated by UTI without cause, or if he terminates his employment after an adverse change, he is entitled to receive:

     - termination pay of one year's salary;

     - unused vacation pay;

     - a separation payment;

     - the full amount of any bonus;

     - vesting of all of his interests in UTI's option or employee plans; and

     - continuation of all employee benefits, without any increase in cost to him, for a period of 18 months following termination.

     An adverse change is a significant reduction of his authority, duties or responsibilities, his removal from office, a reduction in his salary or material reduction in benefits, or a transfer without his consent to a location greater than 40 miles from his previous work location. In connection with UTI's relocation of its corporate headquarters from Wayne, Pennsylvania to Houston, Texas, UTI agreed to provide relocation assistance if and when Mr. Drum's employment with UTI is terminated.

     In 1997, the compensation committee approved employment arrangements with Messrs. Siegel and Berns providing for annual salaries of $100,000 and $50,000 for a period of five years. Effective February 20, 2000, the annual salaries of Messrs. Siegel and Berns increased to $125,000 and $90,000, respectively. UTI also has an employment arrangement with Mr. Vollmer. In the event of a change in control of UTI, UTI's obligation to pay such salaries would end and Messrs. Siegel, Berns and Vollmer would each be entitled to payment of one year's salary and Messrs. Siegel and Berns would be entitled to vesting of all options granted in connection with such employment arrangements. Pursuant to the terms of Mr. Vollmer's option agreements, the options vest on a change of control. Messrs. Siegel and Berns are entitled to receive bonuses for extraordinary services solely within the discretion of the board of directors and compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to November 1997, grants of stock options to UTI's executive officers and Messrs. Siegel and Berns as well as salary levels of UTI's executive officers were approved by the full UTI board of directors. In November 1997, the UTI board of directors delegated these responsibilities to the UTI compensation committee, which is comprised of Messrs. Hunt and Spears. Although the full UTI board of directors authorized the repricing of options during 1998 (with Messrs. Siegel, Drum and Berns abstaining), it is intended that the compensation committee will determine compensation awarded to UTI's executive officers, as well as Messrs. Siegel and Berns, in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with REMY Capital Partners III, L.P.'s acquisition of its ownership interest in UTI in March 1995, REMY Capital succeeded to a registration rights agreement with UTI which provides REMY Capital with the right to require UTI to use its best efforts to register shares held by REMY Capital under the Securities Act. In the event that such rights are exercised in connection with a primary offering proposed by UTI (or a secondary offering with which UTI agrees to participate), REMY Capital would bear its pro rata share of the costs of the offering, other than legal, accounting and printing costs which UTI shall bear. In the event that REMY Capital elected to exercise such rights otherwise than in connection with an offering proposed by UTI, REMY Capital would bear all costs of the offering. These rights continue so long as REMY capital continues to own the common stock that it acquired.

     Mr. Siegel, Chairman of the Board of UTI, is President and sole stockholder of REMY Investors, which is the general partner of REMY Capital. Mr. Berns, a director and employee of UTI, is an employee of REMY Investors.

PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on UTI's common stock for the five-year period from December 31, 1995, through December 31, 2000, with the cumulative total return of the Standard and Poor's 500 Stock Index and a UTI-determined peer group. UTI's peer group consists of Grey Wolf, Inc., Nabors Industries, Inc., Key Energy Services, Inc., Patterson Energy, Inc. and TMBR/ SHARP Drilling Inc. All of the companies in UTI's peer group are providers of contract oil and gas land drilling services. The graph assumes investment of $100 on December 31, 1995 and reinvestment of all dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100

                              [PERFORMANCE GRAPH]


                               As of December 31,
---------------------------------------------------------------------------------
                        1995     1996      1997      1998      1999       2000
---------------------------------------------------------------------------------
  UTI Energy Corp.      $100   $629.24  $1,380.79  $386.87  $1,230.62  $3,508.51
  S&P 500               $100    122.96     163.98   210.84     255.22     231.98
  Peer Group Index      $100    176.24     311.24   103.15     248.27     498.22


     The foregoing graphs are based on historical data and are not necessarily indicative of future performance. These graphs should not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of
Section 18 under that act.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires UTI's officers and directors and persons who beneficially own more than ten percent of a registered class of UTI's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by the regulations promulgated under Section 16(a) to furnish UTI with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons. UTI believes that, during 2000, all filing requirements applicable to officers, directors, and greater than ten percent stockholders were complied with.

                          INFORMATION ABOUT PATTERSON

BUSINESS

     Patterson is one of the leading providers of domestic land drilling services to major and independent oil and natural gas companies. Formed in 1978 and reincorporated in 1993 as a Delaware corporation, Patterson conducts operations in Texas, New Mexico, Oklahoma, Louisiana, Mississippi and Utah. Patterson has a drilling fleet of 152 rigs, 140 of which are currently "marketable." Marketable rigs are rigs that are fully operable. Patterson provides drilling and completion fluid services to other oil and natural gas operators and also engages in the development, exploration, acquisition and production of oil and natural gas.

     Patterson has established its reputation for reliable, high quality drilling equipment and well-trained crews. Patterson continually seeks to modify and upgrade its equipment to maximize the performance and capabilities of its drilling rig fleet, which it believes provides it with a competitive advantage. Additionally, Patterson has the in-house capability to design, manufacture, repair, and modify its drilling rigs.

     Of Patterson's drilling rigs, 95 are capable of drilling to depths of 12,000 feet and greater, including 52 that are capable of drilling to 15,000 feet and greater. During 2000, Patterson drilled 1,485 wells for 224 non-affiliated customers maintaining an average utilization rate of 74%.

     Patterson's oil and natural gas activities are designed to complement its land drilling operations and diversify its overall business strategy. These activities are primarily focused in mature producing regions in the Permian Basin and South Texas. Oil and natural gas operations comprised approximately 5% of Patterson's consolidated operation revenues during 2000. At December 31, 2000, Patterson's proven developed reserves were approximately 1.8 million barrels of oil equivalent, and it had a present value (discounted at 10% before income taxes) of estimated future net revenues of approximately $22.8 million.

     Patterson's drilling and completion fluid services are provided to operators of oil and gas wells located in its areas of operation, as well as in the Gulf of Mexico. Operating revenues derived from these activities constituted approximately 10% of Patterson's consolidated operating revenues for 2000. Patterson believes that these services integrate well with its other core operating activities. The drilling fluid operations began in 1998 with the acquisition of Lone Star Mud, Inc., and Tejas Drilling Fluids, Inc. More recently, in October 2000, Patterson acquired the fluids division of Ambar, Inc., with drilling and completion fluids operations in the Gulf of Mexico, Louisiana, and South Texas.

     Patterson had 3,062 employees at December 31, 2000. Patterson's headquarters are located at 4510 Lamesa Highway, Snyder, Texas, and its telephone number at that address is (915) 573-1104. Patterson also has small offices in Austin, Houston, Midland, San Angelo, Kilgore, LaGrange and Corpus Christi, Texas, and Oklahoma City, Oklahoma, Vernal, Utah, Lafayette, Louisiana, and Hobbs, New Mexico, and 26 yard and stockpoint facilities variously located in its areas of operations.

     You can obtain additional information about Patterson in the reports and other documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth, as of March 13, 2001, the stock ownership of Patterson's named executive officers and directors individually, all directors and executive officers as a group and each person known by Patterson to be the beneficial owner of more than 5% of Patterson's common stock:



                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNERSHIP(1)        CLASS
------------------------                                      -----------------   ----------
AIM Management Group Inc....................................      4,023,410(2)       10.6%
  11 Greenway Plaza, Suite 100
  Houston TX 77046
Cloyce A. Talbott...........................................        668,566(3)        1.8%
A. Glenn Patterson..........................................        476,600(4)        1.2%
Robert C. Gist..............................................         35,386(5)          *
Vincent A. Rossi, Jr. ......................................         32,000(6)          *
Spencer D. Armour, III......................................         33,400(7)          *
Stephen J. DeGroat..........................................          4,100             *
Kenneth R. Peak.............................................             --            --
Jonathan D. Nelson..........................................         92,500(8)          *
All executive officers, directors and nominees as a group (8
  persons)..................................................      1,342,552(9)        3.5%


---------------

 *  Less than 1%

(1) Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but not deemed outstanding for computing the percentage ownership of any other person.

(2) Number of shares stated was obtained from Schedule 13G/A filed with the SEC by AIM Management Group, Inc., on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.


(3) Includes 160,000 shares purchasable under exercisable employee stock options.



(4) Includes 349,240 shares purchasable under exercisable employee stock options.


(5) Includes 16,000 shares purchasable under exercisable non-employee director stock options.

(6) Includes 22,800 shares purchasable under exercisable non-employee director stock options.


(7) Includes 32,400 shares purchasable under exercisable employee stock options.



(8)Includes 70,000 shares purchasable under exercisable employee stock options.



(9) Includes the 650,440 shares purchasable under exercisable employee and non-employee director stock options (see Notes 3 through 8 above).


DIRECTORS AND EXECUTIVE OFFICERS

     Patterson's board of directors is currently set by board resolution at seven members. Pursuant to the merger agreement, the number of members of Patterson's board will be increased by board resolution to eleven members if the merger is consummated. Six of these members will be chosen by Patterson's board of directors, while five will be chosen by UTI's board of directors. The board of directors of Patterson-UTI after the merger will serve until the annual meeting of Patterson-UTI stockholders in 2002, or until their successors are elected and qualified.

     If the merger is not consummated, as soon as practicable after its special meeting Patterson will hold an annual meeting of its stockholders to elect a board of directors.

     The following table sets forth certain information concerning the individuals who are currently serving as Patterson's board of directors and/or executive officers. Those persons who have been chosen to serve as directors of Patterson-UTI upon consummation of the merger are indicated by an asterisk (*) next to their name.

NAME                                    AGE          POSITIONS WITH PATTERSON
----                                    ---          ------------------------
Cloyce A. Talbott*....................  65    Chairman and Chief Executive Officer;
                                                Director(1)
A. Glenn Patterson*...................  54    President; Chief Operating Officer;
                                              Director
Robert C. Gist*.......................  60    Director
Vincent A. Rossi, Jr. ................  43    Director
Spencer D. Armour, III*...............  47    Director
Stephen J. DeGroat*...................  52    Director
Kenneth R. Peak*......................  55    Director
Jonathan D. Nelson....................  32    Vice President-Finance; Chief
                                              Financial Officer; Secretary and
                                                Treasurer

---------------

(1) Mr. Talbott is expected to serve as Chief Executive Officer of Patterson-UTI following the merger. Mr. Siegel, currently the Chairman of the Board of UTI is expected to serve as Chairman of the board of directors of Patterson-UTI following the merger.

     The following is a brief description of the business experience during the past five years of each of the individuals listed above:

          Cloyce A. Talbott. Mr. Talbott has served as a director of Patterson since its incorporation in 1978. Mr. Talbott co-founded Patterson, served as Vice President from 1978 to 1983, and has served as Chairman of the Board and Chief Executive Officer since 1983. He also serves as the Chief Executive Officer of each of Patterson's subsidiaries except Patterson (LP) LLC and serves as a manager to Patterson (GP) LLC a wholly-owned subsidiary of Patterson. Mr. Talbott received a Bachelor of Science degree in Petroleum Engineering in 1958 from Texas Tech University, Lubbock, Texas.

          A. Glenn Patterson. Mr. Patterson has served as a director of Patterson since its incorporation in 1978. Mr. Patterson co-founded Patterson and has served as its President since 1978 and also as Chief Operating Officer since 1983. Mr. Patterson also serves as President of each of Patterson's subsidiaries except Patterson (LP) LLC, Lone Star Mud LP, LLLP and Ambar Drilling Fluids LP, LLLP and serves as a manager to Patterson (GP) LLC. Mr. Patterson received his Bachelor of Science degree in Business in 1970 from Angelo State University, San Angelo, Texas.

          Robert C. Gist. Mr. Gist has served as a director of Patterson since 1985. Mr. Gist has served as general legal counsel and advisor to Patterson since 1987. Mr. Gist received a Bachelor of Science degree in Economics in 1962 and a law degree in 1965 from Southern Methodist University. Mr. Gist serves and the sole manager of Patterson (LP) LLC a wholly-owned subsidiary of Patterson. He is currently self-employed as an attorney and has been for at least the past five years. He has over 20 years experience in the oil and gas industry.

          Vincent A. Rossi, Jr. Mr. Rossi has served as a director of Patterson since July 30, 1996. Since 1995, Mr. Rossi has served as a Managing Director of Turnberry Capital Management L.P., an investment advisory firm. From March 1991 through 1994, he was a Managing Director of CS First Boston and co-founder of the First Boston Special Situations Fund where he was jointly responsible for capital commitment. From 1989 to March 1991, he was responsible for proprietary capital commitment in the Distressed Securities Group at CS First Boston. During the prior two years, he was a senior member of the Reorganizations Group at CS First Boston. Mr. Rossi joined CS First Boston in 1987 from Odyssey Partners. He is a 1984 graduate of the Harvard Business School and received a B.S., summa cum laude, from the Wharton School, University of Pennsylvania in 1980.

          Spencer D. Armour, III. Mr. Armour has served as a director of Patterson since July 1999. Mr. Armour founded Lone Star Mud, Inc. and has served as its President from 1986 to 1999.

     Patterson acquired Lone Star Mud, Inc. as a wholly-owned subsidiary in January 1998. At the end of 1999 in a reorganization of its subsidiaries, Patterson converted Lone Star Mud, Inc. into a Delaware registered limited liability limited partnership named Lone Star Mud LP, LLLP indirectly wholly-owned by Patterson. Mr. Armour has served as the president of Lone Star Mud LP, LLLP since it formation. In October of 2000, Patterson formed an indirectly wholly-owned subsidiary named Ambar Drilling Fluids LP, LLLP in order to purchase the drilling fluids assets of a oil field services company operating in the gulf coast regions of Louisiana and Texas. Mr. Armour has served as the President of Ambar Drilling Fluids LP, LLLP since its formation. Mr. Armour received a Bachelor of Science degree in Economics from the University of Houston in 1977. He has 20 years experience in the oilfield service business.

          Stephen J. DeGroat. Mr. DeGroat has served as a director of Patterson since November 6, 2000. Mr. DeGroat is President and Chief Executive Officer of Broadmark Capital Corporation, a private equity investment bank with offices in New York, San Francisco and Seattle. Mr. DeGroat is also a member of the Management Committee of Broadmark Asset Management, a Registered Investment Advisor. Mr. DeGroat began his career with Drexel Burnham Lambert in sales and, prior to forming Broadmark Capital Corporation, Mr. DeGroat was a Principal and Manager of the New York office of Gilford Securities, a regional investment bank. Throughout his career in finance, Mr. DeGroat has managed public underwritings, private equity placements, and merger and acquisition transactions. Mr. DeGroat is actively involved with assisting Broadmark's portfolio companies to develop and execute financing strategies. Mr. DeGroat is a graduate of Fordham University where he received a B.A. in Economics.

          Kenneth R. Peak. Mr. Peak has served as a director of Patterson since November 6, 2000. Mr. Peak is Chairman, President, Chief Executive Officer and Chief Financial Officer of Contango Oil & Gas Company. Contango explores for and acquires oil and gas properties primarily in the onshore Gulf Coast and offshore Gulf of Mexico. Prior to becoming President of Contango in 1999, Mr. Peak was the President of Peak Enernomics, Incorporated a company formed in 1990 and engaged in consulting activities to the oil and gas industry. His energy career began in 1973 as a commercial banker in First Chicago's energy group. In 1980, Mr. Peak became Treasurer of Tosco Corporation and in 1982 he became Chief Financial Officer of Texas International Company (T.I.). His tenure included serving as President of TIPCO, the domestic operation subsidiary of T.I.'s oil and gas operations. Mr. Peak has also served as an officer in the U.S. Navy from 1968-1971. Mr. Peak received a B.S. in physics from Ohio University and an M.B.A. from Columbia University. He currently serves as a director of NL Industries, Inc. and Cellxion, Inc.


          Jonathan D. Nelson. Mr. Nelson has served as Vice President-Finance, Chief Financial Officer of Patterson since July 1999. Mr. Nelson served as Controller of Patterson from May 1996 until June 1999. Mr. Nelson also serves as the Vice President-Finance, Treasurer and Secretary of each of Patterson's subsidiaries except Patterson (LP) LLC, and serves as a manager to Patterson (GP) LLC. Mr. Nelson is responsible for managing all office personnel of Patterson involved with financial and tax accounting activities. Prior to his employment with Patterson, Mr. Nelson was a Senior Associate in public accounting, in which approximately four years were spent with PricewaterhouseCoopers LLP. Mr. Nelson received a Bachelor of Science degree in Accounting in 1991 from Texas Tech University, Lubbock, Texas.


     The officers of Patterson hold their offices until their successors are appointed by the board of directors. There are no arrangements or understandings between any of the Patterson directors or officers and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer. There are no family relationships between any of the directors and executive officers of Patterson other than between Messrs. Talbott and Patterson, who are brothers-in-law.

BOARD AND COMMITTEE MEETINGS

     Patterson's board of directors held five formal meetings during the year 2000. All directors attended at least 75% of the aggregate of all meetings of the board of directors and committees on which they served in 2000. In addition to those meetings, certain business was conducted by unanimous written consent of the board of directors. Patterson's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions and directors ratify or authorize certain actions through unanimous written consent.


     Patterson's board of directors has an audit committee and a compensation committee. Patterson has no nominating, executive or similar committees. The members of the audit and compensation committees are:


     - Vincent A. Rossi, Jr.

     - Robert C. Gist,

     - Stephen J. DeGroat, and

     - Kenneth R. Peak.

All members of the audit committee are independent as that term is defined by the National Association of Securities Dealers' listing standards. The audit committee's function is to review and approve the services of the outside public accounting firm.

     The compensation committee's function is to review and approve proposals by management as to compensation for officers and other employees and to administer Patterson's 1993 stock incentive plan. The audit committee held two formal meetings during 2000 and the compensation committee held one formal meeting during 2000. The board of directors has adopted an audit committee charter, a copy of which is attached hereto as Annex G.

     Patterson-UTI will continue to have an audit committee and a compensation committee.

AUDIT COMMITTEE REPORT

     Patterson's audit committee has reviewed and discussed with management Patterson's audited financial statements as of and for the year ended December 31, 2000.

     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute Certified Public Accountants.

     The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with audit committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the financial statements referred to above be included in Patterson's Annual Report on Form 10-K for the year ended December 31, 2000.

                            Members of the Audit Committee:

                              Kenneth R. Peak
                              Stephen J. DeGroat
                              Robert C. Gist
                              Vincent A. Rossi, Jr.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth information concerning compensation for 2000, 1999 and 1998 earned by or paid to the executive officers of Patterson listed below:

     - Patterson's Chief Executive Officer and

     - other Patterson executive officers with compensation exceeding $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE


                                                            ANNUAL COMPENSATION
                                                   --------------------------------------
NAME AND PRINCIPAL                                            OTHER ANNUAL       STOCK         ALL OTHER
POSITIONS                      YEAR      SALARY     BONUS    COMPENSATION(1)   OPTIONS(#)   COMPENSATION(2)
------------------           --------   --------   -------   ---------------   ----------   ---------------
Cloyce A. Talbott,               2000   $290,900   $75,000         --                --         $5,250
  Chairman of the Board;         1999    247,265        --         --           100,000             --
  Chief Executive
  Officer..................      1998    290,900        --         --           100,000             --
A. Glenn Patterson,              2000   $290,900   $75,000         --                --         $5,250
  President; Chief               1999    247,265        --         --           135,000             --
  Operating Officer........      1998    290,900        --         --            25,000             --
Jonathan D. Nelson,
  Vice President-Finance;        2000   $125,000   $35,000         --                --         $5,100
  Chief Financial Officer;       1999     99,170        --         --            60,000             --
  Secretary and
  Treasurer................      1998     67,960    10,000         --            14,000             --


---------------

(1) Patterson furnishes certain and other personal benefits to its executive officers and certain of its other employees. These benefits include one or more of the following: The use of an automobile owned or leased by Patterson; payment of annual country club dues and monthly charges, including personal meals; personal landscape and secretarial services through Patterson employees at Patterson's expense. The value of these and other personal benefits provided to an executive officer named in the table are reported for a year only if the aggregate value of such benefits exceeds the lesser of $50,000 or 10% of such executive officer's total salary and bonus disclosed in the table for the year reported.

(2) Represents Patterson contributions to the Patterson 1993 401(k) profit sharing plan for the account of the executive officers named in the table. The 1993 plan became effective January 1, 1992. All employees of Patterson who work 1,000 hours or more during the year, are at least 21 years of age, were employed on the last day of the year and have at least one year of service with Patterson or its subsidiaries are eligible to participate in the 1993 plan. Patterson has no obligation to make contributions under the 1993 plan; Patterson contributions are discretionary. Patterson contributions vest over a five-year period, based on credited years of service with Patterson, and may be made either by (i) matching all or a portion of the respective participants' contributions to the 1993 plan, or
    (ii) a profit sharing contribution to the accounts of participants which, are in turn allocated to the accounts of active participants in the same proportion that each active participant's compensation bears to the total compensation of all active participants for the plan year. Each of the executive officers named in the table is fully vested in the 1993 plan.

OPTION GRANTS IN 2000

     Patterson did not grant any options to the persons listed in the Summary Compensation Table in 2000.

AGGREGATE OPTION EXERCISES AND OPTION VALUES AT DECEMBER 31, 2000

     The following table sets forth information concerning option exercises during 2000 and the 2000 year end value of unexercised options held by each of the executive officers named in the Summary Compensation Table above.

                   2000 OPTION EXERCISES AND YEAR END VALUES


                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                          OPTIONS AT FY-END(#)(2)          AT YEAR END($)(3)
                         ACQUIRED ON       VALUE         ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------------    -----------   -------------   -----------   -------------
Cloyce A. Talbott......    40,000         $906,260          60,000        100,000      $1,642,500     $3,140,640
A. Glenn Patterson.....        --               --         207,440        141,800       5,574,303      4,418,289
Jonathan D. Nelson.....    20,000          662,504          25,200         44,800         620,400      1,353,106

---------------

(1) Calculated by subtracting actual option price from market price at respective dates of exercise and multiplying the difference by the number of shares in each category.

(2) The total number of unexercised options held as of December 31, 2000, separated between those options that were exercisable and those options that were not exercisable.

(3) Calculated by subtracting actual option exercise price from market price at December 29, 2000 ($37.25 per share) and multiplying the difference by the number of shares in each category.

DIRECTOR COMPENSATION

     Each non-employee director of Patterson receives a $1,000 per month fee as partial compensation for services as board members. In addition, pursuant to Patterson's non-employee directors' stock option plan, each non-employee director is automatically granted options to purchase 20,000 shares at the time he becomes a director and, thereafter, options to purchase an additional 4,000 shares for each subsequent year that he serves up to a maximum of 40,000 shares per director. The exercise price for each such option is the fair market value of the Patterson common stock on the date of grant.

COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission, Patterson is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The compensation committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of Patterson. The compensation committee consists of Messrs. Gist, Rossi, Peak and DeGroat, none of whom are employees of Patterson. The compensation committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determines the total amount of bonuses to be paid annually and grants all awards of stock options under Patterson's 1993 stock incentive plan. The compensation committee has retained PricewaterhouseCoopers LLP to provide executive compensation consulting services to assist it in performing its various duties. PricewaterhouseCoopers LLP prepared, in April 2000, a report comparing Patterson's cash compensation practices for the executive officers to the executive-level cash compensation practices of similarly-sized companies in Patterson's segment of the oil and natural gas industry and in general industry.

     The compensation committee's policy is to offer executive officers competitive compensation packages that will permit Patterson to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of Patterson's performance. At present, Patterson's executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and a 401(k) plan. Executive salaries are reviewed by the compensation committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, Patterson's performance and a comparison to salary ranges for executives of other companies in the oil and natural gas industry with characteristics similar to those of Patterson. This allows the compensation committee to set salaries in a manner that is both competitive and reasonable within Patterson's industry.

     Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the compensation committee. The compensation committee considers the achievements of Patterson, specifically including earnings for the year and return on stockholders' equity in determining appropriate levels for bonus awards. Currently, the base annual salary of each of the executive officers named in the Summary Compensation Table above is within the salary parameters set forth in the analysis prepared by PricewaterhouseCoopers LLP.


     Stock options may be granted to key employees under the Patterson Energy, Inc. 1993 stock incentive plan, including executive officers of Patterson. Such stock-based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of Patterson. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. No options were granted in 2000 to any of the executive officers of Patterson.

     The compensation of the Chief Executive Officer of Patterson is determined in the same manner as the compensation for other executive officers as described above. As a result, the compensation of the Chief Executive Officer is largely dependent upon the overall performance of Patterson as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. During the year 2000, the base annual salary of Mr. Talbott was approximately $290,900.

                       Compensation Committee of the Board of Directors:

                         Kenneth R. Peak
                         Stephen J. DeGroat
                         Robert C. Gist
                         Vincent A. Rossi, Jr.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table above has an employment or severance agreement or any plan or arrangement providing compensation in the event of a change in control of Patterson.


     All unvested stock options outstanding at the time of the merger under Patterson's 1993 stock incentive plan, including stock options exercisable for a total of 611,640 shares granted to Messrs. Talbott, Patterson and Nelson and Spencer D. Armour III, a director and the president of a Patterson subsidiary, vest upon a change of control. The merger will constitute a change of control.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert C. Gist, Vincent A. Rossi, Jr. Stephen J. DeGroat and Kenneth R. Peak served as members of the compensation committee during 2000. Except in his capacity as a manager of a subsidiary LLC of Patterson for which he receives no compensation, Mr. Gist has never served as an officer, but has been paid a monthly retainer of $1,000 since 1993 for legal and consulting services. Patterson also pays premiums for Mr. Gist's family health insurance coverage. Messrs. DeGroat, Peak and Rossi have not served as an officer of Patterson. After joining the board in November 2000, Messrs. Peak and DeGroat were appointed by the board to the compensation committee and the audit committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Patterson leases a 1981 Beech King-Air 90 airplane owned by an affiliate of Patterson's Chairman of the Board and Chief Executive Officer. Under the terms of the lease, Patterson pays a monthly rental of $9,200 and its proportionate share of the costs of fuel, insurance, taxes and maintenance of the aircraft. Patterson paid approximately $211,495, $222,583 and $193,769 for the lease of the airplane during 1998, 1999 and 2000, respectively.

     Certain of Patterson's affiliated persons have participated, either individually or through entities they control, in oil and gas prospects or properties in which Patterson has an interest. Affiliated persons are directors, executive officers and key employees of Patterson and their family members. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by Patterson. In substantially every property in which any of these affiliated persons has been a working interest participant, Patterson also has sold working interests to nonaffiliated persons on the same basis. At December 31, 2000, affiliated persons were working interest owners in 127 of the 164 wells then being operated by Patterson. In some cases, the interests sold to affiliated and nonaffiliated participants were sold on a promoted basis requiring these participants to pay a portion of Patterson's costs. Patterson believes that each of the participations by the affiliated persons has been on terms no less favorable to Patterson than it could have obtained from nonaffiliated participants. It is expected that joint participations with Patterson will occur from time to time in the future. Conflicts of interest may arise between such directors and officers and Patterson as to the advisability of conducting drilling and recompletion activities on those properties. As is the case of sale of working interests by Patterson in its properties to nonaffiliated persons, sales of working interests to affiliated persons are made to reduce Patterson's economic risk in the properties.

     The following table sets forth production revenues received and joint production costs paid by each of the affiliated persons during 2000 for all wells operated by Patterson in which they have working interests. These numbers do not necessarily represent their profits or losses from these interests because the joint production costs do not include the parties' related drilling and leasehold acquisition costs incurred prior to January 1, 2000.

                                                               YEAR ENDED DECEMBER 31,
                                                                        2000
                                                              -------------------------
                                                              PRODUCTION       JOINT
                                                               REVENUES      INTEREST
NAME                                                          RECEIVED(1)   BILLINGS(2)
----                                                          -----------   -----------
Cloyce A. Talbott...........................................  $  259,394    $  493,650
Anita Talbott(3)............................................     172,314       116,816
Jana Talbott, Executrix to the Estate of Steve Talbott(3)...      26,133        16,164
Stan Talbott(3).............................................      84,058        23,188
Lisa Beck and Stacy Talbott(3)..............................     654,143       290,734
SSI Oil & Gas, Inc.(4)......................................     511,691       272,336
IDC Enterprises, Ltd.(5)....................................   5,201,682     1,669,510
SSSL, Ltd.(6)...............................................          --       452,000
T & H Exploration(7)........................................     337,333       370,136
                                                              ----------    ----------
         Subtotal...........................................   7,246,748     3,704,534
                                                              ----------    ----------
A. Glenn Patterson..........................................     181,390       463,096
Glenn Patterson Family Limited Partnership(8)...............          --       451,601
Robert Patterson(8).........................................      21,459        19,387
Thomas M. Patterson(8)......................................      21,459        19,387
                                                              ----------    ----------
         Subtotal...........................................  $  224,308    $  953,471
                                                              ----------    ----------
         Total..............................................  $7,471,056    $4,658,005
                                                              ==========    ==========

---------------

(1) Revenues received for production of oil and natural gas, net of state severance taxes.

(2) Includes leasehold costs, tangible equipment costs, intangible drilling costs and lease operating expense billed during that period. All joint interest billings have been paid on a timely basis.

(3) Anita Talbott is the wife of Cloyce A. Talbott. Stan Talbott, Lisa Beck and Stacy Talbott are Mr. Talbott's adult children. Steve Talbott is the deceased son of Mr. Talbott.

(4) SSI Oil & Gas, Inc. is beneficially owned 50% by Cloyce A. Talbott and directly owned 50% by A. Glenn Patterson.

(5) IDC Enterprises, Ltd. is 50% owned by Cloyce A. Talbott and 50% owned by A. Glenn Patterson.

(6) SSSL, Ltd. is a limited partnership whereby Cloyce A. Talbott is the general partner.

(7) T & H Exploration is a company owned in part by Jana Talbott, Executrix to the Estate of Steve Talbott.

(8) Robert and Thomas M. Patterson are A. Glenn Patterson's adult children. The Glenn Patterson Family Limited Partnership is a partnership in which each of Mr. Patterson's children share in equally and Mr. Patterson is the manager.

     Any future transactions between Patterson and its officers, directors, key employees, 5% stockholders and their family members and affiliates will continue to be subject to the approval of a majority of disinterested members of the board of directors and will continue to be on terms no less favorable to Patterson than those that could be negotiated with nonaffiliated parties. During February 1994, the Patterson board of directors adopted a blanket policy approving in advance all joint participations with affiliated persons in oil and gas prospects and properties after that date, provided that the participations of such affiliated persons are on the same basis as participations with nonaffiliated persons. In those instances when there are no nonaffiliated third-party participants, prior approval of the board of directors is required on a participation-by-participation basis.

PERFORMANCE GRAPH

    The following graph shows the changes over the past approximate five-year period beginning December 31, 1995, and ending December 31, 2000, in the value of $100 invested in: (1) Patterson Energy, Inc. common stock; (2) an MG Group Index consisting of 57 companies engaged in oil and gas field services (all within SIC Code 1381); (3) the NASDAQ Market Index; and (4) a Peer Group Index consisting of five companies who are principally engaged in providing contract drilling services to the oil and natural gas industry. The year-end values of each investment are based on share price appreciation and assume that $100 was invested on December 31, 1995, and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of Patterson's common stock.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100

                              [PERFORMANCE GRAPH]

                               As of December 31,
--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
  Patterson Energy,
     Inc.               $100      $182      $548      $115      $368     $1,055
  MG Group Index         100       149       225       116       155        214
  NASDAQ Market
     Index               100       124       152       214       378        238
  Peer Group Index       100       185       312       122       290        579

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Patterson's officers and directors, and persons who own more than 10% of a registered class of Patterson's equity securities, to file reports of ownership and changes in ownership with the SEC. Each of these persons is required by SEC regulation to furnish Patterson with copies of Section 16(a) filings. Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, Patterson believes that, during the fiscal year ended December 31, 2000, its officers, directors, and greater than 10% beneficial owners other than Messrs. Nelson and Armour, complied with all applicable filing requirements. On December 28, 2000, Mr. Nelson sold 7,500 shares of Patterson common stock and exercised options to purchase 20,000 shares of Patterson common stock. During March 2000, Mr. Armour sold calls on 3,600 shares of Patterson. Neither Mr. Nelson nor Mr. Armour filed Forms 4 with respect to these transactions, nor have they filed Forms 5 with respect thereto in 2001.

                          UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements are presented to give effect to the merger between Patterson and UTI based on the pooling-of-interests method of accounting at the exchange ratio of one share of Patterson common stock for each share of UTI common stock. The unaudited pro forma balance sheet data are presented as if the merger was effective on December 31, 2000. The unaudited pro forma statements of operations data are presented as if the merger was effective as of the beginning of the earliest period presented. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of Patterson-UTI, the combined company, that would have actually occurred had the merger been effective during the periods presented or of the future financial position or future results of operations of the combined company.

     The unaudited pro forma combined statements of operations exclude non-recurring charges directly attributable to the merger, estimated at pretax $10 million, substantially all of which will be charged to operations in the quarter in which the merger is consummated. The unaudited pro forma combined balance sheet has been adjusted to reflect the assumed after-tax impact of such non-recurring charges. You should read the condensed unaudited pro forma combined financial statements in conjunction with the historical consolidated financial statements and accompanying notes of Patterson and UTI incorporated by reference in this document.

                           PATTERSON-UTI ENERGY, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 2000
                           (UNAUDITED, IN THOUSANDS)


                                                                                           PRO FORMA
                                                      PATTERSON         UTI        --------------------------
                                                     ENERGY, INC.   ENERGY CORP.   ADJUSTMENTS       COMBINED
                                                     ------------   ------------   -----------       --------
                                                   ASSETS

Current assets:
  Cash and cash equivalents........................    $ 59,355       $  7,561       $    --         $ 66,916
  Accounts receivable:
    Trade..........................................      78,364         59,482        (2,207)(a)      135,639
    Oil and natural gas sales......................       1,255             --            --            1,255
  Federal income tax receivable....................       2,447             --            --            2,447
  Inventories......................................      12,186            767            --           12,953
  Deferred income taxes............................       9,133          1,957            --           11,090
  Undeveloped oil and natural gas properties held
    for
    resale.........................................       1,680             --            --            1,680
  Other............................................       3,343          2,387         1,791(a)         7,521
                                                       --------       --------       -------         --------
         Total current assets......................     167,763         72,154          (416)         239,501
Property and equipment, at cost, net...............     202,592        238,287            --          440,879
Intangible assets, net.............................      38,641         17,733            --           56,374
Other..............................................       1,590          1,633            --            3,223
                                                       --------       --------       -------         --------
         Total assets..............................    $410,586       $329,807       $  (416)        $739,977
                                                       ========       ========       =======         ========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of notes payable..............    $  4,477       $     --       $    --         $  4,477
  Accounts payable:
    Trade..........................................      28,484         37,449            --           65,933
    Revenue distribution...........................       3,896             --            --            3,896
    Other..........................................      10,119             --            --           10,119
  Accrued expenses.................................       9,902         16,116         6,365(a)/(c)    32,383
                                                       --------       --------       -------         --------
         Total current liabilities.................      56,878         53,565         6,365          116,808
Deferred income taxes, net.........................      30,083         41,816            --           71,899
Other..............................................         880            438            --            1,318
Notes payable, net of current maturities...........      19,939         55,000            --           74,939
                                                       --------       --------       -------         --------
         Total liabilities.........................     107,780        150,819         6,365          264,964
                                                       --------       --------       -------         --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock..................................          --             --            --               --
  Common stock.....................................         375             38           350(b)           763
  Additional paid in capital.......................     245,462        152,377          (350)(b)      397,489
  Retained earnings................................      58,619         36,548        (6,781)(a)/(c)   88,386
  Accumulated other comprehensive income...........          --             30            --               30
  Treasury stock...................................      (1,650)       (10,005)           --          (11,655)
                                                       --------       --------       -------         --------
         Total stockholders' equity................     302,806        178,988        (6,781)         475,013
                                                       --------       --------       -------         --------
         Total liabilities and stockholders'
           equity..................................    $410,586       $329,807       $  (416)        $739,977
                                                       ========       ========       =======         ========


 (See accompanying notes to unaudited pro forma combined financial statements.)

                           PATTERSON-UTI ENERGY, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                    PRO FORMA
                                                PATTERSON         UTI        ------------------------
                                               ENERGY, INC.   ENERGY CORP.   ADJUSTMENTS     COMBINED
                                               ------------   ------------   -----------     --------
Operating revenue:
  Drilling...................................    $260,233       $253,887       $(1,123)(a)   $512,997
  Drilling fluids............................      32,053             --            --         32,053
  Pressure pumping...........................          --         21,465            --         21,465
  Oil and gas sales..........................      13,619             --            --         13,619
  Well operation fees........................       1,978             --            --          1,978
  Other......................................          18            191            --            209
                                                 --------       --------       -------       --------
                                                  307,901        275,543        (1,123)       582,321
                                                 --------       --------       -------       --------
Operating costs and expenses:
  Direct operating expenses..................     220,687        208,825          (752)(a)    428,760
  Dry holes and abandonments.................         964             --            --            964
  Depreciation, depletion and amortization...      33,133         28,331           (14)(a)     61,450
  General and administrative.................      11,394         11,503            --         22,897
                                                 --------       --------       -------       --------
                                                  266,178        248,659          (766)       514,071
                                                 --------       --------       -------       --------
Operating income.............................      41,723         26,884          (357)        68,250
                                                 --------       --------       -------       --------
Other income (expense):
  Net gain on sale of assets.................         194            483            --            677
  Interest income............................         999            378            --          1,377
  Interest expense...........................      (4,997)        (5,111)           --        (10,108)
  Other......................................          80            170            --            250
                                                 --------       --------       -------       --------
                                                   (3,724)        (4,080)           --         (7,804)
                                                 --------       --------       -------       --------
Income before income taxes...................      37,999         22,804          (357)        60,446
Income tax expense...........................      14,244          8,634          (135)(a)     22,743
                                                 --------       --------       -------       --------
Income before extraordinary item.............      23,755         14,170          (222)        37,703
Extraordinary item net of tax of $197........          --           (329)           --           (329)
                                                 --------       --------       -------       --------
Net income...................................    $ 23,755       $ 13,841       $  (222)      $ 37,374
                                                 ========       ========       =======       ========
Net income per common share:
  Basic......................................    $   0.69       $   0.38                     $   0.52
                                                 ========       ========                     ========
  Diluted....................................    $   0.66       $   0.36                     $   0.50
                                                 ========       ========                     ========
Weighted average number of common shares
  outstanding:
  Basic......................................      34,347         36,860            --         71,207
                                                 ========       ========       =======       ========
  Diluted....................................      35,753         38,817           270(d)      74,840
                                                 ========       ========       =======       ========

 (See accompanying notes to unaudited pro forma combined financial statements.)

                           PATTERSON-UTI ENERGY, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                     PRO FORMA
                                                  PATTERSON         UTI        ----------------------
                                                 ENERGY, INC.   ENERGY CORP.   ADJUSTMENTS   COMBINED
                                                 ------------   ------------   -----------   --------
Operating revenue:
  Drilling.....................................    $131,287       $134,870        $ 56(a)    $266,213
  Drilling fluids..............................      11,686             --          --         11,686
  Pressure pumping.............................          --         20,721          --         20,721
  Oil and gas sales............................       6,834             --          --          6,834
  Well operation fees..........................       1,567             --          --          1,567
  Other........................................         162            184          --            346
                                                   --------       --------        ----       --------
                                                    151,536        155,775          56        307,367
                                                   --------       --------        ----       --------
Operating costs and expenses:
  Direct operating expenses....................     125,764        123,240          62(a)     249,066
  Impairment of proved oil and natural gas
     properties................................         275             --          --            275
  Dry holes and abandonments...................         169             --          --            169
  Depreciation, depletion and amortization.....      28,156         24,122         (10)(a)     52,268
  General and administrative...................       7,299         10,718          11(a)      18,028
                                                   --------       --------        ----       --------
                                                    161,663        158,080          63        319,806
                                                   --------       --------        ----       --------
Operating loss.................................     (10,127)        (2,305)         (7)       (12,439)
                                                   --------       --------        ----       --------
Other income (expense):
  Net gain on sale of assets...................         129          2,861          --          2,990
  Interest income..............................         445            602          --          1,047
  Interest expense.............................      (4,101)        (4,168)         --         (8,269)
  Other........................................         186            (17)         --            169
                                                   --------       --------        ----       --------
                                                     (3,341)          (722)         --         (4,063)
                                                   --------       --------        ----       --------
Loss before income taxes.......................     (13,468)        (3,027)         (7)       (16,502)
Income tax benefit.............................      (4,341)          (425)         (1)(a)     (4,767)
                                                   --------       --------        ----       --------
Net loss.......................................    $ (9,127)      $ (2,602)       $ (6)      $(11,735)
                                                   ========       ========        ====       ========
Net loss per common share:
  Basic........................................    $  (0.28)      $  (0.08)                  $  (0.18)
                                                   ========       ========                   ========
  Diluted......................................    $  (0.28)      $  (0.08)                  $  (0.18)
                                                   ========       ========                   ========
Weighted average number of common shares
  outstanding:
  Basic........................................      32,499         33,984          --         66,483
                                                   ========       ========        ====       ========
  Diluted......................................      32,499         33,984          --         66,483
                                                   ========       ========        ====       ========


 (See accompanying notes to unaudited pro forma combined financial statements.)

                           PATTERSON-UTI ENERGY, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA
                                                 PATTERSON         UTI        -----------------------
                                                ENERGY, INC.   ENERGY CORP.   ADJUSTMENTS   COMBINED
                                                ------------   ------------   -----------   ---------
Operating revenue:
  Drilling....................................    $165,997       $162,600        $406(a)    $ 329,003
  Drilling fluids.............................      13,397             --          --          13,397
  Pressure pumping............................          --         23,365          --          23,365
  Oil and gas sales...........................       5,641             --          --           5,641
  Well operation fees.........................       1,442             --          --           1,442
  Other.......................................          87            192          --             279
                                                  --------       --------        ----       ---------
                                                   186,564        186,157         406         373,127
                                                  --------       --------        ----       ---------
Operating costs and expenses:
  Direct operating expenses...................     141,636        138,935         151(a)      280,722
  Impairment of proved oil and natural gas
     properties...............................       3,816             --          --           3,816
  Dry holes and abandonments..................       1,083             --          --           1,083
  Depreciation, depletion and amortization....      28,091         19,529          (3)(a)      47,617
  General and administrative..................       9,313         11,924          10(a)       21,247
                                                  --------       --------        ----       ---------
                                                   183,939        170,388         158         354,485
                                                  --------       --------        ----       ---------
Operating income..............................       2,625         15,769         248          18,642
                                                  --------       --------        ----       ---------
Other income (expense):
  Net gain on sale of assets..................         636           (206)         --             430
  Interest income.............................         767          1,084          --           1,851
  Interest expense............................      (4,471)        (3,815)         --          (8,286)
  Other.......................................         211            271          --             482
                                                  --------       --------        ----       ---------
                                                    (2,857)        (2,666)         --          (5,523)
                                                  --------       --------        ----       ---------
Income (loss) before income taxes.............        (232)        13,103         248          13,119
Income tax expense (benefit)..................          93          5,235          99(a)        5,427
                                                  --------       --------        ----       ---------
Net income (loss).............................    $   (325)      $  7,868        $149       $   7,692
                                                  ========       ========        ====       =========
Net income (loss) per common share:
  Basic.......................................    $  (0.01)      $   0.24                   $    0.12
                                                  ========       ========                   =========
  Diluted.....................................    $  (0.01)      $   0.23                   $    0.12
                                                  ========       ========                   =========
Weighted average number of common shares
  outstanding:
  Basic.......................................      31,645         32,139          --          63,784
                                                  ========       ========        ====       =========
  Diluted.....................................      31,645         33,590         262(d)       65,497
                                                  ========       ========        ====       =========

 (See accompanying notes to unaudited pro forma combined financial statements.)

                           PATTERSON-UTI ENERGY, INC.

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The accompanying unaudited pro forma combined financial statements have been prepared using the pooling-of-interests method of accounting to present the merger between Patterson and UTI. The basis of the unaudited pro forma combined balance sheet reflects the conversion of each outstanding share of UTI common stock into one share of Patterson common stock (an exchange ratio of 1:1). The unaudited pro forma combined statements of operations reflect the conversion of the historical number of shares of UTI common stock outstanding used in computing earnings per share into Patterson common stock using the exchange ratio of 1:1. The actual number of shares to be issued in the merger will be determined by the actual number of shares of UTI common stock outstanding at the effective time of the merger. The merger agreement obligates Patterson to assume UTI stock options outstanding under UTI stock option plans in effect on the date of the merger agreement and also to assume UTI warrants outstanding at that time. Common stock equivalents have been considered in the net income (loss) per common share calculation for each of the three years ended December 31, 2000, 1999 and 1998.

2. PERIODS PRESENTED

     The unaudited pro forma combined financial statements were prepared using the audited historical consolidated financial statements of both Patterson and UTI. The unaudited pro forma combined balance sheet assumes the merger had been consummated on December 31, 2000. The unaudited pro forma combined statement of operations for each of the years in the three year period ended December 31, 2000 assumes that the merger had been consummated on January 1, 1998.

3. PRO FORMA ADJUSTMENTS

     The following adjustments were made to conform the accounting methods of Patterson and UTI and to recognize the estimated costs associated with the merger.

     a. To adjust for certain differences between the two companies' relative methods of accounting for the recognition of revenue under turnkey drilling contract arrangements. Patterson applies the completed contract method to turnkey drilling contracts which requires revenue and costs associated with drilling the well to be deferred until drilling is complete. UTI accounts for its turnkey arrangements using the percentage-of-completion method in which revenue is recognized as costs are incurred relative to the expected total cost of drilling the well.

     b. To adjust for the difference in the par value per share for the common stock issued upon consummation of the merger. Patterson's par value of common stock is $0.01 per share and UTI's par value is $0.001 per share.

     c. To reflect the estimated direct costs associated with the merger between Patterson and UTI which are estimated to be $10 million (approximately $6.5 million net of income tax). These non-recurring costs, which are subject to change, will be charged to operations in the quarter in which the merger is consummated.

     d. To adjust diluted shares outstanding using Patterson's year end market price.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     As a result of the merger, the holders of UTI common stock will become holders of Patterson common stock. The rights of the stockholders of Patterson will be governed by applicable Delaware law, including the Delaware General Corporation Law, or DGCL, and by Patterson's restated certificate of incorporation and bylaws.

     The following is a summary of the material differences between the rights of Patterson stockholders and UTI stockholders. Because both Patterson and UTI are organized under the laws of the State of Delaware, these differences arise principally from differences between the Patterson restated certificate of incorporation and the UTI restated certificate of incorporation, and differences between Patterson's bylaws and UTI's bylaws.


     The following summaries do not provide a complete description of the specific rights of Patterson stockholders under Patterson's restated certificate of incorporation and bylaws as compared with the rights of UTI stockholders under UTI's restated certificate of incorporation and bylaws. The identification of specific differences in the rights of these holders as material is not intended to indicate that other equally important or more significant differences do not exist. These summaries are qualified in their entirety by reference to the governing corporate instruments of Patterson and UTI to which you are referred.


AUTHORIZED CAPITAL STOCK

     The total number of authorized shares of capital stock of Patterson is 51,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. In connection with the merger, holders of Patterson common stock will vote on a proposal to amend Patterson's restated certificate of incorporation to increase the number of authorized shares of common stock to 200,000,000 shares.

     The total number of authorized shares of capital stock of UTI is 105,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

DIRECTORS


     Patterson's board will be increased to 11 members at the effective time of the merger. Of the 11 members to be named to the initial Patterson-UTI board, Patterson will designate six and UTI will designate five.


     Under Section 141(b) of the DGCL, the number of directors shall be fixed by, or in the manner provided in, the bylaws unless otherwise provided in the certificate of incorporation. A director need not be a stockholder to be qualified to serve as a director unless required by the certificate of incorporation or bylaws. Section 141(d) of the DGCL permits a classified board of directors with staggered terms under which one-half to one-third of the directors are elected for terms of two or three years, respectively.

     The Patterson restated certificate of incorporation does not fix the number of directors. The Patterson bylaws provide that the number of directors may be fixed, changed by amendment to the bylaws or set by resolution of Patterson's board. The number of directors of Patterson is currently set at seven, with each director serving until the next annual meeting following his election and until his successor is elected and qualified, or until his earlier resignation, removal or death. Directors may not be elected by written consent of the stockholders.

     The Patterson bylaws provide that individuals may be nominated for election to Patterson's board at a meeting of Patterson stockholders (a) by or at the direction of the Patterson board or (b) by a stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Patterson bylaws. Under those procedures, the stockholder must deliver or mail notice to the Secretary of Patterson at the principal executive offices of Patterson not less than 30 days nor more than 60 days prior to the stockholders' meeting. In the event that Patterson gives the stockholder less than

40 days' written notice of the meeting, the stockholder must deliver the notice no later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed.

     The Patterson bylaws also require that the stockholder include certain information in the notice. A stockholder's notice must include (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors by the Securities Exchange Act of 1934, as amended, (ii) the stockholder's name and record address, and (iii) the class and number of shares of Patterson that the stockholder beneficially owns.

     If the presiding officer at the meeting determines that the nomination does not comply with these requirements, he may declare that the defective nomination will be disregarded.

     The UTI restated certificate of incorporation does not fix the number of directors. The UTI bylaws provide that UTI's board may fix or change by resolution the number of directors, subject to the right of UTI's stockholders to change such number at any annual meeting, or at a special meeting called for that purpose. UTI currently has seven directors. The seven directors are divided into three separate classes, consisting, as nearly as possible, of equal numbers of directors, with one class being elected annually. Directors serve terms of three years until their successors are elected and qualified.

     As with Patterson, only persons nominated according to specified procedures are eligible to serve as directors. UTI's bylaws provide that nominations of persons for election to the UTI board may be made at a UTI stockholders' meeting only (a) by or at the direction of the UTI board or (b) by a UTI stockholder entitled to vote for the election of directors. As with Patterson, the UTI bylaws specify procedures for nominating directors. A stockholder's notice must be delivered to or mailed and received by UTI's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. In the event that the annual meeting is called for a date that is not within 30 days before or after this anniversary date, the notice must be received by UTI no later than the close of business on the 10th day following the day notice of the meeting date was mailed or made public, whichever occurs first.

     The information required in the notice is identical to that required by Patterson, except that it must also include (i) a description of all arrangements or understandings between the nominating stockholder and each proposed nominee, (ii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee, and (iii) a written consent of each nominee to being named as a nominee and to serve as a director if elected.

     As with Patterson, the chairman at the meeting of UTI stockholders may declare that the stockholder nomination did not comply with procedure and disregard the defective nomination.

REMOVAL OF DIRECTORS

     Section 141(k) of the DGCL provides that directors may be removed, with or without cause, by a majority of shareholders entitled to vote in the election of that director, unless the board of directors is classified. In that case, unless provided otherwise in the certificate of incorporation, a director may be removed only for cause.

     Under the Patterson bylaws, the holders of a majority of the shares may remove with or without cause any one or more directors or the entire board. UTI's restated certificate of incorporation and bylaws provide that neither directors nor the entire board can be removed from office except for cause.

QUORUM AT MEETING OF DIRECTORS

     Section 141(b) of the DGCL provides that a quorum at a board of directors meeting shall be not less than one-third of the directors.

     Patterson's bylaws define a quorum for the transaction of business at any meeting as a majority of the whole authorized number of directors, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy on the board.

     UTI's bylaws provide that a majority of the directors at that time in office shall constitute a quorum for the transaction of business at any meeting.

SPECIAL STOCKHOLDER MEETINGS

     Under Section 211(d) of the DGCL, special meetings of stockholders may be called by the board of directors or by such other persons authorized to do so by the corporation's certificate of incorporation or bylaws.

     The Patterson restated certificate of incorporation provides that special meetings of stockholders may be called by the majority of the board of directors, the Chief Executive Officer, the President, or the holders of a majority of the outstanding common stock of Patterson. The UTI bylaws provide that only the majority of the board of directors, the Chairman of the Board, or the President may call a special meeting of stockholders.

NOTICE OF MEETING OF THE STOCKHOLDERS

     Section 222(a) of the DGCL provides that stockholders will receive written notice of any meeting where they are required or permitted to take any action.

     Patterson's bylaws require that Patterson provide notice of stockholder meetings by personal delivery or by mail. Under its bylaws, UTI may deliver notice of stockholder meetings by personal delivery, mail, telegraph or cable.

STOCKHOLDER ACTION WITHOUT A MEETING

     Under Section 228 of the DGCL, unless otherwise provided in the certificate of incorporation, stockholders may take any action without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting if all shares were present and voted.

     The Patterson restated certificate of incorporation prohibits taking stockholder actions without a meeting. UTI's bylaws provide that any action that may be taken at a stockholders' meeting may be taken through the written consent if signed by the holders of all of the outstanding UTI common stock.

STOCKHOLDER PROPOSALS

     The Patterson bylaws provide that a stockholder may propose business to be brought before a stockholders' meeting if certain requirements are satisfied. Patterson must receive notice of the proposed business at its principal executive offices not less than 30 days nor more than 60 days prior to the meeting as originally scheduled. In the event that less than 40 days' notice of a meeting is given, the notice must be received not later than the close of business on the 10th day following the day on which the notice of the meeting was mailed.

     Patterson bylaws also require that the notice of proposed business contain certain information. A stockholder's notice must set forth (i) a brief description of each matter desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares beneficially owned by the stockholder, and (iv) any material interest the stockholder may have in the proposed business.

     If the facts warrant, the presiding officer at the meeting may determine that the stockholder's proposal did not comply with the required procedures and declare that the business not be transacted.

     UTI stockholders may also propose business to be brought before a stockholders' meeting. To be timely, a UTI stockholder's notice must be received at UTI's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, UTI must receive the notice no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or the day it was publicly announced.

     The information required in the notice to UTI is identical to that required by Patterson, except that it must also include (i) the reasons for conducting such business at the annual meeting, and (ii) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

     As with Patterson, the chairman of the meeting may determine that business was not properly brought and declare that it shall not be transacted.

AMENDMENT TO CERTIFICATE OF INCORPORATION

     Under Section 242 of the DGCL, an amendment to the certificate of incorporation requires the approval of the corporation's board and the affirmative vote of a majority of the outstanding shares entitled to vote. In addition, amendments that make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

     The Patterson restated certificate of incorporation expressly authorizes the Patterson board to adopt, amend or repeal any provisions in its restated certificate of incorporation in a manner then allowed by law. The UTI restated certificate of incorporation also expressly authorizes its board to adopt, amend or repeal any provisions in its certificate of incorporation in a manner then allowed by law. However, UTI's restated certificate of incorporation conditions amending the provision establishing its classified board of directors upon the approval by the holders of 66 2/3% of the shares of outstanding common stock entitled to vote thereon.

RIGHTS PLAN

     Patterson and UTI have each adopted a stockholder rights plan. The rights granted under the Patterson and UTI rights agreements have similar anti-takeover effects, each causing substantial dilution to a person or group that attempts to acquire, or merge with, either company without conditioning the offer on the rights being rendered inapplicable.

     In January 1997, the board of directors of Patterson adopted a stockholder rights plan under which stockholders of record as of January 17, 1997 received a dividend in the form of preferred share purchase rights (the "Patterson Rights"). The Patterson Rights permit the holder to purchase one one-hundredth of a share (a unit) of Series A preferred stock at an initial exercise price of $41.50 per share under certain circumstances. The purchase price, the number of units of preferred stock and the type of securities issuable upon exercise of the Patterson Rights are subject to adjustment. The Patterson board of directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of the stockholders and to fix the number of shares, the designations, rights, privileges, restrictions and conditions of any such series.

     The Patterson Rights expire on January 2, 2007 unless earlier redeemed or exchanged. Until a Patterson Right is exercised, the holder thereof has no rights as a stockholder of Patterson. The Patterson Rights become exercisable on the earlier to occur of (i) the acquisition by a person or group of persons of 15% or more of the outstanding shares of Patterson common stock, or (ii) 10 days following the commencement of, or the public announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Patterson common stock.

     In February 1999, the UTI board of directors adopted a stockholder rights plan through the declaration of a dividend of one preferred stock purchase right (a "UTI Right") for each outstanding share of UTI common stock, and authorized the issuance of one UTI Right for each share of UTI common stock that later becomes outstanding prior to the distribution date (as hereinafter defined), the date of redemption of the UTI Rights or the final expiration date of the UTI Rights. The UTI Rights permit the holder to purchase one two-thousandth of a share (a unit) of Series I preferred stock at an initial exercise price of $21.25 per share under certain circumstances. The purchase price and the number of shares of Series I preferred stock issuable upon exercise of the UTI Rights are subject to adjustment. The holder of Series I preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of UTI common stock. In the event UTI liquidates, the holders of the interests in Series I preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of UTI common stock. Each share of Series I preferred stock will have 1,000 votes, voting together with the shares of UTI common stock. In the event UTI merges, consolidates or effects another transaction in which shares of UTI common stock are exchanged, each share of Series I preferred stock will be entitled to receive 1,000 times the amount received per share of UTI common stock.

     The UTI Rights expire on February 26, 2009 unless the expiration date is extended or unless UTI earlier redeems or exchanges the UTI Rights. Until a UTI Right is exercised, the holder thereof has no rights as a stockholder of UTI. The UTI Rights become exercisable on the distribution date, defined as the earlier to occur of (i) ten (10) business days following a public announcement that a person or group of persons have acquired 15% or more of the outstanding shares of UTI common stock, or (ii) ten (10) business days following the commencement of, or the public announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of UTI common stock.

     On February 9, 2001, UTI and Mellon Investor Services LLC, rights agent, amended the UTI stockholder rights plan to provide that Patterson would not be deemed to be an acquiring person for purposes of the rights plan. The amendment also provided that no distribution date would occur, the provisions of Section 13 of the rights plan would not take effect and the UTI Rights would not be exercisable as a result of the execution and delivery of the merger agreement or the consummation of the merger.

                       PROPOSED AMENDMENTS TO PATTERSON'S
                     RESTATED CERTIFICATE OF INCORPORATION

ADDITIONAL AUTHORIZED COMMON STOCK PROPOSAL

     Patterson's board of directors has approved a proposal authorizing an amendment to Patterson's restated certificate of incorporation to increase the authorized shares of Patterson's common stock from 50,000,000 to 200,000,000.

     This proposed amendment, if approved by the Patterson stockholders at the Patterson special meeting, would take effect only if the merger proposal is also adopted by the Patterson stockholders at the special meeting. The form of certificate of amendment to effect this increase is attached to this joint proxy statement/prospectus as Annex D.

     Patterson does not have a sufficient number of authorized, but unissued, shares of common stock to effect the merger. Therefore, approval of this proposed amendment is a prerequisite to approval of the proposal for the merger.

     The following table sets forth the number of issued, outstanding, and reserved shares of Patterson common stock on March 13, 2001, the record date for the Patterson special meeting, and the number of shares of Patterson common stock that will be issued, outstanding, and reserved if the amendment is approved and the merger is consummated:


                                                                  NUMBER OF SHARES
                                                              ------------------------
                                                                BEFORE        AFTER
                                                                MERGER       MERGER
                                                              ----------   -----------
Authorized..................................................  50,000,000   200,000,000
Issued and outstanding......................................  38,126,916    75,786,769
Reserved:
     Patterson stock options and warrants...................   1,837,830     1,837,830
     UTI stock options and warrants (substituted options and
       warrants)............................................   3,722,771     3,722,771
Unissued and unreserved.....................................   6,312,483   118,652,630



     The unissued and unreserved shares of Patterson common stock would be available for issuance from time to time as may be necessary in connection with:


     - future financings,

     - acquisitions,

     - transactions,

     - stock dividends,

     - stock splits,

     - distributions,

     - stock option plans,

     - other employee benefit plans, and

     - other corporate purposes.

     Patterson currently has no plans to issue any of these unissued and unreserved shares.

     The additional authorized shares of Patterson common stock would have the same rights and privileges as the shares of Patterson common stock currently outstanding. Holders of shares of Patterson common stock have no preemptive rights to subscribe for any additional shares of Patterson common stock.

     Under Delaware law, the Patterson board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. The board does not intend to seek stockholder approval prior to any future issuance of the shares, except to the extent otherwise required by Patterson's restated certificate of incorporation, by law or by the Nasdaq National Market or any securities exchange on which the Patterson common stock may be listed at that time.

     The authorization of additional shares of Patterson common stock will enable Patterson, as the need may arise, to take timely advantage of market conditions and of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders or of waiting for the regularly scheduled annual stockholders meeting in order to increase the authorized shares of Patterson common stock. Patterson stockholders will have no preemptive rights to purchase shares of Patterson common stock issued in the merger or in the future.

     The increase in the authorized but unissued shares of Patterson's common stock pursuant to the amendment could, under certain circumstances, have the effect of deterring attempts to acquire control of Patterson. However, Patterson believes that the increase in the number of authorized shares of common stock is important to meet the future needs of Patterson. The proposed amendment is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures. Patterson is unaware of any pending or proposed takeover attempt.

     Approval of this proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Patterson's common stock. FOR THE REASONS STATED ABOVE, THE PATTERSON BOARD OF DIRECTORS RECOMMENDS THAT PATTERSON STOCKHOLDERS VOTE "FOR" THIS AMENDMENT.

NAME CHANGE PROPOSAL

     Patterson's board of directors has also approved a proposal to amend Patterson's restated certificate of incorporation to change Patterson's corporate name from Patterson Energy, Inc. to "Patterson-UTI Energy, Inc." This proposed amendment, if approved by the Patterson stockholders at the Patterson special meeting, would take effect only if the merger is consummated. Approval of the name change amendment is not a prerequisite to approval of the merger. The certificate of amendment to effect the name change is attached to this joint proxy statement/prospectus as Annex E.

     Approval of this proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Patterson's common stock. THE PATTERSON BOARD OF DIRECTORS RECOMMENDS THAT PATTERSON STOCKHOLDERS VOTE "FOR" THIS AMENDMENT.

                                 LEGAL MATTERS


     The validity of the shares of Patterson common stock to be issued in the merger will be passed on for Patterson by Baker & Hostetler LLP, counsel to Patterson. A member of that firm currently owns 6,000 shares of Patterson common stock. Certain tax consequences of the merger will be passed on for Patterson by Baker & Hostetler LLP, and for UTI by Fulbright & Jaworski L.L.P.

                                    EXPERTS

     The consolidated financial statements of Patterson as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated in this joint proxy statement/ prospectus by reference to Patterson's annual report on Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Ernst & Young LLP, independent auditors, have audited UTI Energy Corp.'s consolidated financial statements and schedule included in UTI Energy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference herein. UTI Energy Corp.'s consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The estimated reserve evaluations and related calculations of Mr. Brian Wallace, P.E., Dallas, Texas, an independent petroleum engineer, incorporated in this joint proxy statement/prospectus by reference from Patterson's Annual Report on form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the authority of Mr. Wallace as an expert in petroleum engineering.

                                 OTHER MATTERS

     Pursuant to Patterson's bylaws, the business that may be conducted at the Patterson special meeting is confined to the purpose described in the notice of special meeting of stockholders that accompanies this document.

     Pursuant to UTI's bylaws, the business that may be conducted at the UTI special meeting is confined to the purpose described in the notice of special meeting of stockholders that accompanies this document.

                             STOCKHOLDER PROPOSALS

     Any Patterson stockholder, or if the merger is consummated, any Patterson-UTI stockholder, who intends to present a proposal at Patterson's or Patterson-UTI's, as the case may be, 2002 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by Patterson or Patterson-UTI, as the case may be, at its principal executive offices not later than December 31, 2001. Patterson or Patterson-UTI, as the case may be, will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC.

     In addition, any Patterson or Patterson-UTI stockholder, as the case may be, desiring to raise a matter, including nominating an individual for election as a director, at Patterson's or Patterson-UTI's, as the case may be, 2002 annual meeting of stockholders, where the stockholder has not sought inclusion of the matter in its proxy statement and proxy relating to such meeting, must comply with the advance notification provisions in Patterson's bylaws. Pursuant to this advance notice provision, a stockholder's notice must be delivered to or mailed and received at Patterson's or Patterson-UTI's, as the case may be, principal executive offices not less than 30 days nor more than 60 days prior to the meeting. However, in the event that less than 40 days' prior public disclosure of the date of the meeting is made to stockholders, a notice by the stockholder will be timely if it is received not later than the close of business on the tenth day following the day on which the public disclosure was made or notice of the date of the meeting was mailed, whichever first occurs.

     In the event that the merger is not consummated, any UTI stockholder who intends to present a proposal at UTI's 2002 annual meeting of stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the written proposal and any written statement in support of the proposal must be received by the Secretary of UTI at the principal executive offices not later than January 31, 2002. UTI will not be required to include in its proxy statement a form of proxy or stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC. If the merger is consummated as currently contemplated, there will not be a 2002 annual meeting of UTI stockholders.

     In addition, any UTI stockholder desiring to raise a matter, including nominating an individual for election as a director, at UTI's 2002 annual meeting of stockholders, where the stockholder has not sought inclusion of the matter in its proxy statement and proxy relating to such meeting, must comply with the advance notification provisions in UTI's bylaws. Such provisions require that notice of stockholder matters be raised at an annual stockholders meeting and be received by UTI's Secretary not later than the tenth day following the date on which notice of the date of an annual meeting of stockholders for 2002 is mailed or public disclosure of the date of the meeting of stockholders is made, whichever first occurs. A stockholder who desires to raise such matters should contact UTI's Secretary for the specific requirements prescribed by the bylaws.

                      WHERE YOU CAN FIND MORE INFORMATION

     Patterson has filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the shares of Patterson common stock to be issued in the merger to UTI stockholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Patterson and UTI. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

     In addition, Patterson and UTI file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

    Public Reference Room        New York Regional Office         Chicago Regional Office
          Room 1024                     Suite 1300                    Citicorp Center
   450 Fifth Street, N.W.          7 World Trade Center                 Suite 1400
   Washington, D.C. 20549        New York, New York 10048         500 West Madison Street
                                                               Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Patterson and UTI, who file electronically with the SEC. The address of that website is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Patterson at the offices of the National Association of Securities Dealers, 1735 K Street, Washington, D.C. 20006, and about UTI at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The SEC allows Patterson and UTI to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that Patterson and UTI have previously filed with the SEC. They contain important information about our companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.

PATTERSON COMMISSION FILINGS
(File No. 022664 )
DESCRIPTION OR PERIOD

Annual Report on Form 10-K, filed on March 2, 2001
Year ended December 31, 2000

Registration Statement on Form S-3, filed on October 29, 1999

Description of Patterson common stock, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description


Registration Statement on Form 8-A, filed on January 14, 1997

Description of Patterson preferred stock purchase rights



Current Report on Form 8-K, date of event February 4, 2001 and filed on February 16, 2001



Current Report on Form 8-K, date of event February 5, 2001 and filed on February 6, 2001

UTI COMMISSION FILINGS
(File No. 1-12542)
DESCRIPTION OR PERIOD

Annual Report on Form 10-K, filed on February 23, 2001
Year ended December 31, 2000

Registration Statement on Form 8-A, filed on March 4, 1999
Description of UTI preferred stock purchase rights


Current Report on Form 8-K, date of event February 5, 2001 and filed on February 5, 2001



Current Report on Form 8-K, date of event January 10, 2001 and filed on January 11, 2001



Current Report on Form 8-K, date of event January 5, 2001 and filed on January 8, 2001


     Patterson and UTI incorporate by reference additional documents that either company may file with the SEC between the date of this document and the dates of the Patterson special meeting and the UTI special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Patterson or UTI, as the case may be, or from the SEC through its website address provided above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference as an exhibit in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

FOR PATTERSON STOCKHOLDERS                  FOR UTI STOCKHOLDERS
Patterson Energy, Inc.                      UTI Energy Corp.
4510 Lamesa Highway                         16800 Greenspoint Park Drive, Suite 225N
P.O. Drawer 1416                            Houston, Texas 77060
Snyder, Texas 79550


     If you would like to request documents, please do so promptly to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request. To obtain timely delivery, you must request the documents no later than May 1, 2001.


     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU LIVE IN A JURISDICTION IN WHICH IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     With respect to the information contained in this document, Patterson has supplied the information concerning Patterson, and UTI has supplied the information concerning UTI.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                             PATTERSON ENERGY, INC.

                                      AND

                                UTI ENERGY CORP.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I THE MERGER
  SECTION 1.1   The Merger..................................................    1
  SECTION 1.2   Effective Time..............................................    1
  SECTION 1.3   Effects of the Merger.......................................    1
  SECTION 1.4   Certificate of Incorporation................................    1
  SECTION 1.5   Bylaws......................................................    2
  SECTION 1.6   Directors...................................................    2
  SECTION 1.7   Conversion of Shares........................................    2
  SECTION 1.8   Surviving Corporation to Make Certificates Available........    2
  SECTION 1.9   Dividends; Transfer Taxes...................................    3
  SECTION 1.10  No Fractional Shares........................................    3
  SECTION 1.11  Return of Exchange Fund.....................................    4
  SECTION 1.12  Adjustment of Exchange Ratio................................    4
  SECTION 1.13  No Further Ownership Rights in UTI Common Stock.............    4
  SECTION 1.14  Closing of UTI Transfer Books...............................    4
  SECTION 1.15  Further Assurances..........................................    4
  SECTION 1.16  Closing.....................................................    4
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PEC
  SECTION 2.1   Organization, Standing and Power............................    5
  SECTION 2.2   Capital Structure...........................................    5
  SECTION 2.3   Authority; Non-Contravention................................    6
  SECTION 2.4   SEC Documents...............................................    7
  SECTION 2.5   Engineering Reports.........................................    7
  SECTION 2.6   S-4 Registration Statement and Joint Proxy Statement........    8
  SECTION 2.7   Absence of Material Adverse Change..........................    8
  SECTION 2.8   No Undisclosed Material Liabilities.........................    9
  SECTION 2.9   Accounting and Tax Matters..................................    9
  SECTION 2.10  Taxes.......................................................   10
  SECTION 2.11  Title to Property...........................................   10
  SECTION 2.12  Employee Benefit Plans......................................   10
  SECTION 2.13  Labor Matters...............................................   12
  SECTION 2.14  Environmental Matters.......................................   12
  SECTION 2.15  Agreements..................................................   13
  SECTION 2.16  Litigation..................................................   13
  SECTION 2.17  Governmental Licenses and Permits; Compliance with Law......   14
  SECTION 2.18  Required Vote of PEC Stockholders...........................   14
  SECTION 2.19  PEC Action..................................................   14
  SECTION 2.20  Opinion of Financial Advisors...............................   14
  SECTION 2.21  Brokers.....................................................   14
  SECTION 2.22  Takeover Statutes...........................................   14
ARTICLE III REPRESENTATIONS AND WARRANTIES OF UTI
  SECTION 3.1   Organization, Standing and Power............................   15
  SECTION 3.2   Capital Structure...........................................   15
  SECTION 3.3   Authority; Non-Contravention................................   15
  SECTION 3.4   SEC Documents...............................................   16
  SECTION 3.5   Intentionally left blank....................................   16
  SECTION 3.6   S-4 Registration Statement and Joint Proxy Statement........   17
  SECTION 3.7   Absence of Material Adverse Change..........................   17
  SECTION 3.8   No Undisclosed Material Liabilities.........................   18

                                                                              PAGE
                                                                              ----
  SECTION 3.9   Accounting and Tax Matters..................................   18
  SECTION 3.10  Taxes.......................................................   18
  SECTION 3.11  Title to Property...........................................   19
  SECTION 3.12  Employee Benefit Plans; Employment Agreements...............   19
  SECTION 3.13  Labor Matters...............................................   20
  SECTION 3.14  Environmental Matters.......................................   21
  SECTION 3.15  Agreements..................................................   21
  SECTION 3.16  Litigation..................................................   21
  SECTION 3.17  Governmental Licenses and Permits; Compliance with Law......   22
  SECTION 3.18  Required Vote of UTI Stockholders...........................   22
  SECTION 3.19  UTI Action..................................................   22
  SECTION 3.20  Section 203 of the DGCL Not Applicable......................   22
  SECTION 3.21  Opinion of Financial Advisor................................   22
  SECTION 3.22  Brokers.....................................................   22
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
  SECTION 4.1   Conduct of Business Pending the Merger......................   23
  SECTION 4.2   No Solicitation.............................................   24
  SECTION 4.3   No Solicitation.............................................   25
  SECTION 4.4   Accounting and Tax Matters..................................   27
ARTICLE V ADDITIONAL AGREEMENTS
  SECTION 5.1   Stockholder Approval........................................   27
  SECTION 5.2   S-4 Registration Statement and Joint Proxy Statement........   27
  SECTION 5.3   Access to Information.......................................   27
  SECTION 5.4   Compliance with the Securities Act; Pooling of Interests....   28
  SECTION 5.5   Nasdaq National Market......................................   28
  SECTION 5.6   Expenses....................................................   29
  SECTION 5.7   UTI Stock Options; UTI Stock Plans..........................   29
  SECTION 5.8   UTI Warrants................................................   29
  SECTION 5.9   Reasonable Efforts..........................................   30
  SECTION 5.10  Public Announcements........................................   30
  SECTION 5.11  Indemnification; Directors and Officers Insurance...........   30
  SECTION 5.12  Employee Benefits...........................................   30
  SECTION 5.13  Takeover Statutes...........................................   31
  SECTION 5.14  Tax Matters.................................................   31
  SECTION 5.15  Registration Rights Relating to UTI Common Stock............   31
  SECTION 5.16  Letter of UTI's Accountants.................................   31
  SECTION 5.17  Letter of PEC's Accountants.................................   32
  SECTION 5.18  Legal Conditions to Merger..................................   32
  SECTION 5.19  Third Party Standstill Agreements...........................   33
ARTICLE VI CONDITIONS TO THE MERGER
  SECTION 6.1   Conditions to Each Party's Obligation to Effect the
                Merger......................................................   33
  SECTION 6.2   Conditions to Obligations of UTI............................   34
  SECTION 6.3   Conditions to Obligations of PEC............................   36
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
  SECTION 7.1   Termination By Mutual Consent...............................   38
  SECTION 7.2   Termination by Either PEC or UTI............................   38
  SECTION 7.3   Termination by UTI..........................................   38
  SECTION 7.4   Termination By PEC..........................................   39

                                                                              PAGE
                                                                              ----
  SECTION 7.5   Effect of Termination and Abandonment.......................   39
  SECTION 7.6   Amendment...................................................   40
  SECTION 7.7   Waiver......................................................   40
ARTICLE VIII GENERAL PROVISIONS
  SECTION 8.1   Survival....................................................   41
  SECTION 8.2   Notices.....................................................   41
  SECTION 8.3   Interpretation..............................................   41
  SECTION 8.4   Counterparts................................................   42
  SECTION 8.5   Entire Agreement; No Third-Party Beneficiaries..............   42
  SECTION 8.6   Governing Law...............................................   42
  SECTION 8.7   Assignment..................................................   42
  SECTION 8.8   Severability................................................   42
  SECTION 8.9   Enforcement of This Agreement...............................   42
  SECTION 8.10  Jurisdiction and Venue......................................   42
EXHIBIT I(A)    Affiliate Agreement
EXHIBIT I(B)    Affiliate Agreement
EXHIBIT II      UTI Energy Corp. Stock Option Assumption Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of February 4, 2001 (this "Agreement"), between PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and UTI ENERGY CORP., a Delaware corporation ("UTI") (PEC and UTI being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of PEC and UTI have approved and declared fair to and advisable and in the best interests of their respective stockholders the merger of PEC and UTI (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby the issued and outstanding shares of Common Stock, par value $0.001 per share, of UTI ("UTI Common Stock") not owned directly by UTI, will be converted into shares of Common Stock, par value $.01 per share, of PEC ("PEC Common Stock" or "Surviving Corporation Common Stock");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests, but such accounting treatment is not a condition to the Merger; and

     WHEREAS, PEC and UTI desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), UTI shall be merged with and into PEC at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of UTI shall cease and PEC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of UTI in accordance with the DGCL.

     SECTION 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware, provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.4 Certificate of Incorporation. The Certificate of Incorporation, as amended, of PEC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article First shall be amended to change the name of the Surviving Corporation to Patterson-UTI

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Energy, Inc. and Article Fourth shall be amended to increase the number of authorized shares of PEC common Stock from 50,000,000 shares to 150,000,000 shares, with the first sentence of Article Fourth amended to read in its entirety as follows:

             "The total number of shares of stock that the Corporation shall have authority to issue is one hundred and fifty-one million (151,000,000) shares, of which one hundred and fifty million (150,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share."

     SECTION 1.5 Bylaws. The Bylaws of PEC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein by applicable law.

     SECTION 1.6 Directors. At the Effective Time, the number of directors comprising the full Board of Directors of the Surviving Corporation shall be increased to eleven members, with six members to be designated by the PEC Board of Directors and five members to be designated by the UTI Board of Directors, with such eleven members to be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation or by applicable law.

     SECTION 1.7 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of UTI:

          (a) All shares of UTI Common Stock that are held in the treasury of UTI shall be canceled and no capital stock of PEC or other consideration shall be delivered in exchange therefor.


          (b) Subject to the provisions of Sections 1.10 and 1.12 hereof, each share of UTI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(a)), together with the related Series I preferred stock purchase rights, shall be converted into 1.0 share (the "Exchange Ratio") of validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of Surviving Corporation Common Stock. Pursuant to the Rights Agreement between PEC and Continental Stock Transfer & Trust Company, as Rights Agent, dated January 2, 1997 ("PEC Rights Agreement"), each share of Surviving Corporation Common Stock shall be accompanied by a right under the Surviving Corporation Rights Agreement. All such shares of UTI Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate (as defined in Section 1.8(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 1.9 and shares of Surviving Corporation Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 1.8.


          (c) Each then outstanding share of Surviving Corporation Common Stock shall continue to be an issued and outstanding share of Surviving Corporation Common Stock, and any share of Surviving Corporation Common Stock held in PEC's treasury immediately prior to the Effective Time and not issued in the Merger shall continue to be held in the treasury of PEC at the Effective Time.

     SECTION 1.8  Surviving Corporation to Make Certificates Available.

     (a) Exchange of Certificates. PEC and UTI shall authorize Continental Stock Transfer & Trust Company, New York, New York (or such other person or persons as shall be reasonably acceptable to PEC and UTI) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Surviving Corporation shall deposit with the Exchange Agent for the benefit of the holders of certificates, which immediately prior to the Effective Time represented shares of UTI Common Stock (the "Certificates"), certificates representing the shares of Surviving Corporation Common

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Stock (such shares of Surviving Corporation Common Stock, together with any dividends or distributions with respect thereto payable as provided in Section 1.9, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 1.7(c) in exchange for outstanding shares of UTI Common Stock and associated rights.

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.7 into shares of Surviving Corporation Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and shall be in such form and contain such other provisions as PEC and UTI may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Surviving Corporation Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.8, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Surviving Corporation Common Stock, cash in lieu of fractional shares, if any, as provided in Section 1.10 and certain dividends and other distributions as contemplated by Section 1.9.

     SECTION 1.9 Dividends; Transfer Taxes. No dividends or other distributions that may be declared on or after the Effective Time on Surviving Corporation Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Surviving Corporation Common Stock until such persons surrender their Certificates, as provided in Section 1.8, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Surviving Corporation Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Surviving Corporation Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Surviving Corporation Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Surviving Corporation Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Surviving Corporation Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SECTION 1.10 No Fractional Shares. No certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no PEC dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of PEC. In lieu of any such fractional securities, each holder of shares of UTI Common Stock who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all shares of UTI Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such
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

fractional part of a share of UTI Common Stock multiplied by the Closing Price. As used in this Agreement, (i) "Closing Price" means the average of the midpoint of the daily high and low trading prices of Surviving Corporation Common Stock, rounded to four decimal places, as reported under Nasdaq National Market Issues Reports in The Wall Street Journal for each of the first 20 consecutive Trading Days in the period commencing twenty-five (25) Trading Days prior to the date of the Closing and (ii) "Trading Day" means a day on which the National Association of Securities Dealers, Inc. National Market ("Nasdaq National Market") is open for trading.

     SECTION 1.11 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of UTI for one year after the Effective Time shall be delivered to Surviving Corporation, upon demand of Surviving Corporation, and any former stockholders of UTI who have not theretofore complied with this Article I shall thereafter look only to Surviving Corporation for payment of their claim for Surviving Corporation Common Stock, any cash in lieu of fractional shares of Surviving Corporation Common Stock and any dividends or distributions with respect to Surviving Corporation Common Stock. None of PEC, UTI nor the Surviving Corporation shall be liable to any holder of shares of UTI Common Stock for shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Surviving Corporation Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.12 Adjustment of Exchange Ratio. In the event of any reclassification, recapitalization, stock split, stock combination, stock dividend or share exchange with respect to PEC Common Stock or UTI Common Stock, as the case may be, (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     SECTION 1.13 No Further Ownership Rights in UTI Common Stock. All shares of Surviving Corporation Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.9 or 1.10) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of UTI Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distribution with a record date prior to the Effective Time which may have been declared or made by UTI on such shares of UTI Common Stock in accordance with the terms of this Agreement.

     SECTION 1.14 Closing of UTI Transfer Books. At the Effective Time, the stock transfer books of UTI shall be closed and no transfer of shares of UTI Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.15 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     SECTION 1.16 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 1000 Louisiana, Suite 2000, Houston, Texas 77002-5009, at 10:00 a.m. local time, on the second business day after the day on which the last of

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the conditions set forth in Article VI hereof shall have been fulfilled or waived or at such other time and place as PEC and UTI shall agree.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PEC

     PEC represents and warrants to UTI as follows:

     SECTION 2.1 Organization, Standing and Power. PEC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of PEC is a limited liability company or a limited liability limited partnership duly organized validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company or limited partnership power and authority, as the case may be, to own and operate its properties and to carry on its business as now being conducted. PEC and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on PEC. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC or UTI, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC and its Subsidiaries taken as a whole or UTI and its Subsidiaries taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which PEC or UTI, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Section 2.1 of the disclosure statement of PEC dated as of the date hereof previously furnished to UTI (the "PEC Disclosure Schedule") contains a list of PEC's Subsidiaries.

     SECTION 2.2 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of PEC Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("PEC Preferred Stock"). Except as set forth in Section 2.2 of the PEC Disclosure Schedule, all of the outstanding equity securities of each Subsidiary of PEC is owned by PEC directly or indirectly, free and clear of any Lien (as defined in Section 2.10), including any restriction on the right to vote, sell or otherwise dispose of such equity securities. At the close of business on February 2, 2001, (i) 38,014,326 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, (ii) 1,792,520 shares of PEC Common Stock were reserved for issuance upon the exercise of options for PEC Common Stock then outstanding under the PEC 1993 Stock Incentive Plan and Non-Employee Directors' Stock Option Plan (collectively, the "PEC Stock Plans"),
(iii) 30,900 additional shares of PEC Common Stock were reserved for issuance under the PEC Stock Plans, (iv) 127,000 shares of PEC Common Stock were reserved for issuance upon the exercise of warrants granted as partial consideration for certain acquired drilling assets (the "PEC Warrants") (v) 300,000 shares of PEC Common Stock were held by PEC in its treasury, and (vi) no shares of PEC Preferred Stock were issued and outstanding or reserved for issuance. There are no outstanding stock appreciation rights ("SARs"). PEC Common Stock is designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. All of the shares of Surviving Corporation Common Stock issuable in exchange for UTI Common Stock at the Effective Time in accordance with this Agreement and issuable upon exercise of Substituted Options (as defined in Section 5.7) or Substituted Warrants (as defined in Section 5.8) will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for options granted pursuant to the PEC Stock Plans, the PEC Warrants and the Rights issued pursuant to the PEC Rights

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Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which PEC or any of its Subsidiaries is a party or by which any of them is bound obligating PEC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities or other voting securities of PEC or of any of its Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the PEC Stock Plans and the PEC Rights Agreement have been furnished to UTI.

     SECTION 2.3 Authority; Non-Contravention. The Board of Directors of PEC has declared the Merger and an amendment to PEC's Certificate of Incorporation to increase the number of authorized shares of PEC Common Stock to 150,000,000 shares (the "Charter Amendment") fair to and advisable and in the best interests of the stockholders of PEC. PEC has all requisite power and authority to enter into this Agreement and, subject to the approval of the Merger and the Charter Amendment by the stockholders of PEC, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by PEC of this Agreement and any Stock Option Assumption Agreements (as defined in Section 5.7) or Warrant Assumption Agreements (as defined in Section 5.8) and the consummation by PEC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEC, subject to such approval of the Merger and the Charter Amendment by the stockholders of PEC. This Agreement has been duly executed and delivered by PEC and (assuming the valid authorization, execution and delivery of this Agreement by UTI) constitutes a valid and binding obligation of PEC enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Merger, the Charter Amendment and the filing of a registration statement with the SEC by PEC on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of PEC Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "S-4 Registration Statement"), and the filing of a registration statement with the SEC by PEC on Form S-8 under the Securities Act for the purpose of registering the shares of PEC Common Stock issuable upon exercise of the Substituted Options (as hereinafter defined in Section 5.7) have been duly authorized by PEC's Board of Directors. Except as set forth in Section
2.3 of the PEC Disclosure Schedule, the execution and delivery of this Agreement or any Stock Option Assumption Agreements or Warrant Assumption Agreements, do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation, as amended, or Bylaws (true and complete copies of which as of the date hereof have been delivered to UTI) of PEC or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PEC or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggreg ate, would not have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations hereunder or under the Stock Option Assumption Agreements or Warrant Assumption Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby. Except as set forth in Section 2.3 of the PEC Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to PEC or any of its Subsidiaries in connection with the execution and delivery

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of this Agreement by PEC or is necessary for the consummation by PEC of the
Merger and the other transactions contemplated by this Agreement and the issuance of PEC Common Stock pursuant to the Stock Option Assumption Agreements or Warrant Assumption Agreements, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which UTI is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 2.4 SEC Documents. PEC has filed all required documents with the SEC since January 1, 1998 (the "PEC SEC Documents"). As of their respective dates, the PEC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of PEC or any Subsidiary of PEC which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of PEC included in the PEC SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on PEC. For purposes of this Agreement, "PEC Balance Sheet" means the consolidated balance sheet as of September 30, 2000, set forth in PEC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and "PEC Balance Sheet Date" means September 30, 2000.

     SECTION 2.5 Engineering Reports. All information supplied to M. Brian Wallace, an independent petroleum engineer, by or on behalf of PEC and its Subsidiaries that was material to such engineer's review of PEC's estimates of oil and gas reserves attributable to the Oil and Gas Interests (as defined below) of PEC and its Subsidiaries in connection with the preparation of the oil and gas reserve engineering report concerning the Oil and Gas Interests of PEC and its Subsidiaries as of December 31, 1999, reviewed by M. Brian Wallace (the "PEC Engineering Report") was (at the time supplied or as modified or amended prior to the issuance of the PEC Engineering Report) true and correct in all material respects. For purposes of this Agreement "Oil and Gas Interests" means, when used with respect to PEC and each of its Subsidiaries, direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profit
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interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect to oil, condensate, gas, casing-head gas, helium, carbon dioxide and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmissions, treating, processing, and storage facilities
(including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1999, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse
Change in respect of PEC regarding the matters addressed in the PEC Engineering Report.

     SECTION 2.6 S-4 Registration Statement and Joint Proxy Statement. None of the information to be supplied by PEC for inclusion or incorporation by reference in the S-4 Registration Statement or the joint proxy statement (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to PEC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of UTI and PEC. The S-4 Registration Statement will comply (with respect to PEC and its Subsidiaries) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to PEC and its Subsidiaries) as to form in all material respects with the provisions of the Exchange Act. No representation or warranty is made by PEC in this Section
2.6 with respect to statements made or incorporated by reference therein based on information supplied by UTI for inclusion or incorporation by reference in the Joint Proxy Statement or S-4 Registration Statement.

     SECTION 2.7 Absence of Material Adverse Change. Except as disclosed in the PEC SEC Documents filed with the SEC prior to the date hereof, since the PEC Balance Sheet Date, PEC and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) through the date of this Agreement, any event, occurrence or development which, individually or in the aggregate, has caused or would be reasonably likely to cause a Material Adverse Change with respect to PEC (other than changes in generally accepted accounting principles or interpretations thereof that the oil and gas contract drilling industry or oil and gas industry generally or changes in general economic conditions that affect either of those industries on a nationwide basis);

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of PEC or any repurchase, redemption or other acquisition by PEC or any Subsidiary of PEC of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, PEC or any Subsidiary of PEC;

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          (c) any amendment of any term of any outstanding security of PEC or any Subsidiary of PEC that would materially increase the obligations of PEC or such Subsidiary under such security;

          (d) (x) any incurrence or assumption by PEC or any Subsidiary of PEC of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice), or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by PEC or any Subsidiary of PEC for the obligations of any other Person (other than any Subsidiary of PEC), other than in the ordinary course of business consistent with past practice or in connection with obligations of PEC and its Subsidiaries assumed at the Effective Time;

          (e) any creation or assumption by PEC or any Subsidiary of PEC of any Lien on any material asset of PEC or any Subsidiary of PEC other than in the ordinary course of business consistent with past practices;

          (f) any making of any loan, advance or capital contribution to or material investment in any Person by PEC or any Subsidiary of PEC other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of PEC;

          (g) (i) any contract or agreement entered into by PEC or any Subsidiary of PEC on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by PEC or any Subsidiary of PEC of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on PEC, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement; and

          (h) any material change in any method of account or accounting principles or practice by PEC or any Subsidiary of PEC, except for any such change required by reason of change in generally accepted accounting principles.

     SECTION 2.8 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by PEC or any Subsidiary of PEC since September 30, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities or obligations (i) disclosed or provided for in the PEC Balance Sheet or in the notes thereto, (ii) disclosed in the PEC SEC Documents filed prior to the date hereof or (iii) disclosed in Section 2.8 to the PEC Disclosure Schedule;

          (b) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on PEC; or

          (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     SECTION 2.9 Accounting and Tax Matters. As of the date hereof, neither PEC nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of PEC have any knowledge of any fact or circumstance, that would prevent PEC from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. For purposes of this Agreement, the term "Affiliate," when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common
                                       A-9
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control with such Person. As used in the definition of "Affiliate," the term
"control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity (as hereinafter defined).

     SECTION 2.10 Taxes. Except as otherwise set forth in Section 2.10 of the PEC Disclosure Schedule, (i) all federal and all material state, local and foreign Tax Returns required to be filed by PEC, each of its Subsidiaries and any consolidated, affiliated, combined or unitary group of which any such entity is or was a member have been timely filed (taking in account any extensions),
(ii) all Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws, (iii) all Taxes shown to be due on the Tax Returns referred in clause (i) and all Taxes otherwise due from PEC, each of its Subsidiaries or any group of such entities have been timely paid or such Taxes have been adequately provided for on PEC's consolidated balance sheet; (iv) neither PEC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes of PEC, such Subsidiary or any group of such entities; (v) the Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax Returns were required to be filed has expired through the taxable period set forth in Section 2.10 of the PEC Disclosure Schedule; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on PEC's consolidated balance sheet; (viii) neither PEC nor any Subsidiary of PEC is a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement or arrangement; and (ix) PEC, each of its Subsidiaries and each of such entities have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over except where such failure to comply or to withhold would not have a Material Adverse Effect. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and
(b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 2.11 Title to Property. Except as set forth in Section 2.11 of the PEC Disclosure Schedule, PEC or its Subsidiaries has good and, with respect to real property, valid title to all of the material assets reflected on the consolidated financial statements of PEC included in the PEC SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for
(i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of PEC and its Subsidiaries is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of PEC and its Subsidiaries are located.

     SECTION 2.12  Employee Benefit Plans.

     (a) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, there are no material employee benefit plans (including without limitation any plans, arrangements, practices, contracts, or any employment and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans for the benefit of directors, former directors or former employees or officers), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by, sponsored by or contributed by PEC, any of its Subsidiaries or any trade or business, whether or not incorporated, that together with PEC would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA PEC Affiliate," or with respect to which PEC, or any of its Subsidiaries or any of its ERISA PEC Affiliates have or may have a liability (the "PEC Benefit Plans"). Except as disclosed in Section 2.12 of the PEC Disclosure Schedule, (i) neither PEC nor any ERISA PEC Affiliate has any formal or informal plan or commitment, whether legally binding or not, to create any additional PEC Benefit Plan or modify or change any existing PEC Benefit Plan that would affect any employee or terminated employee of PEC or any ERISA PEC Affiliate; and (ii) since September 30, 2000, there has been no change, amendment, modification to, or adoption of, any PEC Benefit Plan, in each case, that has had, or would be reasonably likely to have, a Material Adverse Effect on PEC. PEC has made available to UTI each PEC Benefit Plan.

     (b) With respect to each PEC Benefit Plan, except as disclosed in Section
2.12 of the PEC Disclosure Schedule, and except as would not, individually or in the aggregate, have a Material Adverse Effect on PEC or an ERISA PEC Affiliate:
(i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred unless exempt under Section 408 of ERISA; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

     (c) None of the PEC Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

     (d) Neither PEC nor any ERISA PEC Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on PEC or an ERISA PEC Affiliate or that has not been reflected on PEC's consolidated financial statements.

     (e) With respect to any PEC Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of PEC or any of its Subsidiaries or an ERISA PEC Affiliate beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA.

     (f) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, neither PEC nor any of its subsidiaries is a party to an agreement that provides for the payment of an account that would constitute a "parachute payment" within the meaning of 2806 of the Code, and the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code.

     (g) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, there is no PEC Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA and no PEC Benefit Plan is subject to Title IV of ERISA.

     (h) No PEC Benefit Plan is subject to any lawsuit or threatened lawsuit or an ongoing audit investigation or other administrative processing of the Internal Revenue Service, the Department of Labor, or any other federal, state or local governmental entity or is scheduled to be subject to such an audit,

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investigation or proceeding. Each PEC Benefit Plan can be unilaterally amended and or terminated at any time by PEC.

     (i) Except as set forth in Section 2.12 of the PEC Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not trigger the payment of severance, termination, or dismissal pay, or the like, nor shall it accelerate the vesting, exercisability, or payment of any amounts under any plan, program, or agreement providing compensation for or to any officer, director, or employee of PEC.

     SECTION 2.13 Labor Matters. (i) Neither PEC nor any of its Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of PEC, threatened, with regard to employees of PEC or any Subsidiary;
(iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its Subsidiaries;
(iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of PEC are there any campaigns being conducted to solicit cards from the employees of PEC or any Subsidiary of PEC to authorize representation by any labor organization; (v) neither PEC nor any Subsidiary of PEC is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of PEC or any Subsidiary of PEC; (vi) neither PEC nor any of its Subsidiaries has incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; (vii) PEC and each Subsidiary of PEC are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on PEC; (viii) there is no complaint, lawsuit or proceeding in any forum by any Governmental Entity, by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship against PEC or any of its Subsidiaries pending, or, to the knowledge of PEC or any of its Subsidiaries, threatened, that has, or would have, a Material Adverse Effect on PEC; (ix) PEC and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on PEC; and (x) there is no proceeding, claim, suit, action or governmental investigation pending, or to the knowledge of PEC or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of PEC or any of its Subsidiaries is or may be entitled to claim indemnification from PEC or any of its Subsidiaries (A) pursuant to their respective charters or bylaws (B) as provided in any indemnification agreement to which PEC or any Subsidiary of PEC is a party; or (C) pursuant to applicable law that has, or would have, a Material Adverse Effect on PEC.

     SECTION 2.14  Environmental Matters.

     (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on PEC or as disclosed in Section 2.14 of the PEC Disclosure Schedule:

          (i) PEC and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in compliance and have been in compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by PEC and its Subsidiaries with Environmental Laws;

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

          (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by PEC of the transactions contemplated hereby or the operation of the business of PEC or any of its Subsidiaries on the date of the Closing;

          (iii) neither PEC nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against PEC or any of its Subsidiaries;

          (iv) neither PEC nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

          (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which PEC or any Subsidiary of PEC would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

          (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of PEC or any of its Subsidiaries under any Environmental Laws.

     (b) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) under any Environmental Law.

          "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for PEC or any of its Subsidiaries (or, for purposes of Section 3.14, UTI) to conduct its operations as presently conducted.

          "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution, protection of the environment or the use, storage, treatment or disposal of Hazardous Materials, to the extent and in the form that such exist at the date hereof or at any relevant date prior to the date hereof.

          "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

     SECTION 2.15 Agreements. Except agreements and arrangements made in the ordinary course of business, neither PEC nor any of its Subsidiaries is bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the PEC SEC Documents filed with the SEC prior to the date of this Agreement.

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     SECTION 2.16  Litigation.  Except as set forth in Section 2.16 of the PEC
Disclosure Schedule and except as disclosed prior to the date hereof in the PEC SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on PEC or, with respect to such matters that are pending or threatened, materially impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC or any of its Subsidiaries is subject that would have a Material Adverse Effect on PEC or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     SECTION 2.17  Governmental Licenses and Permits; Compliance with
Law. Neither PEC nor any of its Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on PEC. To the knowledge of the executive officers of PEC, the conduct of the business of each of PEC and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on PEC.

     SECTION 2.18 Required Vote of PEC Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of PEC Common Stock is required to approve the Merger and the Charter Amendment. No other vote of the stockholders of PEC is required by law, the Restated Certificate of Incorporation, as amended, or Bylaws of PEC or otherwise in order for PEC to consummate the Merger and the other transactions contemplated hereby.

     SECTION 2.19 PEC Action. The Board of Directors of PEC (at a meeting duly called and held) unanimously (1) determined that the Merger is fair to and advisable and in the best interests of PEC and its stockholders, (b) approved this Agreement, the Merger and the Charter Amendment, (c) resolved to recommend approval of the Merger and adoption of the Charter Amendment by PEC's stockholders, and (d) directed that the Merger and the Charter Amendment be submitted to PEC's stockholders.

     SECTION 2.20 Opinion of Financial Advisors. On the date hereof, PEC has received the respective written opinion of Merrill Lynch & Co. to the effect that the Exchange Ratio to be received by the stockholders of PEC is fair to the stockholders of PEC from a financial point of view, and such opinion has not been withdrawn.

     SECTION 2.21 Brokers. No broker, investment banker or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by PEC, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC. PEC has previously delivered to UTI a true, correct and complete copy of any engagement or fee agreement between PEC and Merrill Lynch & Co.

     SECTION 2.22 Takeover Statutes. To the best of PEC's knowledge, no takeover statute applicable to PEC or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

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                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF UTI

     UTI represents and warrants to PEC as follows:

     SECTION 3.1 Organization, Standing and Power. UTI and each of its Subsidiaries is a corporation, a limited liability company or a limited partnership, and in each case, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate limited liability company or limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. UTI and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on UTI. Section 3.1 of the disclosure statement of UTI dated as of the date hereof previously furnished to PEC (the "UTI Disclosure Schedule") a list of UTI's Subsidiaries.

     SECTION 3.2 Capital Structure. Except as set forth in Section 3.2 of the UTI Disclosure Schedule, all of the outstanding equity securities of each Subsidiary of UTI is owned by UTI, directly or indirectly, free and clear of any Liens, including any restriction on the right to vote, sell or otherwise dispose of such equity securities. At the close of business on February 2, 2001, (i) 37,569,461 shares of UTI Common Stock were validly issued and outstanding fully paid and non-assessable and free of preemptive rights, (ii) a total of 4,287,426 shares of UTI Common Stock were reserved for issuance upon exercise of then outstanding UTI Stock Options (as defined in Section 5.7) and UTI Warrants (as defined in Section 5.8), (iii) a total of 1,182,434 additional shares of UTI Common Stock were reserved for issuance under the UTI Stock Plans (as defined in Section 5.7), (iv) 1,206,548 shares of UTI Common Stock were held by UTI in its treasury, and (v) no shares of UTI Preferred Stock were issued and outstanding and 50,000 were reserved for issuance. There are no outstanding stock appreciation rights ("SARs"). All outstanding equity securities of UTI are validly issued, fully paid and non-assessable and not subject to preemptive rights. Except for UTI Stock Options and UTI Warrants outstanding as of the date of this Agreement and the additional shares of UTI Common Stock reserved for issuance under the UTI Stock Plans, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which UTI or any of its Subsidiaries is a party or by which any of them is bound obligating UTI or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities or other voting securities of UTI or its Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the UTI Stock Options, UTI Stock Warrants and UTI Stock Plans have been furnished to PEC.

     SECTION 3.3 Authority; Non-Contravention. The Board of Directors of UTI has declared the Merger fair to and advisable and in the best interest of the stockholders of UTI, and UTI has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of UTI, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UTI and the consummation by UTI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UTI, subject to such approval of the Merger by the stockholders of UTI. This Agreement has been duly executed and delivered by UTI and (assuming the valid authorization, execution and delivery of this Agreement by PEC) constitutes a valid and binding obligation of UTI enforceable against UTI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 3.3 of the UTI Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the

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

creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UTI or any of its Subsidiaries under, any provision of
(i) the Restated Certificate of Incorporation, as amended, or Bylaws of UTI (true and complete copies of which as of the date hereof have been delivered to PEC) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UTI or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UTI or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on UTI, materially impair the ability of UTI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in Section 3.3 of the UTI Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to UTI or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UTI or is necessary for the consummation by UTI of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which UTI or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the HSR Act and, if any, similar laws in Canada, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on UTI, materially impair the ability of UTI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 3.4 SEC Documents. UTI has filed all required documents with the SEC since January 1, 1998 (the "UTI SEC Documents"). As of their respective dates, the UTI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the UTI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of UTI included in the UTI SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of UTI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of UTI included in the UTI SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on UTI. For purposes of this Agreement, "UTI Balance Sheet" means the consolidated balance sheet as of September 30, 2000, set forth in UTI's Quarterly Report on Form 10-Q of the quarter ended September 30, 2000, and "UTI Balance Sheet Date" means September 30, 2000.

     SECTION 3.5  Intentionally left blank.
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     SECTION 3.6  S-4 Registration Statement and Joint Proxy Statement.  None of
the information supplied or to be supplied by UTI for inclusion or incorporation by reference in the S-4 Registration Statement or the Joint Proxy Statement will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to UTI, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of UTI and PEC. The S-4 Registration Statement will comply (with respect to UTI or its Subsidiaries) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to UTI) as to form in all material respects with the provisions of the Exchange Act. No representation or warranty is made by UTI in this Section 3.6 with respect to statements made or incorporated therein by reference based on information supplied by UTI for inclusion or incorporation by reference in the Joint Proxy Statement or S-4 Registration Statement.

     SECTION 3.7  Absence of Material Adverse Change.  Except as disclosed in
Section 3.7 of the UTI Disclosure Schedule and except as disclosed in the UTI SEC Documents filed with the SEC prior to the date hereof, since the UTI Balance Sheet Date, UTI and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) through the date of this Agreement, any event, occurrence or development which, individually or in the aggregate, has caused or would be reasonably likely to cause a Material Adverse Change with respect to UTI (other than changes in generally accepted accounting principles or interpretations thereof that affect the gas contract drilling industry or the oil and gas industry generally or changes in general economic conditions that affect either of these industries on a nationwide basis);

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of UTI, or any repurchase, redemption or other acquisition by UTI or any Subsidiary of UTI of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, UTI or any Subsidiary of UTI;

          (c) any amendment of any term of any outstanding security of UTI or any Subsidiary of UTI that materially would increase the obligations of UTI or such Subsidiary under such security;

          (d) (x) any incurrence or assumption by UTI or any Subsidiary of UTI of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not materially increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice), or (y) any guarantee, endorsement or other incurrence of assumption or liability (whether directly, contingently or otherwise) by UTI or any Subsidiary of UTI of the obligations of any other Person (other than any wholly-owned Subsidiary or UTI), other than in the ordinary course of business consistent with past practice;

          (e) any creation or assumption by UTI or any Subsidiary of UTI of any Lien on any material asset of UTI or any Subsidiary of UTI other than in the ordinary course of business consistent with past practices;

          (f) any making of any loan, advance or capital contribution to or material investment in any Person by UTI or any Subsidiary of UTI other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of UTI;

          (g) (i) any contract or agreement entered into by UTI or any Subsidiary of UTI on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by UTI or any Subsidiary of UTI of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on UTI, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (h) any material change in any method of account or accounting principles or practice by UTI or any Subsidiary of UTI, except for any such change required by reason of a change in generally accepted accounting principles;

          (i) any (i) grant of any severance or termination pay to any director, officer or employee of UTI or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of UTI or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of UTI or any of its Subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of UTI, or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

     SECTION 3.8 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by UTI or any Subsidiary of UTI since September 30, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities or obligations (i) disclosed or provided for in the UTI Balance Sheet; (ii) or in the notes thereto or in the UTI SEC Documents filed prior to the date hereof, or (iii) disclosed in Section 3.8 of the UTI Disclosure Schedule;

          (b) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on UTI; or

          (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     SECTION 3.9 Accounting and Tax Matters. As of the date hereof, neither UTI nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of UTI have any knowledge of any fact or circumstance, that would prevent the Surviving Corporation from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     SECTION 3.10 Taxes. Except as otherwise set forth in Section 3.10 of the UTI Disclosure Schedule, (i) all federal and all material state, local and foreign Tax Returns required to be filed by UTI, each of its Subsidiaries and any consolidated, affiliated, combined or unitary group of which any such entity is or was a member have been timely filed (taking in account any extensions),
(ii) all Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws, (iii) all Taxes shown to be due on the Tax Returns referred in clause (i) and all Taxes otherwise due from UTI, each of its Subsidiaries or any group of such entities have been timely paid or such Taxes have been adequately provided for on UTI's consolidated balance sheet; (iv) neither UTI nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes of UTI, such Subsidiary or any such group of such entities; (v) the Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired through the taxable period set forth in Section 3.10 of the UTI Disclosure Schedule; (vi) no issues have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on UTI's consolidated balance sheet; (viii) neither UTI nor any Subsidiary of UTI is a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement or arrangement; and (ix) UTI, each of its Subsidiaries and each of such entities have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over except where such failure to comply or to withhold would not have a Material Adverse Effect.

     SECTION 3.11 Title to Property. Except as set forth in Section 3.11 of the UTI Disclosure Schedule, UTI or its Subsidiaries has good and, with respect to real property, valid title to all of the material assets reflected on the consolidated financial statements of UTI included in the UTI SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue.

     SECTION 3.12  Employee Benefit Plans; Employment Agreements.

     (a) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, there are no material employee benefit plans (including without limitation any plans, arrangements, practices, contracts, or any employment and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA maintained by, sponsored by or contributed to by UTI, any of its Subsidiaries or any trade or business whether or not incorporated that together with UTI would be deemed a controlled group within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code (an "ERISA UTI Affiliate") or with respect to which UTI or any of its Subsidiaries or an ERISA UTI Affiliate has or may have a liability (the "UTI Benefit Plans"). Except as disclosed in Section 3.12 of the UTI Disclosure
Schedule: (i) neither UTI nor any ERISA UTI Affiliate has any formal or informal plan or commitment, whether legally binding or not, to create any additional UTI Benefit Plan or modify or change any existing UTI Benefit Plan that would affect any employee or terminated employee of UTI or any ERISA UTI Affiliate; and (ii) since September 30, 2000, there has been no change, amendment, modification to, or adoption of, any UTI Benefit Plan, in each case, that has had, or would be reasonably likely to have, a Material Adverse Effect on UTI or an ERISA UTI Affiliate. UTI has made available to PEC each UTI Benefit Plan.

     (b) With respect to each UTI Benefit Plan, except as disclosed in Section
3.12 of he UTI Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on UTI or an ERISA UTI Affiliate:
(i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred;
(iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred unless exempt under Section 408 of ERISA; (v) as of the date of this Agreement, no lien imposed under the Code of ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.
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

     (c) None of the UTI Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

     (d) Neither UTI nor any ERISA UTI Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-406 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on UTI or an ERISA UTI Affiliate or that has not been reflected on UTI's consolidated financial statements.

     (e) With respect to any UTI Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as specifically disclosed in Section
3.12 of the UTI Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of UTI, or an ERISA UTI Affiliate any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA.

     (f) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, neither UTI nor any of its Subsidiaries is a party to an agreement that provides for the payment of an account that would constitute a "parachute payment" within the meaning of 2806 of the Code and, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code.

     (g) Except as disclosed in Section 3.12 of the UTI Disclosure Schedule, there is no UTI Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA and no UTI Benefit Plan is subject to Title IV of ERISA.

     (h) No UTI Benefit Plan is subject to any lawsuit or threatened lawsuit or any ongoing audit, investigation or other administrative proceeding of the Internal Revenue Service, the Department of Labor or any other federal, state or local governmental utility or is scheduled to be subject to such an audit investigation procedure. Each UTI Benefit Plan can be unilaterally amended and or terminated at any time by UTI.

     (i) Except as set forth in Section 3.12 of the UTI Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not trigger the payment of severance, termination, or dismissal pay, or the like, nor shall it accelerate the vesting, exerciseability, or payment of any amounts under any plan, program or agreement providing compensation for or to any officer, director, or employee of UTI.

     SECTION 3.13 Labor Matters. Except as set forth in Section 3.13 of the UTI Disclosure Document, (i) neither UTI nor any of its Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of UTI, threatened, with regard to employees of UTI or any Subsidiary of UTI; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of UTI, threatened against UTI or any of its Significant Subsidiaries;
(iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of UTI are there any campaigns being conducted to solicit cards from the employees of UTI or any Subsidiary of UTI to authorize representation by any labor organization; (v) neither UTI nor any Subsidiary of UTI is party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of UTI or any Subsidiary of UTI; (vi) neither UTI nor any of its Subsidiaries has incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; (vii) UTI and each of its Subsidiaries is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on UTI; (viii) there is no complaint, lawsuit or proceeding in any forum by any Governmental Entity, by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment of the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship against UTI or any of its Subsidiaries pending, or, to the knowledge of UTI or any of its Subsidiaries, threatened, that has, or would have, a Material Averse Effect on UTI; (ix) UTI and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on UTI; and (x) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of UTI or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of UTI or any of its Subsidiaries is or may be entitled to claim indemnification from UTI or any of its Subsidiaries (A) pursuant to their respective charters or bylaws; (B) as provided in any indemnification agreement to which UTI or any Subsidiary of UTI is a party, or (C) pursuant to applicable law that has, or would have, a Material Adverse Effect on UTI.

     SECTION 3.14 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on UTI or as disclosed in Section 3.14 of the UTI Disclosure Schedule:

          (i) UTI and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in compliance and have been in compliance for the last three years with, all applicable Environmental Laws and there are no conditions that are reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by UTI and its Subsidiaries with Environmental Laws;

          (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by UTI of the transactions contemplated hereby or the operation of the business of UTI or any of its Subsidiaries on the date of the Closing;

          (iii) neither UTI nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against UTI or any of its Subsidiaries;

          (iv) neither UTI nor any of its Subsidiaries has entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

          (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which UTI or any Subsidiary of UTI would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

          (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of UTI or any of its Subsidiaries under any Environmental Laws.

     SECTION 3.15 Agreements. Except agreements and arrangements made in the ordinary course of business, neither UTI nor any of its Subsidiaries is bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the UTI SEC Documents filed with the SEC prior to the date of this Agreement.

     SECTION 3.16 Litigation. Except as set forth on Schedule 3.16 of UTI Disclosure Schedule and except as disclosed prior to the date hereof in UTI SEC Documents, there is no suit, action, investigation
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

or proceeding pending or, to the knowledge of the executive officers of UTI, threatened against UTI or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on UTI or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of UTI to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which UTI or any of its Subsidiaries is subject that would have a Material Adverse Effect on UTI or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of UTI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     SECTION 3.17  Governmental Licenses and Permits; Compliance with
Law. Except as disclosed, prior to the date hereof in the UTI SEC Documents, since September 30, 2000, neither UTI nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on UTI. To the knowledge of the executive officers of UTI, the conduct of the business of each of UTI and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on UTI.

     SECTION 3.18 Required Vote of UTI Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of the UTI Common Stock is required to adopt this Agreement and approve the Merger. No other vote of the stockholders of UTI is required by law, the Restated Certificate of Incorporation, as amended, or Bylaws of UTI or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     SECTION 3.19 UTI Action. The Board of Directors of UTI (at a meeting duly called and held) unanimously (a) determined that the Merger is fair to and advisable and in the best interests of UTI and its stockholders, (b) approved this Agreement and the Merger, (c) resolved to recommend adoption of this Agreement and approval of the Merger by UTI's stockholders and (d) directed that this Agreement be submitted to UTI's stockholders.

     SECTION 3.20 Section 203 of the DGCL Not Applicable. The Board of Directors of UTI has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL.

     SECTION 3.21 Opinion of Financial Advisor. On the date hereof, UTI has received the written opinion of Lehman Brothers Inc. to the effect that the Exchange Ratio is fair to the holders of the UTI Common Stock from a financial point of view.

     SECTION 3.22 Brokers. No broker, investment banker or other person, other than Lehman Brothers Inc., the fees and expenses of each which will be paid by UTI, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UTI. UTI has previously delivered to PEC a true, correct and complete copy of any engagement or fee agreement between UTI and Lehman Brothers Inc.

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                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1  Conduct of Business Pending the Merger.

     (a) Actions. During the period from the date of this Agreement through the Effective Time, unless PEC or UTI, as the case may be, shall consent thereto in writing (which consent will not be unreasonably withheld), each of UTI and PEC shall, and each shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in the ordinary course and consistent with past practice (including with respect to the contract drilling segment of their operations, drilling rates and length and types of contracts) and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise expressly contemplated by this Agreement (including, but not limited to, Section 4.2) or
Section 4.1 of the UTI Disclosure Schedule or the PEC Disclosure Schedule, as the case may be, each of UTI and PEC shall not, and each shall cause its Subsidiaries not to, without the prior written consent of the other party to this Agreement:

          (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than dividends payable to UTI declared by any of UTI's Subsidiaries or to PEC declared by any of PEC's Subsidiaries (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of each of UTI or PEC, or any of their respective Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except in connection with the terms of their respective stock option plans in existence on September 30, 2000;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its or its Subsidiaries' capital stock, any other voting securities or equity equivalent or any securities convertible into, or grant any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of UTI or PEC, the issuance of UTI Common Stock or PEC Common Stock, as the case may be, during the period from the date of this Agreement through the Effective Time (x) upon the exercise of UTI Stock Options, UTI Warrants or PEC stock options, as the case may be, outstanding as of the date of this Agreement in accordance with their current terms, or
     (y) in accordance with the terms, existing at the date of this Agreement of the UTI Stock Plans and the PEC Stock Plans);

          (iii) amend its Certificate of Incorporation or amend in any material respects its Bylaws, other than the Charter Amendment and an amendment to PEC's Bylaws to satisfy the condition contained in Section 6.2(h);

          (iv) acquire, merge or consolidate with, or purchase a portion of the assets of or equity in, any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case that involves a single transaction exceeding $1,000,000 or more than one transaction exceeding $5,000,000 in the aggregate, or commence any proceedings with respect thereto, or engage in any negotiations with any person or entity concerning any such transaction, except as previously disclosed in writing to PEC or UTI, as the case may be; provided, however, that UTI and PEC may acquire Oil and Gas Interests and land drilling rigs and related equipment in the ordinary course of business consistent with past practice;

          (v) except in the ordinary course of business, sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any business or line of business or any of its assets, in each case that are
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     material, individually or in the aggregate, to UTI and its Subsidiaries, or to PEC and its Subsidiaries taken as a whole, respectively;

          (vi) make any capital expenditures, except in the ordinary course of business and as previously disclosed in writing to PEC or UTI, as the case may be;

          (vii) (A) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof, (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the SEC; or (E) settle or compromise any litigation brought against it, other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including, without limitation, the cost to PEC and its Subsidiaries or UTI and its Subsidiaries, as the case may be, of complying with any provision of such settlement or compromise other than cash payments) does not exceed $200,000, exclusive of amounts covered by insurance;

          (viii) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, PEC and UTI may hire additional employees to the extent deemed by their respective management to be in the best interests of PEC or UTI, as the case may be, provided, that neither UTI nor PEC may enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices);

          (ix) except in the ordinary course of business consistent with past practice (y) incur any indebtedness for borrowed money or guarantee any such indebtedness in excess of $4,000,000 or issue or sell any debt securities or guarantee any debt securities of others or (z) make any loans, advances (other than joint interest billings) or capital contributions to, or investments in, any other person, other than to UTI or any wholly-owned Subsidiary of UTI or to PEC or any wholly-owned Subsidiary of PEC, respectively;

          (x) authorize or enter into any agreement to do any of the foregoing;
     or

          (xi) make any material elections relating to Taxes or compromise any material Tax liability

     (b) Advice of Changes. Each of UTI and PEC shall promptly advise the other such party orally and in writing of any change or event which would prohibit the Merger or the other transactions contemplated hereby.

     SECTION 4.2 No Solicitation. During the period from the date of this Agreement until the Effective Time and except as expressly permitted by the following provisions of this Section 4.2, UTI will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and use its best efforts to cause its Subsidiaries and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer (other than the

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Merger) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "UTI Acquisition Proposal"). UTI will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a UTI Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement a UTI Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent UTI or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a UTI Acquisition Proposal or at any time prior to the time that the Merger shall have been approved by the stockholders of UTI at the UTI Stockholder Meeting (as defined below in Section 5.1(a)) (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written UTI Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the UTI Acquisition Proposal) (x) no less favorable to UTI and (y) no less restrictive on the Person requesting such information than those contained in the confidentiality agreement between UTI and PEC dated as of the date of this Agreement (the "Confidentiality Agreement"); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written UTI Acquisition Proposal; or (C) recommending such a UTI Acquisition Proposal to the stockholders of UTI, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or
(C) above, the Board of Directors of UTI determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of UTI determines in good faith (after consultation with its financial advisor) that such UTI Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to UTI's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable UTI Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). UTI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. UTI agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.2 and in the Confidentiality Agreement. UTI will promptly notify PEC if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep PEC informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. UTI also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a UTI Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 4.2 shall be deemed to prevent UTI from selling or disposing of the capital stock or assets of any Subsidiary (or any actions in preparation or contemplation thereof) to the extent such sale or disposition is permitted by Section 4.1(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2 by an officer or director, employee or representative of it or any of its Subsidiaries shall be deemed a breach of this Section 4.2 by UTI.

     SECTION 4.3 No Solicitation. During the period from the date of this Agreement until the Effective Time and except as expressly permitted by the following provisions of this Section 4.3, PEC will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its

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

Subsidiaries to, and shall direct and use its best efforts to cause its Subsidiaries and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, or knowingly encourage or otherwise intentionally facilitate any inquiries or the making of any proposal or offer (other than the Merger) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or a substantial portion of the assets or any equity securities of it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "PEC Acquisition Proposal"). PEC will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a PEC Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise intentionally facilitate any effort or attempt to make or implement a PEC Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent PEC or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a PEC Acquisition Proposal or at any time prior to the time that the Merger shall have been approved by the stockholders of PEC at the PEC Stockholder Meeting (as defined below in Section 5.1(b)) (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written PEC Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the PEC Acquisition Proposal) (x) no less favorable to PEC and (y) no less restrictive on the Person requesting such information than those contained in the confidentiality agreement between PEC and UTI dated as of the date of this Agreement (the "Confidentiality Agreement"); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written PEC Acquisition Proposal; or (C) recommending such a PEC Acquisition Proposal to the stockholders of PEC, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of PEC determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of PEC determines in good faith (after consultation with its financial advisor) that such PEC Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to PEC's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable PEC Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). PEC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. PEC agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.3 and in the Confidentiality Agreement. PEC will promptly notify UTI if after the date hereof any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep UTI informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. PEC also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a PEC Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 4.3 shall be deemed to prevent PEC from selling or disposing of the capital stock or assets of any Subsidiary (or any actions in preparation or contemplation thereof) to the extent such sale or disposition is permitted by
Section 4.1(a). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.3 by an officer or director, employee or representative of it or any of its Subsidiaries shall be deemed a breach of this Section 4.3 by PEC.
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     SECTION 4.4  Accounting and Tax Matters.  During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of PEC or any Subsidiary of PEC, nor UTI or any subsidiary of UTI shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of UTI's combination with PEC as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1  Stockholder Approval.

     (a) UTI shall promptly call a meeting of its stockholders (the "UTI Stockholder Meeting") for the purpose of voting upon the Merger and shall use its reasonable best efforts to obtain stockholder approval of the Merger. The UTI Stockholder Meeting shall be held as soon as practicable following the date upon which the S-4 Registration Statement becomes effective, and UTI, through its Board of Directors, subject to fiduciary duties under applicable law, will recommend to its stockholders the approval of the Merger, will not rescind or modify its declaration that the Merger is fair to and advisable and in the best interest of UTI and its stockholders and will take all lawful action to solicit such approval; provided that UTI's Board of Directors may rescind or modify such declaration following receipt of a Superior Proposal.

     (b) PEC shall promptly call a meeting of its stockholders (the "PEC Stockholder Meeting" and, together with the UTI Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon the Merger and the Charter Amendment and shall use its reasonable best efforts to obtain stockholder approval of such matters. PEC will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of its outside legal counsel (which advice need not constitute an opinion), that not recommending the Merger and Charter Amendment, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Merger and Charter Amendment and not rescind its declaration that such transactions are fair to and advisable and in the best interest of PEC and its stockholders and take all lawful action to solicit such approval; provided that PEC's Board of Directors may rescind or modify such declaration following receipt of a Superior Proposal. The PEC Stockholder Meeting shall be on the date of UTI Stockholder Meeting or, if such date is not practicable, on the closest date practicable.

     SECTION 5.2 S-4 Registration Statement and Joint Proxy Statement. PEC and UTI shall prepare and file with the SEC as soon as practicable a proxy statement for use at the Stockholder Meetings (the "Joint Proxy Statement"), and PEC shall prepare and file with the SEC as soon as practicable the S-4 Registration Statement (including the Joint Proxy Statement as a prospectus therein) and shall use all reasonable efforts to have the S-4 Registration Statement declared effective by the SEC as soon as practicable. PEC shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Surviving Corporation Common Stock pursuant to the Merger and the exercise of the Substituted Options (as defined in Section 5.7) and the Substituted Warrants (as defined in Section 5.8) after the Effective Time. UTI and PEC shall furnish each other all information concerning UTI and the holders of UTI Common Stock or PEC and the holders of PEC Common Stock, as the case may be, required for use in the S-4 Registration Statement and the Joint Proxy Statement, and UTI and PEC each shall take such other actions as the other may reasonably request in connection with the preparation of the S-4 Registration Statement and the Joint Proxy Statement and the actions to be taken pursuant to this Section 5.2.

     SECTION 5.3  Access to Information.

     (a) UTI shall, and shall cause each of its Subsidiaries to, afford to PEC, and to PEC's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such
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

inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, UTI shall, and shall cause each of its Subsidiaries to furnish promptly to PEC (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and
(ii) all other information concerning UTI, its business, properties and personnel as PEC may reasonably request. UTI shall be entitled to have a representative present at any such inspection. Notwithstanding the foregoing, UTI shall not be obligated to provide any information if UTI shall have been advised by legal counsel that the provision of such information may violate Federal or State antirust laws. Except as required by law, PEC will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of UTI. In the event of termination of this Agreement for any reason, PEC shall promptly return or destroy all nonpublic documents so obtained from UTI and any copies made of such documents for PEC. PEC shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding UTI and its Subsidiaries in any way detrimental to UTI and its Subsidiaries.

     (b) PEC shall, and shall cause each of its Subsidiaries to, afford to UTI, and to UTI's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, PEC shall, and shall cause each of its Subsidiaries to, furnish promptly to UTI (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning PEC, its business, properties and personnel as UTI may reasonably request. PEC shall be entitled to have a representative present at any such inspection. Notwithstanding the foregoing, PEC shall not be obligated to provide any information if PEC shall have been advised by legal counsel that the provision of such information may violate Federal or State antirust laws. Except as required by law, UTI will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of PEC. In the event of termination of this Agreement for any reason, UTI shall promptly return or destroy all nonpublic documents so obtained from PEC and any copies made of such documents for UTI. UTI shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding PEC in any way detrimental to PEC and its Subsidiaries.

     (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 5.4  Compliance with the Securities Act; Pooling of
Interests. Each of PEC and UTI shall deliver to the other party, no later than 20 days after the date of this Agreement, a letter identifying each person whom it reasonably believes is an "affiliate" of such party for purposes of Rule 145 under the Securities Act. Thereafter and until the date of UTI Stockholder Meeting or the PEC Stockholder Meeting, as the case may be, each of PEC and UTI shall identify to the other party each additional person whom it reasonably believes to have thereafter become an "affiliate." Each of PEC and UTI shall use its reasonable best efforts to cause each person who is identified as an "affiliate" pursuant to the two immediately preceding sentences to deliver to PEC (for itself and as the Surviving Corporation) and UTI, not later than the date 30 days prior to the expected Effective Time, a written agreement, substantially in the form of Exhibit I(A) or (B) to this Agreement, as applicable.

     SECTION 5.5 Nasdaq National Market. PEC shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the shares of Surviving Corporation Common Stock to be issued in connection with the Merger and pursuant to the Substituted Options and UTI Stock Plans (as defined in Section 5.7) and Substituted Warrants (as defined in Section 5.8).
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     SECTION 5.6  Expenses.  The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article I. Except as otherwise provided in Sections 7.5(b) and 7.5(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that the expenses incurred in connection with the filing fees for the S-4 Registration Statement and the HSR filing and printing and mailing the Joint Proxy Statement and the S-4 Registration Statement shall be shared equally by PEC and UTI.

     SECTION 5.7 UTI Stock Options; UTI Stock Plans. No later than the Effective Time, each option to purchase shares of UTI Common Stock (a "UTI Stock Option") which is outstanding immediately prior to the Effective Time pursuant to UTI's stock option plans in effect on the date of this Agreement (the "UTI Stock Plans") shall become and represent an option to purchase the number of shares of Surviving Corporation Common Stock (a "Substituted Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of UTI Common Stock subject to such UTI Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Surviving Corporation Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of UTI Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. PEC shall pay cash to holders of UTI Stock Options in lieu of issuing fractional shares of Surviving Corporation Common Stock upon the exercise of Substituted Options for shares of Surviving Corporation Common Stock. After the Effective Time, except as provided above in this Section 5.7, each Substituted Option shall be exercisable upon the same terms and conditions as were applicable under the related UTI Stock Option after giving effect to any existing provision in UTI Stock Plans that provide for the automatic acceleration of vesting upon consummation of change in control of UTI. In the case of any UTI Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 and 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such Substituted Option shall be determined in such manner so as to comply with
Section 424 of the Code. PEC agrees to take such action as may be required under UTI Stock Plans to effectuate the foregoing, including reservation, issuance and listing of Surviving Corporation Common Stock as is necessary to effectuate the transactions contemplated by this Section 5.7, including execution and delivery, prior to or at the Effective Time, of the UTI Energy Corp. Stock Option Assumption Agreement (the "Stock Option Assumption Agreement"), substantially in the form attached hereto as Exhibit II, to holders of UTI Stock Options.

     Promptly after the Effective Time, Surviving Corporation shall prepare and file with the SEC a Registration Statement on Form S-8 (the "S-8 Registration Statement") covering the Substituted Options. If necessary to permit reoffers and resales by optionees, PEC shall also prepare a "reoffer prospectus" (as that term is used in General Instruction C-1 of Form S-8) and file the reoffer prospectus with a post-effective amendment to the S-8 Registration Statement and cause any such post-effective amendment to become effective and remain effective for such period as is necessary to permit such reoffers and resales.

     SECTION 5.8 UTI Warrants. No later than the Effective Time, each warrant to purchase shares of UTI Common Stock (a "UTI Warrant"), which is outstanding immediately prior to the Effective Time shall become and represent at the Effective Time a fully-vested, immediately exercisable warrant to purchase a number of shares of PEC Common Stock (a "Substituted Warrant") (decreased to the nearest full share) determined by multiplying (i) the number of shares of UTI Common Stock subject to such UTI Warrants immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of PEC's Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of PEC Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. PEC shall pay cash to holder of UTI Warrants in lieu of issuing fractional shares of PEC Common Stock upon the exercise of Substituted Warrants for shares of PEC Common Stock. PEC agrees to take such action as may be required under the UTI Warrants to effectuate the foregoing, including execution and

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delivery prior to or at the Effective Time, of the UTI Energy Corp. Warrant
Assumption Agreement (the "Warrant Assumption Agreement"), in the form agreeable to the parties, to each holder of UTI Warrants.

     SECTION 5.9 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including, but not limited to, any filing under the Improvements Act, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of the respective outside legal counsel to UTI and PEC (which advice in each case need not constitute an opinion), that such action would cause a breach of that board of directors' fiduciary obligations under applicable law.

     SECTION 5.10 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, PEC and UTI will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

     SECTION 5.11 Indemnification; Directors and Officers Insurance. From and after the Effective Time, PEC agrees to indemnify and hold harmless all past and present officers and directors of UTI to the full extent such persons may be indemnified by UTI pursuant to UTI's Restated Certificate of Incorporation, as amended, and Bylaws for acts or omissions occurring at or prior to the Effective Time and shall promptly advance reasonable litigation expenses incurred by such officers and directors (the "Indemnified Party") in connection with investigating, preparing and defending any action arising out of such acts or omissions. In addition, PEC will provide for a period of not less than six years from the Effective Time, UTI's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided; however, that PEC shall not be required to pay an annual premium for the D&O Insurance in excess of two times the last annual premium paid by UTI prior to the date hereof, which annual premium UTI represents and warrants to have been $150,000 in the aggregate), but in such case shall purchase as much coverage as possible for such amount. If the Surviving Corporation or any of its successors or assigns (i) consolidated with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, which shall be financially responsible persons or entities, assume the obligations set forth in this Section 5.11. The provisions of this Section 5.11 are intended to be for the benefit of and shall be enforceable by, the parties hereto and each Indemnified Party and his or her heirs and representatives.

     SECTION 5.12 Employee Benefits. At the Effective Time, all UTI Benefit Plans, other than the UTI Stock Plans, the UTI Energy Corporation 401(k) Plan and any other qualified plan, shall terminate,
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and subject to all applicable laws, and all vested rights and benefits of such benefit plans and programs shall be distributed to the eligible recipients in accordance with the terms of such plans of UTI; with respect to the UTI Energy Corporation 401(k) Plan, the parties may elect prior to the Effective Time to freeze benefit accruals thereunder as of the Effective Time. The officers and employees of UTI who continue as employees of the PEC and its Subsidiaries, shall be provided with employee benefits under plans and programs which, in the aggregate, are no less favorable than those provided pursuant to the plans and programs of PEC and its Subsidiaries in effect on the date hereof for the benefit of all officers and employees of PEC or any of its Subsidiaries (including but not limited to stock option, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits). For purposes of eligibility to participate in and vesting in benefits provided to officers and employees, individuals who are officers and employees of UTI at the Effective Time who continue as employees of the Surviving Corporation, will be immediately eligible to participate in any qualified plan maintained and sponsored by PEC or its Subsidiaries and will be credited with vesting service for their years of service with UTI and its Subsidiaries and years of service with prior employers to the extent service with prior employers is taken into account under analogous plans of UTI. PEC and its Subsidiaries will take such actions as are necessary so that each employee of UTI who continues as an employee of PEC or one of its Subsidiaries shall not be subject to preexisting condition exclusions or waiting periods for welfare benefit plan coverages under any PEC Benefit Plan and shall receive full credit for any copayments and deductibles already incurred under a UTI Benefit Plan during the applicable year in which the Effective Time occurs.

     SECTION 5.13 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other antitakeover statute or regulation enacted under state or federal laws in the United States, including, without limitation,
Section 203 of the DGCA Code (each, a "Takeover Statute," and collectively, "Takeover Statutes"), is or may become applicable to the Merger, UTI or the transactions contemplated thereby, UTI and the members of the its Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby or thereby.

     SECTION 5.14 Tax Matters. (a) Each of PEC and UTI shall use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code , and neither UTI nor PEC (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, at or after the Effective Time) that would cause the Merger not to be so treated. PEC and UTI will furnish such certificates as may be reasonably requested by legal counsel to PEC and UTI in connection with the rendering of the opinions described in Sections 6.2(f) and 6.3(d).

     (b) The parties and their Subsidiaries will characterize the Merger as a reorganization with the meaning of Section 368(a)(1)(A) of the Code in all federal, state and local Tax Returns and other filings.

     SECTION 5.15 Registration Rights Relating to UTI Common Stock. Surviving Corporation shall assume the registration rights covering an equivalent number of shares of Surviving Corporation Common Stock relating to the 4,832,774 shares of UTI Common Stock (including the 121,500 shares of UTI Common Stock underlying the UTI Warrants) covered by the registration rights agreements to which UTI is a party as of the date of this Agreement (treating for that purpose UTI as the Issuer and UTI Common Stock as the Registrable Securities thereunder, and construing the other provisions thereof accordingly).

     SECTION 5.16 Letter of UTI's Accountants. UTI shall use its best efforts to cause to be delivered to PEC a letter of Ernst & Young LLP, UTI's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to PEC and UTI, in form and substance reasonably satisfactory to PEC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with UTI's efforts to obtain such letter, if requested by UTI, PEC shall provide a representation letter to Ernst & Young LLP complying with SAS 72, if then required.

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     SECTION 5.17  Letter of PEC's Accountants.  PEC shall use its best efforts to cause to be delivered to UTI a letter of PricewaterhouseCoopers L.L.P., PEC's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to UTI and PEC, in form and substance reasonably satisfactory to UTI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with PEC's efforts to obtain such letter, if requested by PEC, UTI shall provide a representation letter to PricewaterhouseCoopers L.L.P. complying with SAS 72, if then required.

     SECTION 5.18  Legal Conditions to Merger.

     (a) Except as otherwise provided herein, each of UTI, PEC will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of UTI and PEC will, and will cause its respective Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity or court required to be obtained or made by UTI, PEC or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including complying with any requests or orders made by the Justice Department or the Federal Trade Commission in connection with the Merger.

     (b) Each of the parties hereto shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act. Except as otherwise required by United States regulatory considerations, UTI will furnish to PEC copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "UTI HSR Documents") between UTI, or any of its respective representatives, on the one hand, and any governmental entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided; however, that (i) with respect to documents and other materials filed by or on behalf of UTI with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by PEC, copies will not be required to be provided to PEC and (ii) with respect to any UTI HSR Documents (A) that contain any information which, in the reasonable judgment of legal counsel to UTI, Fulbright & Jaworski L.L.P. should not be furnished to PEC because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (3)(1) of the HSR Act, the obligation of UTI to furnish any such UTI HSR Documents to PEC shall be satisfied by the delivery of such UTI HSR Documents on a confidential basis to Baker & Hostetler LLP, legal counsel to PEC, pursuant to a confidentiality agreement in form and substance reasonably satisfactory to PEC. Except as otherwise required by United States regulatory considerations, PEC will furnish to UTI copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "PEC HSR Documents")) between PEC or any of its representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (iii) with respect to documents and other materials filed by or on behalf of PEC with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by UTI, copies will not be required to be provided to UTI; and (iv) with respect to any PEC HSR Documents (A) that contain information which, in the reasonable judgment of Baker & Hostetler LLP, should not be furnished to UTI because of antitrust considerations or (B) relating to a request for additional information pursuant to Section (3)(1) of the HSR Act, the obligation of PEC to furnish any such PEC HSR Documents to UTI shall be satisfied by the delivery of such PEC HSR

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Documents on a confidential basis to Fulbright & Jaworski L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to UTI.

     (c) Nothing contained in this Agreement shall be construed so as to require PEC or the UTI, or any of their respective Subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any material assets or businesses of PEC, UTI or the Surviving Corporation (or to require PEC, UTI or any of their respective Subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.9 to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.18.

     SECTION 5.19 Third Party Standstill Agreements. During the period from the date of this Agreement through the effective time of the Merger, neither UTI, PEC nor any Subsidiaries of UTI or PEC to the extent the same involves a significant transaction involving UTI or PEC shall terminate, amend, modify or waive any provision of any standstill or similar agreement to which it is a party. During such period, UTI, PEC and any Subsidiaries of UTI, or PEC shall enforce to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreement and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. The Merger shall have been adopted by the affirmative vote of the holders not less than a majority of the outstanding shares of UTI Common Stock, and the Agreement and the Charter Amendment shall have been adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of PEC Common Stock.

          (b) Nasdaq National Market Listing. The Surviving Corporation Common Stock issuable in the Merger and pursuant to the Substituted Options and Substituted Warrants shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

          (c) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (d) S-4 Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

          (e) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or the transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

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     SECTION 6.2  Conditions to Obligations of UTI.  The obligation of UTI to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions; provided that UTI may waive any of such conditions in its sole discretion:

          (a) Performance of Agreements and Covenants. PEC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and UTI shall have received a certificate signed on behalf of PEC by appropriate officers of PEC to such effect.

          (b) Representations and Warranties. Each of the representations and warranties of PEC contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date, and UTI shall have received a certificate signed on behalf of PEC by appropriate officers of PEC to such effect.

          (c) Third-Party Consents. All required authorizations, consents or approvals of any third party (other than a governmental entity), the failure to obtain which would have a Material Adverse Effect on PEC (assuming the Merger had taken place), shall have been obtained.

          (d) The Stock Option Assumption Agreements referred to in Section 5.7 shall have been executed and delivered by the PEC.

          (e) The Warrant Assumption Agreements referred to in Section 5.8 shall have been executed and delivered by PEC.

          (f) Tax Opinion of Fulbright & Jaworski L.L.P. UTI shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to UTI, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in
     Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations of fact contained in certificates of UTI and PEC.

          (g) Opinion of Baker & Hostetler LLP. UTI shall have received an opinion from Baker & Hostetler LLP, counsel to PEC, dated the Effective Time, substantially to the effect that:

             (i) The incorporation, existence and good standing of PEC are as stated in this Agreement; the authorized shares of PEC are as stated in this Agreement; all outstanding shares of Surviving Corporation Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

             (ii) PEC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid authorization, execution and delivery by UTI) constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

             (iii) PEC has full corporate power and authority to execute, deliver and perform each of the Stock Option Assumption Agreements and each of the Warrant Assumption Agreements and each such Stock Option Assumption Agreement and Warrant Assumption Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by the other party to such Stock Option Assumption Agreement and Warrant Assumption Agreement) each constitutes the legal, valid and binding agreement of PEC,
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

        enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

             (iv) The execution and performance by PEC of this Agreement and the various Stock Option Assumption Agreements and Warrant Assumption Agreements will not violate the Restated Certificate of Incorporation, as amended, or Bylaws of PEC and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC is a party or by which it or any of its properties or assets may be bound.

             (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC for the consummation of the transactions contemplated by this Agreement, the Stock Option Assumption Agreements or the Warrant Assumption Agreements.

             (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting PEC or its Subsidiaries by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

             (vii) (A) At the time the S-4 Registration Statement became effective, the S-4 Registration Statement and the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

                (B) In the course of the preparation of the S-4 Registration Statement and the Joint Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of UTI and PEC, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 Registration Statement and the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 Registration Statement or the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of UTI and PEC. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 Registration Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by UTI, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

             (viii) The shares of PEC Common Stock to be issued pursuant to this Agreement, and any shares of Surviving Corporation Common Stock issuable upon exercise of the Substituted Options or Substituted Warrants will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder.

             (ix) The shares of PEC Common Stock included in the S-4 Registration Statement and the shares of Surviving Corporation Common Stock issuable upon exercise of the Substituted Options and Substituted Warrants have been listed on the Nasdaq National Market subject to official notice of issuance.

        In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

          (h) PEC Board of Directors. PEC's Board of Directors shall have taken all necessary and appropriate actions to cause the number of directors comprising the full Board of Directors of PEC at the Effective Time to be increased by 4 and the vacancies thus created to be filled at the Effective Time by the election of 5 new directors, each of whom shall have been designated by UTI prior to the Effective Time.

     SECTION 6.3 Conditions to Obligations of PEC. The obligations of PEC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

          (a) Performance of Agreements and Covenants. UTI shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and PEC shall have received a certificate signed on behalf of UTI by appropriate officers of UTI to such effect.

          (b) Each of the representations and warranties of UTI contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as if made on and as of such date, and PEC shall have received a certificate signed on behalf of UTI by appropriate officers of UTI to such effect.

          (c) Third-Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on PEC (assuming the Merger had taken place), shall have been obtained.

          (d) Tax Opinion of Baker & Hostetler LLP. PEC shall have received the opinion of Baker & Hostetler LLP, counsel to the PEC, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations of fact contained in certificates of UTI and PEC.

          (e) Opinion of Fulbright & Jaworski L.L.P. PEC shall have received an opinion of counsel from Fulbright & Jaworski L.L.P., counsel to UTI, dated the Effective Time, substantially to the effect that:

             (i) The incorporation, existence, and good standing of UTI are as stated in this Agreement; the authorized shares of UTI Common Stock are as stated in this Agreement; all outstanding shares of UTI Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders. (ii) UTI has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by UTI, and (assuming the due and valid authorization, execution and delivery by PEC and Sub) constitutes the legal, valid and binding agreement of UTI enforceable against UTI in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

             (iii) The execution and performance by UTI of this Agreement will not violate the Restated Certificate of Incorporation, as amended, or Bylaws of UTI and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which UTI is a party or to which they or any of their properties or assets may be bound.

             (iv) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting UTI, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

             (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of UTI for consummation of the transactions contemplated by this Agreement.

             (vi) (A) At the time the S-4 Registration Statement became effective, the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by PEC or UTI as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Exchange Act.

                (B) In the course of the preparation of the Joint Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of UTI and PEC, including their respective counsel and independent public accountants, during the course of which the contents of the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of UTI and PEC. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by or PEC, as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by PEC or Sub, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, counsel for UTI may rely as to matters of fact upon the representations of officers of UTI contained in any certificate delivered to such counsel and certificates of public officials.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of UTI and PEC referred to in Section 5.1(a) and (b), by mutual written consent of UTI and PEC by action of their respective Boards of Directors.

     SECTION 7.2 Termination by Either PEC or UTI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either PEC or UTI if (i) the Merger shall not have been consummated by June 30, 2001, whether such date is before or after the date of approval by the stockholders of UTI or PEC (the "Termination Date"); provided, however, that if either PEC or UTI determines that additional time is necessary in connection with obtaining any governmental consents, the Termination Date may be extended by PEC or UTI from time to time by written notice to the other party to a date not beyond August 31, 2001, (ii) the approval of UTI's stockholders required by Section 5.1(a) shall not have been obtained at the UTI Stockholder Meeting or at any adjournment or postponement thereof, (iii) the approval of PEC's stockholders as required by Section 5.1(b) shall not have been obtained at the PEC Stockholder Meeting or at any adjournment or postponement thereof or (iv) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of UTI or PEC); provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     SECTION 7.3 Termination by UTI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of UTI referred to in Section 5.1(a), by action of the Board of Directors of UTI:

          (a) if (i) UTI is not in material breach of Section 4.2, (ii) the Merger shall not have been approved by the stockholders of UTI at the UTI Stockholder Meeting, (iii) the Board of Directors of UTI authorizes UTI, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and UTI notifies PEC in writing that it intends to enter into such an agreement attaching the most current version of such agreement to such notice, (iv) PEC does not make, within five business days of receipt of UTI's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of UTI determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of UTI as the Superior Proposal and (v) if so requested in writing by PEC prior to UTI's termination pursuant to this
     Section 7.3(a), UTI, prior to such termination, pays to PEC in immediately available funds the fees required to be paid pursuant to Section 7.5(b). UTI agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the notice to PEC required thereby and (y) to notify PEC promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

          (b) if there is a breach by PEC of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.2(a) or (b) to be incapable of being satisfied; or

          (c) if (i) the Merger shall not have been approved by the stockholders of PEC at the PEC Stockholder Meeting, (ii) UTI is not in material breach of Section 4.2, (iii) UTI has not entered into a binding agreement for a Superior Proposal or the Board of Directors of UTI shall not have withdrawn or adversely modified its approved or recommended action of this Agreement or failed to confirm its recommendation of this Agreement or the Merger within five business days after a written request by PEC to do so, and (iv) UTI is not in breach of any representations, warranties or covenants contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.3(a) or (b) to be incapable of being satisfied.

     SECTION 7.4 Termination by PEC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of PEC at the PEC Stockholder Meeting, by action of the Board of Directors of PEC:

          (a) if (i) PEC is not in material breach of Section 4.3, (ii) the Merger shall not have been approved by the stockholders of PEC at the PEC Stockholder Meeting, (iii) the Board of Directors of PEC authorizes PEC, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and PEC notifies UTI in writing that it intends to enter into such an agreement attaching the most current version of such agreement to such notice, (iv) UTI does not make, within five business days of receipt to PEC's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of PEC determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of PEC as the Superior Proposal, and (v) if so requested in writing by UTI prior to PEC's termination pursuant to this
     Section 7.4(a), PEC, prior to termination, pays to UTI in immediately available funds the fees required to be paid pursuant to Section 7.5(c). PEC agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth business day after it has provided the notice to UTI required thereby and (y) to notify UTI promptly of its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

          (b) if there is a breach by UTI of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.3(a) or (b) to be incapable of being satisfied; or

          (c) if (i) the Merger shall not have been approved by the stockholders of UTI at the UTI Stockholder Meeting, (ii) PEC is not in material breach of Section 4.3, (iii) PEC has not entered into a binding agreement for a Superior Proposal or the Board of Directors of PEC shall not have withdrawn or adversely modified its approved or recommended action of this Agreement or failed to confirm its recommendation of this Agreement or the Merger within five business days after a written request by UTI to do so, and (iv) PEC is not in breach of any representations, warranties or covenants contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.2(a) or (b) to be incapable of being satisfied.

     SECTION 7.5  Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement (other than as set forth in Section 8.1) shall become void and of no effect with no liability on the party of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or grossly negligent breach of this Agreement.

     (b) In the event that (i) a UTI Acquisition Proposal shall have been made to UTI or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a UTI Acquisition Proposal with respect to UTI or any of its Subsidiaries and thereafter this Agreement is terminated by either PEC or UTI pursuant to Section 7.2(ii), or (ii) this Agreement is terminated by UTI pursuant to Section 7.3(a), then UTI shall promptly, but in no event later than two days after the date PEC makes a written request for payment, pay PEC a termination fee of $32,500,000 and shall promptly, but in no event later than two days after being notified of such by PEC, pay to PEC an amount equal to all of the charges and expenses incurred by PEC in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $2,500,000, in each case payable by wire transfer of same day funds.

     (c) In the event that (i) a PEC Acquisition Proposal shall have been made to PEC or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a PEC Acquisition Proposal with respect to PEC or any of its Subsidiaries and thereafter this Agreement is terminated by either UTI or PEC pursuant to Section 7.2(iii), or (ii) this Agreement is terminated by PEC pursuant to Section 7.4(a), then PEC shall promptly, but in no event later than two days after the date UTI makes a written request for payment, pay UTI a termination fee of $32,500,000 and shall promptly, but in no event later than two days after being notified of such by UTI, pay to UTI an amount equal to all of the charges and expenses incurred by UTI in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $2,500,000, in each case payable by wire transfer of same day funds.

     (d) In the event that this Agreement is terminated by UTI pursuant to
Section 7.3 (c), then PEC shall promptly, but in no event later that two days after the date UTI makes a written request for payment, pay UTI a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified as such by UTI, pay to UTI an amount equal to all of the out of pocket charges and expenses incurred by UTI in connection with this Agreement and the transactions contemplated for this Agreement up to a maximum of $2,500,000 in each case payable by wire transfer.

     (e) In the event that this Agreement is terminated by PEC pursuant to
Section 7.4 (c), then UTI shall promptly, but in no event later that two days after the date PEC makes a written request for payment, pay PEC a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified as such by PEC, pay to PEC an amount equal to all of the out of pocket charges and expenses incurred by PEC in connection with this Agreement and the transactions contemplated for this Agreement up to a maximum of $2,500,000 in each case payable by wire transfer.

     (f) UTI and PEC each acknowledge that the agreements contained in Sections 7.5(b), (c), (d) and (e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, UTI and PEC would not enter into this Agreement; accordingly, if UTI fails to promptly pay the amount due pursuant to Section 7.5(b) or (e), or PEC fails to promptly pay the amount due pursuant to Section 7.5(c) or (d) and, in order to obtain such payment, PEC or UTI, as the case may be, commences a suit which results in a judgment against PEC or UTI, as the case may be, for the fee set forth in this Section 7.5, UTI shall pay to PEC or PEC shall pay to UTI, as the case may be, its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Wells Fargo Bank in effect from time to time during such period plus two percent.

     SECTION 7.6 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of UTI or PEC, but, after any such approval by stockholders of UTI, no amendment shall be made which changes the Exchange Ratio as provided in Section 1.7 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.7 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Survival. This Article VIII and the agreements of UTI and PEC contained in Section 5.7 (UTI Stock Options; UTI Stock Plans); Section 5.8 (UTI Warrants); Section 5.11 (Indemnification; Directors and Officers Insurance);
Section 5.12 (Employee Benefits) and Section 5.15 (Registration Rights Relating to UTI Common Stock) shall survive consummation of the Merger. This Article VIII, Section 5.6 (Expenses) and Section 7.5 (Effect of Termination and Abandonment) shall survive termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive consummation of the Merger or termination of this Agreement.

     SECTION 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) or sent by registered or certified mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to PEC, to

           Patterson Energy, Inc.
           4510 Lamesa Highway
           P.O. Box 1416
           Snyder, Texas 79550
           Attention: Cloyce A. Talbott
                      Chairman and Chief Executive Officer

        with copies to:

           Thomas H. Maxfield, Esq.
           Baker & Hostetler LLP
           303 East 17th Avenue, Suite 1100
           Denver, Colorado 80203-1264

        (b) if to UTI, to

           UTI Energy Corp.
           1600 Greenpoint Park, Suite 225N
           Houston, Texas 77060
           Attention: Vaughn E. Drum
                      President and Chief Executive Officer

        with copies to:

           Michael Conlon, Esq.
           Fulbright & Jaworski L.L.P.
           1301 McKinney
           Suite 5100
           Houston, TX 77010-3095

     SECTION 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, (including any exhibits hereto) the PEC Disclosure Schedule, the UTI Disclosure Schedule and the Confidentiality Agreement dated as of the date of this Agreement between PEC and UTI, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Section 5.11 (Indemnification; Directors and Officers Insurance) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that attorneys for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 6.2(b) and 6.3(b).

     SECTION 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 8.9 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.10 Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas or any court of the State of Delaware in any action, suit or proceeding arising from or in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     IN WITNESS WHEREOF, PEC and UTI have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                            PATTERSON ENERGY, INC.

                                            By:    /s/ CLOYCE A. TALBOTT
                                              ----------------------------------
                                                      Cloyce A. Talbott
                                                 Chairman and Chief Executive
                                                            Officer

                                            UTI ENERGY CORP.

                                            By:
                                              ----------------------------------
                                                        Vaughn E. Drum
                                                President and Chief Executive
                                                            Officer

     IN WITNESS WHEREOF, PEC and UTI have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                            PATTERSON ENERGY, INC.

                                            By:
                                              ----------------------------------
                                                      Cloyce A. Talbott
                                                 Chairman and Chief Executive
                                                            Officer

                                            UTI ENERGY CORP.

                                            By:     /s/ VAUGHN E. DRUM
                                              ----------------------------------
                                                        Vaughn E. Drum
                                                President and Chief Executive
                                                            Officer

                                                                    EXHIBIT I(A)

Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of UTI Energy Corp., a Delaware corporation ("UTI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001(the "Merger Agreement"). UTI will be merged with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), in consideration of Surviving Corporation Common Stock (as hereinafter defined), with PEC as the surviving corporation (the "Surviving Corporation").

     As used herein, "UTI Common Stock" means the Common Stock, par value $0.001 per share, of UTI and "Surviving Corporation Common Stock" means the Common Stock, par value $0.01 per share, of PEC.

     I represent, warrant, and covenant to PEC that in the event I receive any Surviving Corporation Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Securities Act.

          B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for Surviving Corporation.

          C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of UTI, I may be deemed to be an affiliate of UTI, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Surviving Corporation such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that Surviving Corporation is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Surviving Corporation's transfer agent with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for any Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

                "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of February 4, 2001, between the registered holder hereof and the issuer of this certificate, a copy of which
                                   A-EXH I(A)-1
           agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

          F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferred:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Surviving Corporation, to the effect that such legend is not required for purposes of the Securities Act.

     I understand that (a) Surviving Corporation will supply me with any information necessary to enable me to make routine sales of any Surviving Corporation Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) Surviving Corporation will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by Surviving Corporation of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Surviving Corporation Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Surviving Corporation shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Surviving Corporation is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning Surviving Corporation required by Rule 144(c)(2).

                                   A-EXH I(A)-2

     I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by PEC and the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Surviving Corporation will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                            Very truly yours,

                                            By:
                                              ----------------------------------

                                            Name:

Accepted this      day of
February, 2001

                                            UTI ENERGY CORP.

                                            By:
                                              ----------------------------------

                                            Its:
                                              ----------------------------------

                                            PATTERSON ENERGY, INC.

                                            By:
                                              ----------------------------------

                                            Its:
                                              ----------------------------------

                                   A-EXH I(A)-3

                                                                    EXHIBIT I(B)

Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Patterson Energy, Inc., Delaware corporation ("PEC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001 (the "Merger Agreement"), UTI Energy Corp. ("UTI"), a Delaware corporation, will be merged (the "Merger") with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), in consideration of Surviving Corporation Common Stock (as hereinafter defined) with PEC as the Surviving Corporation (the "Surviving Corporation").

     As used herein, "Surviving Corporation Common Stock" means the Common Stock, par value $0.01 per share, of Surviving Corporation.

     I represent, warrant, and covenant to PEC that in the event I receive any Surviving Corporation Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Securities Act.

          B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for PEC.

          C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of UTI, I may be deemed to be an affiliate of PEC, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Surviving Corporation such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that Surviving Corporation is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Surviving Corporation's transfer agent with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for any Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of February 4, 2001, between the registered holder hereof and the issuer of this certificate, a copy of which

                                   A-EXH I(B)-1
           agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

          F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, PEC reserves the right to put the following legend on the certificates issued to my transferred:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Surviving Corporation, to the effect that such legend is not required for purposes of the Securities Act.

     I understand that (a) Surviving Corporation will supply me with any information necessary to enable me to make routine sales of any Surviving Corporation Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) PEC will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by Surviving Corporation of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Surviving Corporation Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Surviving Corporation shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Surviving Corporation is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning PEC required by Rule 144(c)(2).

                                   A-EXH I(B)-2

     I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares of PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Surviving Corporation will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as "pooling of interests," and I agree that, if PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                            Very truly yours,

                                            By:
                                              ----------------------------------

                                            Name:

Accepted this      day of
February, 2001.

                                            PATTERSON ENERGY, INC.

                                            By:
                                              ----------------------------------

                                            Its:
                                              ----------------------------------

                                   A-EXH I(B)-3

                                                                      EXHIBIT II

                             PATTERSON ENERGY, INC.

               UTI ENERGY CORP. STOCK OPTION ASSUMPTION AGREEMENT

     AGREEMENT, dated as of             , 2001 (this "Agreement"), between
Patterson Energy, Inc., a Delaware corporation ("PEI"), and           , an
individual ("Participant").

                                   RECITALS:

     UTI Energy Corp.("UTI") and Participant have entered into one or more stock option agreements ("UTI Option Agreement") relating to options ("Options") granted to Participant under the UTI Stock Plans (as defined in the Merger Agreement hereinafter defined) pursuant to which Participant is presently
entitled to purchase up to      shares of Common Stock of UTI as shown in the
schedule attached to this Agreement.

     UTI and PEI , have entered into an Agreement and Plan of Merger dated as of
February   , 2001 (the "Merger Agreement"), pursuant to which UTI will merge with and into PEI in consideration to the UTI stockholders of shares of PEI Common Stock (the "Merger"). Pursuant to Section 5.7 of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, all options to acquire shares of UTI Common Stock outstanding immediately before the Effective Time shall be assumed by PEI.

     By this Agreement, the parties desire to confirm the assumption contemplated by Section 5.7 of the Merger Agreement as it relates to Options granted under the UTI Stock Plans.

                                   AGREEMENT

     PEI and Participant agree as follows:

     1. Assumption of Option. By this Agreement, PEI assumes, and Participant agrees to the assumption by PEI of, all of the obligations of UTI to Participant under the UTI Option Agreement except that:

          (a) Each reference therein to "shares" shall mean shares of PEI Common Stock, $0.01 par value per share;

          (b) Each reference therein to a number of shares shall be a reference to a number of shares determined by multiplying such number by 1.0 (the "Exchange Ratio");

          (c) Each reference therein to an exercise price per share shall be a reference to a price determined by dividing the exchange price in the UTI Option Agreement by the Exchange Ratio; and

          (d) Each reference therein to the Committee shall mean the Compensation Committee of the Board of Directors of PEI.

     (The results of the computations in (b) and (c) above as applied to the Participant's Options presently outstanding under the UTI Stock Plans appear in the Schedule to this Agreement.)

     2. UTI Stock Plans. By this Agreement, PEI assumes the UTI Stock Plans subject to the provisions of Section 1 above.

     3. Recognition of Vesting, Exercises and Lapses. PEI acknowledges that upon assumption the Options will have the same terms and conditions as were applicable under the Options after giving effect to any existing provision in such Options or applicable UTI Stock Plans that provides for the automatic acceleration of vesting upon consummation of the Merger and a change in control of UTI, and Participant acknowledges that any lapses or exercises of Options thereunder to date shall be recognized.
                                    A-EXH II-1

     4. Registration. Promptly following the date hereof, PEI will file a Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission covering the Options being assumed hereunder by PEI and agrees to thereafter file a "reoffer prospectus" within the meaning of Instruction C-1 to Form S-8 with a Post-Effective Amendment to such Registration Statement if necessary in order to permit the reoffer or resale by Participant of PEI Common Stock acquired upon exercise of the Options.

     5. Miscellaneous. This Agreement shall be construed in accordance with the laws of the State of Texas. Except as required to give effect to this Agreement, PEI and Participant confirm the terms of the UTI Option Agreements.

     IN WITNESS WHEREOF, PEI and Participant have caused this Agreement to be signed as of the date first above written.

                                            PATTERSON ENERGY, INC.

                                            By:
                                              ----------------------------------
                                            Name:

                                            ------------------------------------
                                            Participant

                                    A-EXH II-2

                                  SCHEDULE TO

                         UTI ENERGY CORP. STOCK OPTION
                 ASSUMPTION AGREEMENT DATED             , 2001,
                                BETWEEN PEI AND

                             ---------------------

                                                                                                 OPTIONS ON PEI
                                OPTIONS ON UTI COMMON STOCK                                       COMMON STOCK
-------------------------------------------------------------------------------------------   --------------------
                                                         NO. OF                   NO. OF        NO. OF
                                                         SHARES                   SHARES        SHARES
                                               TERM    UNDERLYING   PRICE AT   AVAILABLE AS   UNDERLYING
                                     DATE       OF      OPTIONS      WHICH          OF         OPTIONS
NAME OF PLAN                       GRANTED    OPTION    GRANTED     GRANTED       / /01        ASSUMED      PRICE
------------                       --------   ------   ----------   --------   ------------   ----------   -------
                                                                    $                                      $
                                                                    -------                                -------

                                    A-EXH II-3

                              LEHMAN BROTHERS LOGO

                                                                         ANNEX B

February 4, 2001

Board of Directors
UTI Energy Corp.
16800 Greenspoint Park, Suite 225N
Houston, Texas 77060

Members of the Board:

     We understand that UTI Energy Corp. (the "Company") and Patterson Energy, Inc. ("Patterson") are considering entering into a transaction pursuant to which, among other things, (i) the Company will merge with and into Patterson, with Patterson being the surviving corporation (the "Merger"); and (ii) upon the effectiveness of the Merger, each share of common stock of the Company issued and outstanding prior to the Merger will be converted into the right to receive one share of the common stock of Patterson (the "Exchange Ratio"). The terms and conditions of the Merger are set forth in more detail in an Agreement and Plan of Merger to be entered into between the Company and Patterson (the "Agreement").

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger. In addition, in arriving at our opinion, at the direction of the Company, we have had limited opportunity to conduct due diligence on the Company and Patterson and, as further described below, our opinion therefore was necessarily based primarily upon publicly available information.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Merger (including with respect to corporate governance of the combined company); (2) publicly available information concerning the Company and Patterson that we believe to be relevant to our analysis, including Annual Reports on Form 10-K for the fiscal year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2000; (3) a trading history of the common stock of each of the Company and Patterson from February 2, 2000 to the present and a comparison of these trading histories with each other and with those of other companies that we deemed relevant; (4) a comparison of the historical financial results and present financial condition of each of the Company and Patterson with each other and with those of other companies that we deemed relevant; (5) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; (6) estimates of third party research analysts with respect to the future financial performance of each of the Company and Patterson; and (7) the relative contributions of the Company and Patterson to the historical and future financial performance of the combined company on a pro forma basis. In addition, we have had discussions with the management of each of the Company and Patterson concerning their respective businesses, operations, assets, financial condition and prospects and concerning the strategic benefits expected to result from the Merger and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of each of the Company and Patterson that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In arriving at our opinion, we did not review financial projections of the Company or Patterson prepared by management of the Company or Patterson. Based upon advice of the Company, we have assumed that the published estimates of third party research analysts are a reasonable basis upon which to evaluate the future financial performance of each of the Company and Patterson on a comparative basis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Upon advice of the Company and its legal and accounting advisors, we have assumed that the Merger will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company in the Merger is fair to such stockholders.

     The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and Patterson for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

                                            Very truly yours,

                                            LEHMAN BROTHERS

LEHMAN BROTHERS WATERMARK

                                                                         ANNEX C

[MERRILL LYNCH LOGO]

February 4, 2001

Board of Directors
Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas 79550

Members of the Board of Directors:

     UTI Energy Corp. (the "Company") and Patterson Energy, Inc. (the "Acquiror") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 4, 2001 (the "Agreement") pursuant to which the Company will be merged with the Acquiror in a merger (the "Merger"). As a result of the Merger, each issued and outstanding share of the Company's common stock, par value $0.001 per share, (the "Company Shares") will be converted into the right to receive 1.000 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $0.01 per share (the "Acquiror Shares"). The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant including (a) Annual Reports on Form 10-K and related audited financial statements for the three years ended Dec. 31, 1999 and (b) Quarterly Reports on Form 10-Q and related unaudited financial statements for the quarterly periods ending March 31, 2000, June 30, 2000 and September 30, 2000;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, as well as the amount of the cost savings and related expenses and synergies expected to result from the merger (the "Expected Synergies") furnished to us by the Acquiror;

          (3) Conducted discussions with members of senior management of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

          (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

          (7) Reviewed the potential pro forma impact of the Merger on the Acquiror;

          (8) Reviewed a draft dated February 4, 2001 of the Agreement; and

[MERRILL LYNCH LOGO]

          (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgement of the Company's or the Acquiror's managements as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Synergies. We have made no independent investigation of any legal matters and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Merger. We have also assumed that the final form of the Agreement will be substantially similar to the February 4 draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we may actively trade the securities of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Merger and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Merger or any matter related thereto. We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror and its shareholders.

                                            Very truly yours,

                                            MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                                                         ANNEX D

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             PATTERSON ENERGY, INC.

     Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following amendment to its Certificate of Incorporation:

     FIRST: The name of the Corporation is PATTERSON ENERGY, INC.

     SECOND: The following amendment to the Restated Certificate of Incorporation was adopted by a vote of the stockholders sufficient for approval
effective on             , 2001, in the manner prescribed by the General
Corporation Law of the State of Delaware:

     Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

        FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is two hundred one million (201,000,000) shares, of which two hundred million (200,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share. The shares of such classes of stock shall have the following express terms:

     SECTION 1. PREFERRED STOCK

     1.1 Authority of the Board of Directors to Create Series. The Board of Directors is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the General Corporation Law of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including, but not limited to, the following:

          (a) the designation of such series, which may be by distinguishing number, letter, or title;

          (b) the rate or rates at which shares of such series shall be entitled to receive dividends; the periods in respect of which dividends are payable; the conditions upon, and times of payment of, such dividends; the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

          (c) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

          (d) the right, if any, of the Corporation to redeem shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner, or other circumstances of such redemption), and the manner, effect, and other terms and conditions of any such redemption;

          (e) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed, or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

          (f) the voting rights, if any, which, if granted, may be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

          (g) the right, if any, to exchange or convert the shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Corporation or the securities of any other corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

          (h) the other special powers, preferences, or rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

     1.2 Status of Certain Shares. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

     SECTION 2. COMMON STOCK

     2.1 Issuance, Consideration, and Terms. Any unissued shares of the Common Stock may be issued from time to time for such consideration, having a value of not less than the par value thereof, as may be fixed from time to time by the Board of Directors. Any treasury shares may be disposed of for such consideration as may be determined from time to time by the Board of Directors. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be of equal rank and shall be identical to every other share of Common Stock. Holders of Common Stock shall have such rights as are provided herein and by law.

     2.2 Voting Rights. Except as expressly required by law or as provided in or fixed and determined pursuant to Section 1 of this Article FOURTH, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

     2.3 Dividends. Subject to Section 1 of this Article FOURTH, the holders of Common Stock shall be entitled to receive, and shall share equally share for share, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property, or in securities of the Corporation.

     THIRD: The Amendment does not provide for the exchange, reclassification or cancellation of issued shares.

     FOURTH: The Amendment does not effect a change in the amount of stated capital.

ATTEST:

------------------------------------------------------
                         Jonathan D. Nelson, Secretary
PATTERSON ENERGY, INC.

------------------------------------------------------
                         A. Glenn Patterson, President

Dated:             , 2001.

     Each of the undersigned, A. Glenn Patterson, the President of the Corporation, and Jonathan D. Nelson, the Secretary of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.

                                            ------------------------------------
                                               A. Glenn Patterson, President

                                            ------------------------------------
                                               Jonathan D. Nelson, Secretary

                                                                         ANNEX E

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             PATTERSON ENERGY, INC.

     Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following amendment to its Certificate of Incorporation:

     FIRST: The name of the Corporation is PATTERSON ENERGY, INC.

     SECOND: The following amendment to the Restated Certificate of Incorporation was adopted by a vote of the stockholders sufficient for approval
effective on             , 2001, in the manner prescribed by the General
Corporation Law of the State of Delaware:

     Article FIRST of the Certificate of Incorporation is amended to read in its entirety as follows:

        FIRST:  The name of the Corporation is Patterson-UTI Energy,
        Inc.

     THIRD: The Amendment does not provide for the exchange, reclassification or cancellation of issued shares.

     FOURTH: The Amendment does not effect a change in the amount of stated capital.

                       ATTEST:                                        PATTERSON ENERGY, INC.

-----------------------------------------------------  -----------------------------------------------------
            Jonathan D. Nelson, Secretary                          A. Glenn Patterson, President

Dated:             , 2001.

     Each of the undersigned, A. Glenn Patterson, the President of the Corporation, and Jonathan D. Nelson, the Secretary of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.

                                            ------------------------------------
                                               A. Glenn Patterson, President

                                            ------------------------------------
                                               Jonathan D. Nelson, Secretary

                                                                         ANNEX F

                                UTI ENERGY CORP.

                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information provided by the Company to the public and governmental and regulatory bodies, the Company's systems of internal accounting, the Company's financial controls, and the annual independent audit of the Company's financial statement.

     In discharging its role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel to the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; and, accordingly, the independent auditors are ultimately accountable to the Board through the Committee.

                                   MEMBERSHIP

     The Committee will be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange. Accordingly, on or before June 2001, members will be independent outside directors who, in the judgment of the Board, are financially literate or who can become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

                              KEY RESPONSIBILITIES

     The Committee's job is one of review and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management and the independent auditors have more time, knowledge, and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     The following functions will be the common recurring activities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee will review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the independent auditors the matters remaining to be discussed by Statement of Auditing Standards No. 61, as it may be modified or supplemented.

     - As a whole or through the Committee chair, the Committee will review with the independent auditors the Company's interim financial results.

     - The Committee will discuss with management and independent auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

      - Obtain from the independent auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Number 1;

      - Discuss with the independent auditors any such disclosed relationships and their impact on the auditors' objectivity and independence; and

      - Recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

     - The Committee and the Board will have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent auditors.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.

                                                                         ANNEX G

                             PATTERSON ENERGY, INC.

                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                    CHARTER

PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

     - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

     1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

     2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  INDEPENDENT ACCOUNTANTS

     4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     5.  Oversee independence of the accountants by:

        - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

        - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

        - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

     6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  FINANCIAL REPORTING PROCESS

     7. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     9. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

     10. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  LEGAL COMPLIANCE/GENERAL

     11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     12. Report through its Chairperson to the Board following meetings of the Audit Committee.

     13. Maintain minutes or other records of meetings and activities of the Audit Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor.